Filed Pursuant to Rule 424(b)(5)

Registration No. 333-254448

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated APRIL 13, 2021

Preliminary Prospectus Supplement

(to Prospectus dated March 18, 2021)

BALLY’S CORPORATION

5,000,000              % Tangible Equity Units

We are offering 5,000,000               % tangible equity units, or “Units.” Each Unit has a stated amount of $50.00. Each Unit is comprised of (1) a prepaid stock purchase contract issued by us and (2) a senior amortizing note due April 15, 2024 issued by us. Each amortizing note will have an initial principal amount of $         and a final installment payment date of April 15, 2024.

Unless redeemed by us or settled earlier at your option or at our option as described herein, on April 15, 2024 (subject to postponement in certain limited circumstances), each purchase contract will automatically settle, and we will deliver a number of shares of our common stock, par value $0.01 per share, per purchase contract based on the applicable market value (as defined herein) of our common stock as set forth below:

•	if the applicable market value is greater than the threshold appreciation price, which is approximately $ , you will receive shares per purchase contract;

•	if the applicable market value is greater than or equal to the reference price, which is approximately $ , but less than or equal to the threshold appreciation price, you will receive a number of shares per purchase contract having a value, based on the applicable market value, equal to $50.00; and

•	if the applicable market value is less than the reference price, you will receive shares per purchase contract.

At any time prior to the second scheduled trading day immediately preceding April 15, 2024, you may settle your purchase contracts early, and we will        deliver shares of our common stock per purchase contract (subject to adjustment). In addition, if a “fundamental change” (as defined herein) occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our common stock per purchase contract equal to the fundamental change early settlement rate, as described herein. We may elect to settle all, but not less than all, outstanding purchase contracts prior to April 15, 2024 at the “early mandatory settlement rate” (as defined herein). If the closing of the Combination (as defined herein) has not occurred on or prior to the Long Stop Date (as defined herein), or if, prior to such date, the Combination is terminated (the date of such termination the “Termination Date” and either event “Combination Termination”), we may elect to settle all, but not less than all, outstanding purchase contracts at the “combination redemption rate” (as defined herein), by delivering notice to all holders during the five business day period immediately following the earlier of (1) the Long Stop Date or (2) the Termination Date, as applicable.

The amortizing notes will pay you equal quarterly cash installments of $          per amortizing note, which cash payment in the aggregate will be equivalent to      % per year with respect to each $50.00 stated amount of Units. The amortizing notes are our direct, unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. If we elect to redeem the purchase contracts or to settle the purchase contracts early, you will have the right to require us to repurchase your amortizing notes.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BALY.” On April 9, 2021, the closing sale price of our common stock on the NYSE was $61.70 per share. We have applied to list the Units on the NYSE under the symbol “BALX,” subject to satisfaction of its minimum listing standards with respect to the Units. If the Units are approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued.

On April 12, 2021, we announced an offer pursuant to a United Kingdom (“UK”) scheme of arrangement to combine with Gamesys Group plc, a UK company (“Gamesys”). Pursuant to the terms of the offer and subject to the satisfaction or waiver of specified conditions, an indirect wholly owned subsidiary of Bally’s will acquire all of the outstanding shares of Gamesys (the “Combination” and the resulting company the “Combined Group”).

We intend to use the net proceeds from this offering of our Units (including any net proceeds resulting from the underwriters’ exercise of their option), together with the net proceeds of the Common Stock Offering (as defined below), to partially fund the cash portion of the purchase price of our announced Combination with Gamesys. Upon the consummation of this offering, all or substantially all of the net proceeds may be placed in an escrow account with one of the banks that have committed to finance the Combination to reduce such financing commitments. If the Combination is terminated, lapses or is withdrawn for any reason prior to the consummation of the Combination, the amount in escrow will be released to us and, after payment of any cash redemption amount and/or repurchase price (each as defined below), used for general corporate purposes, as described under “Use of Proceeds.” This offering of Units is not contingent on the consummation of the Combination or the Common Stock Offering, and the consummation of the Combination is not contingent on the consummation of this offering or the Common Stock Offering and, as a result, it is possible that this offering of Units occurs and the Combination or the Common Stock Offering does not occur and vice versa, and we cannot give you any assurance that the Combination will be consummated on the terms described herein or the time frame contemplated herein, if at all.

Concurrently with this offering of Units, we are offering            shares of our common stock (the “Common Stock Offering”). The completion of this Units offering is not contingent on the completion of the Common Stock Offering, and the completion of the Common Stock Offering is not contingent on the completion of this Units offering. Neither this offering nor the Common Stock Offering is contingent on the completion of the Combination or any debt financing. If the Combination is not consummated, we intend to use the net proceeds from this offering, after payment of any cash redemption amount and/or repurchase price, for general corporate purposes, as described under “Use of Proceeds.”

Investing in our Units involves significant risks. See “Risk Factors” in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2020.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Unit		Total(2)
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to us	$		$

(1)	We refer you to “Underwriting” beginning on page S-100 of this prospectus supplement for additional information regarding underwriter compensation.
(2)	Assumes no exercise of the underwriters’ option to purchase, exercisable within a 30-day period, up to an additional 750,000 Units.

The underwriters expect to deliver the Units to purchasers on or about                 , 2021.

Joint Book-Running Managers

Deutsche Bank Securities	Goldman Sachs & Co. LLC	Barclays

Bookrunners

Citizens Capital Markets	Truist Securities	Fifth Third Securities	Capital One Securities

Prospectus Supplement dated           , 2021

Table of Contents

Prospectus Supplement

Prospectus

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About this Prospectus Supplement

This prospectus supplement and the accompanying prospectus relate to the offering of the Units. Before buying any of the Units that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the heading “Incorporation by Reference of Certain Documents” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of Units and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated March 18, 2021, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or that is contained in any free writing prospectus issued by us. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of any date on the front cover of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement and the information incorporated by reference herein includes forward-looking statements within the meaning of the securities laws. Forward-looking statements are statements as to matters that are not historical facts, and include statements about our plans, objectives, expectations and intentions.

Forward-looking statements are not guarantees and are subject to risks and uncertainties. Forward-looking statements are based on our current expectations and assumptions. Although we believe that our expectations and assumptions are reasonable at this time, they should not be regarded as representations that our expectations will be achieved. Actual results may vary materially. Forward-looking statements speak only as of the date of this prospectus supplement and we do not undertake to update or revise them as more information becomes available, except as required by law.

Important factors beyond those that apply to most businesses, some of which are beyond our control, that could cause actual results to differ materially from our expectations and assumptions include, without limitation:

•	uncertainties surrounding the COVID-19 pandemic, including limitations on our operations, increased costs, changes in customer attitudes, impact on our employees and the ongoing impact of COVID-19 on general economic conditions;

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•	unexpected costs, difficulties integrating and other events impacting our recently completed and proposed acquisitions and our ability to realize anticipated benefits;

•	risks associated with our rapid growth, including those affecting customer and employee retention, integration and controls;

•	risks associated with the impact of the digitalization of gaming on our casino operations, our expansion into iGaming and sports betting and the highly competitive and rapidly changing aspects of our new interactive businesses generally;

•	the very substantial regulatory restrictions applicable to us, including costs of compliance;

•	restrictions and limitations in agreements to which we are subject, including our debt, could significantly affect our ability to operate our business and our liquidity; and

•	other risks identified in Part I. Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with SEC on March 10, 2021 or identified under “Risk Factors” in this prospectus supplement and the prospectus dated March 18, 2021, to which this prospectus supplement relates.

The foregoing list of important factors is not exclusive and does not include matters like changes in general economic conditions that affect substantially all gaming businesses. You should not place undue reliance on our forward-looking statements.

Industry and Market Data

The market data and industry statistical data used throughout this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some market data and statistical information are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. This information may prove to be inaccurate because of the method by which we obtain some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, although we believe these sources are reliable, neither we nor the underwriters have independently verified the information and cannot guarantee its accuracy and completeness.

IFRS and U.S. GAAP

Bally’s consolidated financial statements are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) whereas Gamesys’ consolidated financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”).

U.S. GAAP differs from IFRS in a number of significant respects. Bally’s has not prepared, and does not currently intend to prepare, its financial statements or the financial statements of the Combined Group in, or reconcile them to, IFRS and has not quantified these differences for Gamesys shareholders or potential investors. For a discussion of certain differences between IFRS and U.S. GAAP that are relevant to converting results of Gamesys that are presented in the Unaudited Pro Forma Condensed Combined Financial Information, see the footnotes to the Unaudited Pro Forma Condensed Combined Financial Information included herein.

In making an investment decision, you should rely on your own examination of Bally’s, the terms of the proposed Combination and the financial information in this prospectus supplement and should consult your own professional advisors for an understanding of the differences between IFRS and U.S. GAAP.

Special Note Regarding Non-GAAP Financial Measures

The key performance indicator used in managing our business is adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure. Adjusted EBITDA is defined as earnings for the Company, or where noted the Company’s reporting segments, before, in each case, interest expense, net of interest income, provision for income taxes, depreciation and amortization, acquisition, integration and restructuring expense, goodwill and asset impairment, share-based compensation, professional and advisory fees associated with capital return program, credit agreement amendment expenses, gain on insurance recoveries, CARES Act credit, and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate cost among segments.

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We use Adjusted EBITDA to analyze the performance of our business and it is used as a determining factor for performance based compensation for members of our management team. We have historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Also, we present Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. Adjusted EBITDA information is presented because management believes that it is a commonly-used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results. Management believes that while certain items excluded from Adjusted EBITDA may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Adjusted EBITDA should not be construed as an alternative to GAAP net income as an indicator of the Company’s performance. In addition, Adjusted EBITDA as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Disclosure requirements of the takeover code

Under Rule 8.3(a) of the City Code on Takeovers and Mergers (the "Takeover Code"), any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure (as defined in the Takeover Code) following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (1) the offeree company and (2) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) of the Takeover Code applies must be made by no later than 3:30 pm (London time) on the tenth business day following the commencement of the offer period and, if appropriate, by no later than 3:30 pm (London time) on the tenth business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure (as defined in the Takeover Code).

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (1) the offeree company and (2) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8 of the Takeover Code. A Dealing Disclosure by a person to whom Rule 8.3(b) of the Takeover Code applies must be made by no later than 3:30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Code.

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Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Takeover Code Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the UK Panel on Takeovers and Mergers’ (the “Takeover Panel”) website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Takeover Panel’s Market Surveillance Unit at +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

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Prospectus Supplement Summary

This summary highlights information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein or therein. This summary may not contain all of the information that you should consider before investing in the Units. You should carefully read this prospectus supplement and the accompanying prospectus, especially the risks of investing in the Units discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and beginning on page S-19 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless we state otherwise or the context indicates otherwise, references to “Bally’s,” “BALY,” the “Company,” “we,” “us,” “our” and “ours” in this prospectus supplement and the accompanying prospectus refer to Bally’s Corporation, a Delaware corporation, together with its consolidated subsidiaries.

Our Company

Our objective is to be one of the leading omni-channel gaming and interactive entertainment companies in the United States.

We are already a leading owner and operator of land-based casinos in eight states in the United States:

Property	Location	Type	Built/ Acquired	Gaming Square Footage	Slot Machines	Table Games	Hotel Rooms	Food and Beverage Outlets	Race- book	Sports- book
Twin River Casino Hotel	Lincoln, RI	Casino and Hotel	2007	168,072	4,067	114	136	21	Yes	Yes
Hard Rock Biloxi	Biloxi, MS	Casino and Resort	2007	50,984	983	55	479	18	No	Yes
Tiverton Casino Hotel	Tiverton, RI	Casino and Hotel	2018	33,840	1,000	32	83	7	Yes	Yes
Dover Downs Hotel and Casino	Dover, DE	Casino, Hotel and Raceway	2019	84,075	2,060	37	500	14	Yes	Yes
Black Hawk Casinos(1)	Black Hawk, CO	3 Casinos	Multiple	34,632	570	33	—	8	No	Yes
Casino KC	Kansas City, MO	Casino	2020	39,788	848	17	—	3	No	No
Casino Vicksburg	Vicksburg, MS	Casino and Hotel	2020	32,608	499	8	89	4	No	Yes
Bally’s Atlantic City	Atlantic City, NJ	Casino and Hotel	2020	83,569	1,481	93	1,214	10	No	Yes
Eldorado Resort Casino Shreveport	Shreveport, LA	Casino and Hotel	2020	49,916	1,382	54	403	6	No	No
Mont Bleu Casino & Spa	Lake Tahoe, NV	Casino and Hotel	2021	48,456	418	17	436	7	Yes	Yes

(1)	Includes the Golden Gates, Golden Gulch and Mardi Gras casinos.

We acquired the rights to the name “Bally’s” in 2020 as part of our strategy to become the leading U.S. full-service sports betting/iGaming company with physical casinos and online gaming solutions united under a single, prominent brand. We took other key steps to build our iGaming and sports betting business in the past year, including:

•	entering into a strategic partnership with Sinclair Broadcast Group (“Sinclair”) to leverage the Bally’s brand and combine our sports betting technology with Sinclair’s expansive natural footprint, which includes 188 local TV stations, 19 regional sports networks, the STIRR streaming service, the Tennis Channel and five stadium digital TV and internet sports networks;

•	signing a definitive agreement to acquire Bet.Works Corp. (“Bet.Works”), a sports betting platform provider to operators in Colorado, New Jersey, Indiana and Iowa; and

•	acquiring SportCaller, a leading B2B free-to-play game provider, and Monkey Knife Fight, the third-largest fantasy sports platform in North America, in early 2021.

We are a Delaware corporation with our global headquarters in Providence, Rhode Island.

Announced Combination

On April 13, 2021, we announced the terms of a recommended offer pursuant to the Takeover Code to acquire all of the issued and to be issued ordinary share capital of Gamesys for a mixture of cash and shares of our common stock (the “Combination”). Gamesys is a leading international online gaming operator that provides entertainment to a global consumer base. Gamesys currently offers bingo and casino games to its players using brands that include Jackpotjoy, Virgin Games, Botemania, Vera&John, Heart Bingo, Megaways, Rainbow Riches Casino and Monopoly Casino, and focuses on building its diverse portfolio of distinctive and recognizable brands that deliver best-in-class player experience and gaming content. Under the terms of the Combination, Gamesys shareholders would have the option to receive, for each of their shares of Gamesys, 1,850 pence in cash or shares of our common stock (at an exchange ratio of 0.343 for each Gamesys share) or a combination of both. Certain of Gamesys’ current shareholders holding 25.6% of Gamesys’ shares have agreed to receive shares of our common stock in the Combination. The maximum cash consideration payable to Gamesys shareholders, if only the former Gamesys founders and Gamesys executives elect to receive shares of our common stock, would amount to approximately £1.6 billion.

It is intended that the Combination will be effected by means of a Court-approved scheme of arrangement between Gamesys and its shareholders under part 26 of the Companies Act 2006 (the “Scheme”). The Combination is, among other things, subject to Gamesys’ shareholder approval at (1) a Court of Justice in England and Wales (the “Court”)-convened meeting of the Gamesys shareholders (the “Court Meeting”) and (2) a general meeting of the Gamesys’ shareholders (the “General Meeting”).

In order to be effective, among other things, the Scheme must be approved by a majority of the Gamesys shareholders who are present and voting, whether in person or by proxy, at the Court Meeting and who represent 75% or more in value of the votes cast at the Court Meeting. Additionally, a special resolution implementing the Scheme must be passed by Gamesys shareholders representing at least 75% of votes cast at the General Meeting. The Combination is also conditioned upon our shareholders approving our issuance of common stock to Gamesys shareholders, as well as regulatory approvals and other customary closing conditions.

Common Stock Offering

Concurrently with this offering, we are offering $600 million of our common stock (the “Common Stock Offering”). We have also granted the underwriters, an option to purchase up to an additional $90 million of our common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Our common stock is listed on the NYSE under the symbol “BALY.” On April 9, 2021, the closing sale price of our common stock on NYSE was $61.70 per share.

This offering of Units is not contingent on the consummation of the Combination or the Common Stock Offering, and the consummation of the Combination or the Common Stock Offering is not contingent on the consummation of this offering, and, as a result, it is possible that this offering occurs and the Combination or the Common Stock Offering does not occur and vice versa, and we cannot give you any assurances that the Combination will be consummated on the terms described herein or the time frame contemplated herein, if at all. See “Use of Proceeds” and see “Risk Factors—Risks Related to Our Common Stock and this Offering—This offering is not conditioned upon the completion of the Combination. If the Combination is not consummated, we will have broad discretion on the use of the net proceeds of this offering.” and “—Risk Factors Relating to the Combination— We may fail to consummate the Combination or may not consummate it on the terms described herein.” If the Combination is not consummated, we will have broad discretion on the use of the net proceeds of this offering.

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities offered in the Common Stock Offering.

Financing for the Combination

We have obtained a binding commitment pursuant to a commitment letter and an interim facilities agreement from Deutsche Bank AG, London Branch, Goldman Sachs USA and Barclays Bank PLC (the "Lenders") to provide fully committed bridge term loan facilities up to £1,435.0 million and €336.0 million (collectively, the “Bridge Commitment”) to fund the Combination. The availability of the borrowings under the commitment letter (or if the commitments under the commitment letter are not funded on the closing date, the interim facilities agreement) are subject to the satisfaction of certain customary conditions for the financing of an acquisition of a public company formed under the laws of England & Wales. Proceeds from this offering and any proceeds from this offering and any proceeds from the Common Stock Offering will be used to pay the fees, costs and expenses incurred in connection with this offering and the Common Stock Offering and then to partially fund the cash portion of the purchase price of the Combination. Upon the consummation of this offering and the Common Stock Offering, all or substantially all of the net proceeds may be contributed to a newly formed subsidiary established for the purpose of consummating the Combination and may be converted into pounds sterling and deposited into one or more escrow accounts with one or more of the banks that have committed to finance the Combination, which escrow deposits will reduce the financing commitments under the Bridge Commitment, and any equity raise in excess of $850 million will reduce the GLPI Commitment (as defined below) on a dollar-for-dollar basis. Any additional net proceeds from this offering or the Common Stock Offering may, at our discretion, also be deposited into such escrow accounts and further reduce the financing commitments under the Bridge Commitment.

We have also entered into a commitment letter (the “GLPI Commitment Letter”) with Gaming & Leisure Properties, Inc. (“GLPI”) pursuant to which GLPI has irrevocably committed to purchase shares of our common stock, or, subject to U.S. regulatory requirements, warrants, with a value of up to $500 million (the “GLPI Commitment”), at a price per share based on volume-weighted average price determined over a period of time prior to such issuance. We may use the proceeds to fund a portion of the aggregate cash consideration for the Combination, acquisition costs and fees and expenses incurred by us and our affiliated entities related to the Combination, or to refinance the existing indebtedness of Gamesys. The GLPI Commitment contemplates that Bally’s and GLPI will effect one or more takeout sale and leaseback transactions, thereby reducing the number of Bally’s shares (or warrants) to be issued to GLPI. Under certain circumstances, we may be required to obtain shareholder approval prior to the issuance of the entire amount of shares or warrants issuable under the GLPI Commitment.

In lieu of the Bridge Commitment and the GLPI Commitment, we may pursue one or more offerings of private placements of debt or equity securities, sale and leaseback transactions and/or bank financings, in each case, to finance the Combination (including the refinancing of existing indebtedness of Gamesys) and/or refinance our existing credit facilities and senior unsecured notes (the “Alternative Refinancing”).

Strategic Rationale for Combination

Bally’s and Gamesys believe that the online gambling and sports betting sector in the U.S. continues to exhibit many characteristics that are structurally attractive with a steep anticipated growth trajectory as favorable regulatory progress throughout the U.S. leads to the opening of new sports betting and iGaming markets. This opportunity is reflected in industry analysts estimating a potential total addressable market size in excess of $45 billion. Bally’s and Gamesys believe that having a combination of both proven, developed technology and land-based platforms across key U.S. states, with global brands, existing customer bases and complementary product offerings will be key to taking advantage of these growth opportunities. The following factors have also been taken into consideration by Bally’s and Gamesys in connection with the Combination:

•	Bally's believe that the Combination represents a compelling strategic and financial opportunity to improve the offering and experience for customers;

•	the Combination would accelerate Bally’s long-term growth strategy, the objective of which is to become the premier, truly integrated, omni-channel U.S. gaming company with a B2B2C business;

•	Gamesys’ existing platform would benefit from Bally’s fast-growing land-based and online gaming platform in the U.S., providing market access through Bally’s operations in key states as the nascent iGaming and sports betting opportunity develops at this pivotal moment in the market’s evolution;

•	Bally’s would benefit from Gamesys’ proven technology platform, expertise and highly respected and experienced management team. These offerings, integrated with Bally’s online sports betting platform via the pending Bet.Works acquisition and the transformational media partnership with Sinclair Broadcast Group, would place the Combined Group in a strong position to capitalize on the quickly developing U.S. online market;

•	the Combination would create one of the broadest portfolios in market of omni-channel cross-sell opportunities with land-based gaming, online sports betting, iCasino, poker, bingo, daily fantasy sports and free-to-play games;

•	the Combination would create significant value for Bally’s by bringing in-house a technology platform to further build out iGaming offerings and create a unified player development database;

•	the Combined Group is expected to be highly cash flow generative, enabling it to pursue growth opportunities through reinvestment and strategic M&A. The greater number of registered accounts and monthly active customers that would result from the Combination, together with a more diversified player community and an enhanced customer database, are expected to create opportunities to increase growth and profitability and

•	the Combined Group will be committed to responsible gaming and industry leadership in environmental, social and corporate governance efforts, including targeting carbon neutrality and good corporate governance.

Sources and Uses

The following table outlines the illustrative estimated sources and uses of funds. In the event that we consummate the Combination, the final dollar amounts of sources and uses identified below will likely vary from the estimates reflected in the following table, in particular due to the terms of any financing we obtain (and particularly if we pursue an Alternative Refinancing in lien of drawing on the Bridge Commitment, and/or the GLPI Commitment), the timing of the possible closing of the Proposed Transactions and fluctuations in exchange rates. See “Use of Proceeds.” Amounts in pounds sterling have been converted into U.S. dollars at the exchange rate of $11.3787 per pound. Amounts in euros have been converted into U.S. dollars at the exchange rate of $1.1901 per euro.

Sources of Funds (in millions):		Uses of Funds (in millions):
This offering(1)	$250	Gamesys cash purchase price(5)	$2,143
Common Stock Offering(1)	600	Repayment of Gamesys debt(6)	693
Gamesys cash and cash equivalents(2)	248	Estimated fees and expenses(7)	300
GLPI Commitment(3)	500	Cash to balance sheet	25
Bridge Commitment (4)	1,563
Total Sources	$3,161	Total Uses	$3,161

(1)	Does not include up to approximately $127.5 million of additional gross proceeds that may be received as a result of the underwriters’ exercise of their options to purchase additional shares and Units.
(2)	Represents estimated cash and cash equivalents of Gamesys at the time of the Combination that are anticipated to be used in connection with the Combination, the repayment of certain outstanding indebtedness of Gamesys and costs and expenses.
(3)	Represents the gross commitment amount provided by GLPI.
(4)	Assumes initial bridge commitment of $2,378 million is reduced by $815 million of proceeds from this offering. See “—Financing for the Combination” and “Risk Factors—The unaudited pro forma condensed combined financial information and other adjusted information included in this prospectus supplement is unaudited and the actual financial condition and results of operations after the Combination may differ materially.”
(5)	Consistent with the “Unaudited Pro Forma Condensed Combined Financial Information” set forth herein, Gamesys cash purchase price assumes the minimum number of Bally’s shares to be issued in connection with the Combination per agreement with certain Gamesys shareholders is 9,605,201. Any increase in the portion of Gamesys shareholders who elect to receive shares of our common stock will result in a decrease in the Gamesys cash purchase price.
(6)	Represents existing indebtedness of Gamesys as of December 31, 2020, all of which will be required to be repaid or amended upon consummation of the Combination.
(7)	Includes anticipated estimated fees and expenses, including those relating to this offering, the Common Stock Offering, the Combination, the Bridge Commitment, the repayment of certain outstanding indebtedness of Gamesys, and certain currency hedges relating to the anticipated Gamesys cash purchase price.

Recent Developments

Preliminary Results for the First Quarter of 2021

Preliminary estimates of our net revenue and Adjusted EBITDA for the quarter ended March 31, 2021 are presented below. We have not yet finalized our operating results for this period, and our consolidated financial statements as of and for the quarter ended March 31, 2021 are not expected to be available until after this offering is completed. Consequently, our actual operating results for the quarter ended March 31, 2021 will not be available to you prior to investing in this offering.

Our actual operating results remain subject to the completion of our quarter-end closing process, which includes review by management and our audit committee. While carrying out such procedures, we may identify items that would require us to make adjustments to the preliminary estimates of our net revenue and Adjusted EBITDA set forth below. As a result, our actual net revenue and Adjusted EBITDA could be different than the expectation set forth below and such differences could be material. Additionally, our estimates of our net revenue and Adjusted EBITDA are forward-looking statements based solely on information available to us as of the date of this prospectus supplement and may differ materially from our actual operating results as a result of developments that occur after the date of this prospectus supplement. Therefore, you should not place undue reliance on these preliminary estimates of our operating results. See “Cautionary Note Regarding Forward-Looking Statements.”

The preliminary estimates of our net revenue and Adjusted EBITDA included below has been prepared by, and is the responsibility of, our management. Our independent registered public accountants have not audited, reviewed or performed any procedures with respect to such preliminary estimates of our net revenue and Adjusted EBITDA. Accordingly, Deloitte & Touche LLP expresses no opinion or any other form of assurance with respect thereto. The information presented herein should not be considered a substitute for the financial information to be filed with the SEC in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 once it becomes available. We have no intention or obligation to update the preliminary estimates of our net revenue and Adjusted EBITDA set forth below prior to filing our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. You should consider carefully the information set forth in the section entitled “Risk factors” in this prospectus supplement and under “Part I. Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and all other information and risk factors contained elsewhere in this prospectus supplement for additional information regarding factors that could result in differences between the preliminary estimated net revenue and Adjusted EBITDA that is presented below and the actual financial results we will report.

We currently estimate that for the three months ended March 31, 2021, our net revenue was greater than $185 million and Adjusted EBITDA was greater than $50 million, compared to net revenue and Adjusted EBITDA of $109.1 million and $22.1 million, respectively, for the quarter ended March 31, 2020.

Net income is the most closely comparable GAAP measure to Adjusted EBITDA, but we are unable to present net income for the three months ended March 31, 2021 at this time without unreasonable effort or expense given that, among other things, we are in the process of our quarterly closing procedures.

Purchase of Topicana Las Vegas Hotel and Casino

On April 13, 2021, we agreed to purchase the Tropicana Las Vegas, Nevada casino ("Tropicana") from GLPI, a publicly traded gaming focused real estate investment. We estimate the transaction to be valued at approximately $300 million. The purchase price for the Tropicana property's non-land assets is $150 million. In addition, we have agreed to lease the land underlying the Tropicana property from GLPI for an initial term of 50 years at annual rent of $10.5 million, subject to increase over time. We and GLPI will also will enter into a sale-and-leaseback transaction relating to our Black Hawk, CO and Rock Island, IL casino properties for a cash purchase price of $150 million payable by GLPI. The lease will have initial annual fixed rent of $12 million, subject to increase over time. We and GLPI have agreed to use commercially reasonable efforts to negotiate and enter into definitive documents with respect to these transactions as promptly as practicable in order to fully reflect the contemplated terms.

Annual Meeting Proposals

On April 8, 2021, we filed a proxy statement (the “2021 Proxy Statement”) with the SEC related to our 2021 annual shareholder meeting (the “Annual Meeting”), which is scheduled to be held on May 18, 2021. Among other proposals, the proxy statement includes proposals to (1) approve an increase in the total number of our authorized common shares from 100,000,000 to 200,000,000, (2) authorize 10,000,000 shares of preferred stock and to provide that our board of directors is authorized to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock, and (3) approve an equity plan under which up to 4,250,000 common shares would be issuable, subject to adjustment, to directors, executives and employees. Only shareholders of record as of the close of business on March 19, 2021 will be entitled to notice of and to vote at the Annual Meeting.

Corporate Information

Our principal executive offices are located at 100 Westminster Street, Providence, Rhode Island 02903 and our telephone number is (401) 475-8474. Our website is www.ballys.com. Information found on our website is not part of this prospectus supplement.

The Offering

The summary below describes the principal terms of the Units, the purchase contracts and the amortizing notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Units,” “Description of the Purchase Contracts,” and “Description of the Amortizing Notes” sections of this prospectus supplement, together with the “Description of Debt Securities” section of the accompanying prospectus, contain a more detailed description of the terms and conditions of the Units, the purchase contracts and the amortizing notes. As used in this section, the terms “we,” “us,” and “our” mean Bally’s Corporation and do not include any subsidiary of Bally’s Corporation.

Issuer	Bally’s Corporation, a Delaware corporation.

Number of Units Offered	5,000,000 Units

Underwriters’ Option	We have granted the underwriters an option, exercisable within a 30-day period, to purchase up to an additional 750,000 Units at the public offering price less the underwriting discount.

Stated Amount of Each Unit	$50.00 per Unit

Components of Each Unit

Each Unit is comprised of two parts:

•       a prepaid stock purchase contract issued by us (a “purchase contract”); and

•       a senior amortizing note issued by us (an “amortizing note”).

Unless redeemed by us in connection with a combination termination redemption or settled earlier at the holder’s option or at our option, each purchase contract will, subject to postponement in certain limited circumstances, automatically settle on April 15, 2024 (such date, as so postponed (if applicable), the “mandatory settlement date”). Upon any settlement on the mandatory settlement date, we will deliver not more than              shares and not less than             shares of our common stock per purchase contract, subject to adjustment, based upon the applicable settlement rate and applicable market value of our common stock, as described below under “Description of the Purchase Contracts—Delivery of Common Stock.”

Each amortizing note will have an initial principal amount of $            , will bear interest at the rate of             % per annum and will have a final installment payment date of April 15, 2024. On each January 15, April 15, July 15 and October 15, commencing on July 15, 2021, we will pay equal quarterly cash installments of $             per amortizing note (except for the July 15, 2021 installment payment, which will be $             per amortizing note), which cash payment in the aggregate per year will be equivalent to             % per year with respect to each $50.00 stated amount of Units.

The return to an investor on a Unit will depend upon the return provided by each component. The overall return will consist of the value of the shares of our common stock delivered upon settlement of the purchase contracts and the cash installments paid on the amortizing notes.

Each Unit May Be Separated Into Its Components

Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding April 15, 2024 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date” or “combination redemption settlement date.” Prior to separation, the purchase contracts and amortizing notes may only be purchased and transferred together as Units. See “Description of the Units—Separating and Recreating Units.”

A Unit May Be Recreated From Its Components	If you hold a separate purchase contract and a separate amortizing note, you may combine the two components to recreate a Unit. See “Description of the Units—Separating and Recreating Units.”

Listing

We have applied to list the Units on the NYSE under the symbol “BALX”, subject to satisfaction of its minimum listing standards with respect to the Units. However, we cannot assure you that the Units will be approved for listing. If approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter- dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described under “Description of the Units—Listing of Securities.” Prior to this offering, there has been no public market for the Units.

Our common stock is listed on the NYSE under the symbol “BALY.”

Use of Proceeds

We intend to use the net proceeds from this offering of Units and the Common Stock Offering (including any net proceeds resulting from the underwriters’ exercise of their option) to partially fund the cash portion of the purchase price of our announced Combination.

Upon the consummation of this offering, all or substantially all of the net proceeds may be contributed to a newly formed subsidiary established for the purpose of consummating the Combination and may converted into pounds sterling and deposited into one or more escrow accounts with one or more of the banks that have committed to finance the Combination, which escrow deposits will reduce the financing commitments under the Bridge Commitment, and any equity raise in excess of $850 million will reduce the GLPI Commitment on a dollar-for-dollar basis. Any additional net proceeds from this offering or the Common Stock Offering may, at our discretion, also be deposited into such escrow accounts and further reduce the financing commitments under the Bridge Commitment. If the Combination is terminated, lapses or is withdrawn for any reason prior to the consummation of the Combination, the amount in escrow will be released to us and, after payment of any cash redemption amount and/or repurchase price, used for general corporate purposes, which may include repayment of debt, repurchases of our common stock, capital expenditures, acquisitions and investments. We cannot give you any assurances that the Combination will be consummated on the terms described herein or the time frame contemplated herein, if at all. See “Risk Factors.”

Concurrent Common Stock Offering	Concurrently with this offering of Units, we are offering $ 600 million of our common stock (or up to $90 million aggregate offering value if the underwriters for that offering exercise their option to purchase additional shares of common stock) pursuant to a separate prospectus supplement. This prospectus supplement is not an offer with respect to the concurrent Common Stock Offering. There can be no assurance that the Common Stock Offering will be completed. The completion of this Units offering is not contingent on the completion of the Common Stock Offering, and the completion of the Common Stock Offering is not contingent on the completion of this Units offering. Neither this offering nor the Common Stock Offering is contingent on the consummation of the Combination or any debt financing.

Risk Factors	Investing in our Units involves significant risks. See “Risk Factors” in this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2020, for a discussion of the factors you should carefully consider before deciding to invest in the Units.

United States Federal Income Tax Considerations	There is no authority directly addressing the characterization of Units or instruments similar to Units for U.S. federal income tax purposes and therefore the characterization of Units for these purposes is not entirely free from doubt. We intend to take the position that each Unit will be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes: (1) a prepaid purchase contract to acquire our common stock and (2) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if it held each component of such Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat (1) a Unit as an investment unit composed of two separate instruments in accordance with its form and (2) the amortizing notes as indebtedness for U.S. federal income tax purposes. If, however, the components of a Unit were treated as a single instrument, or the amortizing notes were recharacterized as equity for U.S. federal income tax purposes (even if the components of a Unit are respected as separate instruments for U.S. federal income tax purposes), the U.S. federal income tax consequences could differ from the consequences described below. Prospective investors should consult their tax advisors regarding the tax treatment of an investment in Units and whether a purchase of a Unit is advisable in the investor’s particular tax situation and the tax treatment described under “Certain United States Federal Income Tax Considerations.”

Governing Law	The Units, the purchase contract agreement, the purchase contracts, the indenture and the amortizing notes will all be governed by, and construed in accordance with, the laws of the State of New York.

The Purchase Contracts

Mandatory Settlement Date	April 15, 2024, subject to postponement in limited circumstances.

Mandatory Settlement	On the mandatory settlement date, unless such purchase contract has been redeemed by us in connection with a combination termination redemption or earlier settled at the holder’s option or at our option, each purchase contract will automatically settle, and we will deliver a number of shares of our common stock, based on the applicable settlement rate.

Settlement Rate for the Mandatory Settlement Date

The “settlement rate” for each purchase contract will be not more than              shares and not less than              shares of our common stock (each subject to adjustment as described herein) depending on the applicable market value of our common stock, calculated as follows:

•       if the applicable market value is greater than the threshold appreciation price (as defined below), you will receive shares of common stock per purchase contract (the “minimum settlement rate”);

•       if the applicable market value is greater than or equal to the reference price but less than or equal to the threshold appreciation price, you will receive a number of shares per purchase contract equal to $50.00, divided by the applicable market value; and

•       if the applicable market value is less than the reference price, you will receive              shares of common stock per purchase contract (the “maximum settlement rate”).

Each of the maximum settlement rate and the minimum settlement rate is subject to adjustment as described below under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.”

The “applicable market value” means the arithmetic average of the “daily VWAPs” (as defined below under “Description of the Purchase Contracts—Delivery of Common Stock”) of our common stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding April 15, 2024, subject to any adjustment upon a market disruption event.

The “reference price” is equal to $50.00 divided by the maximum settlement rate and is approximately equal to $             , which is the public offering price of our common stock in the concurrent Common Stock Offering described above.

The “threshold appreciation price” is equal to $50.00 divided by the minimum settlement rate. The threshold appreciation price, which is initially approximately $              , represents an approximately             % appreciation over the reference price.

No fractional shares of our common stock will be issued to holders upon settlement or redemption of purchase contracts. In lieu of fractional shares, holders will be entitled to receive a cash payment of equivalent value calculated as described herein. Other than cash payments in lieu of fractional shares or, under certain circumstances, in the event of a combination termination redemption, holders of purchase contracts will not receive any cash distributions.

The following table illustrates the settlement rate per purchase contract and the value of our common stock issuable upon settlement on the mandatory settlement date, determined using the applicable market value shown, subject to adjustment.

Applicable Market Value of Our Common Stock	Settlement Rate	Value of Common Stock Delivered (Based on the Applicable Market Value Thereof)
Less than the reference price	shares of our common stock	Less than $50.00

Greater than or equal to the reference price but less than or equal to the threshold appreciation price	A number of shares of our common stock equal to $50.00 divided by the applicable market value	$50.00

Greater than the threshold appreciation price	shares of our common stock	Greater than $50.00

Early Settlement at Your Election

At any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding April 15, 2024, you may settle any or all of your purchase contracts early, in which case we will deliver a number of shares of our common stock per purchase contract equal to the minimum settlement rate, which is subject to adjustment as described below under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.” The market value of our common stock on the early settlement date will not affect the early settlement rate. Your right to settle your purchase contracts prior to the second scheduled trading day immediately preceding April 15, 2024 is subject to the delivery of your purchase contracts.

Upon early settlement at the holder’s election of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early.

Early Settlement at Your Election Upon a Fundamental Change

At any time prior to the second scheduled trading day immediately preceding April 15, 2024, if a “fundamental change” (as defined herein) occurs, you may settle any or all of your purchase contracts early. If you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our common stock per purchase contract equal to the “fundamental change early settlement rate” as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Upon early settlement at the holder’s election in connection with a fundamental change of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon such fundamental change.

Early Mandatory Settlement at Our Election

On or after January 15, 2022, we may elect to settle all, but not less than all, outstanding purchase contracts early at the “early mandatory settlement rate” (as described under “Description of the Purchase Contracts—Early Settlement at Our Election”) on a date fixed by us (the "early mandatory settlement date") upon not less than five business days' notice to you.

The “early mandatory settlement rate” will be the maximum settlement rate as of the relevant “notice date” (as defined under “Description of the Purchase Contracts -- Early Settlement at Our Election”).

If we elect to settle all the purchase contracts early, you will have the right to require us to repurchase your amortizing notes, except in certain circumstances, on the repurchase date and at the repurchase price as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

Combination Termination Redemption	If the closing of the Combination has not occurred on or prior to April 13, 2022 (or as may be agreed by Bally's and Gamesys and, if required, the Court, a later date, which later date shall not in any event be later than October 12, 2022) (the “Long Stop Date”), or if, prior to such date, the Combination is terminated, we may elect to redeem all, but not less than all, of the outstanding purchase contracts (a “combination termination redemption”), for the applicable redemption amount, as described below under “Description of the Purchase Contracts—Combination Termination Redemption,” by delivering notice during the five business day period immediately following the earlier of (1) the Long Stop Date if the closing of the Combination has not occurred on or prior to the Long Stop Date and (2) the Termination Date. Prior to the Long Stop Date, the Combination will be deemed terminated only when the Scheme has been finally terminated in accordance with its terms and the Combination has been abandoned by us, as determined in good faith by our board of directors.

If the “combination termination stock price” is equal to or less than the reference price, the redemption amount will be an amount of cash as described under “Description of the Purchase Contracts—Combination Termination Redemption.” Otherwise, the redemption amount will be a number of shares of our common stock equal to the combination redemption rate, calculated in the manner described under “Description of the Purchase Contracts—Combination Termination Redemption;” provided, however, that we may elect to pay cash in lieu of delivering any or all of such shares in an amount equal to such number of shares multiplied by the redemption market value thereof.

The “redemption market value” means the arithmetic average of the daily VWAPs of our common stock for 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding the scheduled combination redemption settlement date.

In the event of a combination termination redemption, you will have the right to require us to repurchase your amortizing notes, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

The Amortizing Notes

Issuer	Bally’s Corporation, a Delaware corporation

Initial Principal Amount of Each Amortizing Note	$

Installment Payments	Each installment payment of $ per amortizing note (except for the July 15, 2021 installment payment, which will be $ per amortizing note) will be paid in cash and will constitute a partial repayment of principal and a payment of interest, computed at an annual rate of %. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

Installment Payment Dates	Each January 15, April 15, July 15 and October 15, commencing on July 15, 2021, with a final installment payment date of April 15, 2024.

Ranking

The amortizing notes are our direct, unsecured and unsubordinated obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness from time to time outstanding. See “Description of the Amortizing Notes—Ranking” in this prospectus supplement.

As of December 31, 2020, we had $1,100 million of debt outstanding. As of December 31, 2020, our subsidiaries (1) had approximately $503 million of outstanding liabilities and (2) as adjusted for this offering, would have had $548 million of outstanding liabilities, in each case including trade payables, but excluding intercompany liabilities and deferred gains.

Repurchase of Amortizing Notes at the Option of the Holder	If we elect to settle the purchase contracts early or in the event of a combination termination redemption, holders will have the right to require us to repurchase their amortizing notes for cash at the repurchase price as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

Sinking Fund	None.

Trustee	U.S. Bank National Association

Immediately after the consummation of the Common Stock Offering, we will have              shares of common stock outstanding (              shares if the underwriters for the Common Stock Offering exercise their option to purchase additional shares in full). The number of shares to be outstanding after the Common Stock Offering is based on 31,894,089 shares outstanding as of March 31, 2021, and an assumed offering of 8,914,100 shares (and 1,337,115 shares being issuable pursuant to the underwriters option to purchase additional shares), which does not include:

•	any shares (or warrants) that may be issued under the GLPI Commitment;

•	any shares that may be issued to Gamesys shareholders in the Combination;

•	shares of our common stock (or shares of our common stock if the underwriters exercise their option with respect to this offering in full) issuable upon settlement of the purchase contracts, assuming the maximum number of shares issuable upon automatic settlement of such purchase contracts;

•	60,000 shares of common stock issuable upon the exercise of outstanding stock options as of March 31, 2021, at a weighted-average exercise price of $4.31 per share;

•	600,411 shares of common stock underlying outstanding restricted stock units and other equity awards reserved for future issuance under existing compensation plans;

•	417,572 shares of common stock available to be granted under our existing equity plans;

•	up to 9,834,732 shares of common stock that may become issuable upon exercise of option and warrants issued in connection with our strategic partnership with Sinclair;

•	up to 6,687,722 shares of our common stock that may become issuable upon exercise of penny warrants issued in connection with our acquisition of, Monkey Knife Fight and SportCaller, and our pending acquisition of Bet.Works; and

•	up to 300,000 shares of our common stock that may be issuable to SportCaller selling stockholders in connection with achievement of certain post-closing performance targets in connection with our acquisition of SportCaller.

Summary Consolidated Financial Data of Bally’s

The following selected consolidated financial data should be read together with the historical consolidated financial statements and the accompanying notes incorporated by reference in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. We have derived the following summary historical consolidated financial data from our audited consolidated financial statements as of December 31, 2020 and December 31, 2019 and for the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018, which are incorporated by reference into this prospectus supplement, and our audited consolidated financial statements as of December 31, 2018, which are not incorporated by reference into this prospectus supplement. Our historical results are not necessarily indicative of results to be expected in any future period.

	Years Ended December 31,
(In thousands, except per share data)	2020(a)	2019(b)	2018(c)
Statement of Operations Data:
Total revenue	$372,792	$523,577	$437,537
(Loss) income from operations	(18,386)	114,626	120,649
(Loss) income before provision for income taxes	(74,811)	75,180	97,797
Net (loss) income	(5,487)	55,130	71,438
Net (loss) income applicable to common stockholders	(5,487)	55,130	72,078

Per Common Share Data:
Net (loss) income per share, basic	$(0.18)	$1.46	$1.95
Net (loss) income per share, diluted	$(0.18)	$1.46	$1.87
Cash dividends declared per share	$0.10	$0.20	$-

Balance Sheet Data:
Cash and cash equivalents	$123,445	$182,581	$77,580
Total assets	1,929,855	1,021,887	782,352
Long-term debt, net of current portion	1,094,105	680,601	390,578
Total stockholders’ equity	$326,598	$211,411	$298,660

Other Financial Data:
Adjusted EBITDA(d)	70,402	167,150	165,697

(a) Includes the results of IOC – Kansas City, Inc. and Rainbow Casino – Vicksburg Partnership, L.P. from the date of their acquisitions on July 1, 2020 and the results of Eldorado Resort Casino Shreveport from the date of its acquisition on December 23, 2020.

(b) Includes the results of Dover Downs Gaming & Entertainment, Inc. (Dover Downs Hotel and Casino) from the date of its acquisition on March 28, 2019.

(c) Includes the results of Twin River-Tiverton, LLC (Twin River Casino Hotel) from its opening on September 1, 2018 and the results of Premier Entertainment II, LLC (Newport Grand Casino) up until its closing on August 28, 2018.

(d) “Adjusted EBITDA” is defined as earnings before interest expense, net of interest income, provision for income taxes, depreciation and amortization, non-operating income, acquisition, integration and restructuring expense, expansion and pre-opening expenses, Newport Grand disposal loss, goodwill impairment, share-based compensation, rebranding, change in fair value of naming rights liabilities, gain on bargain purchases, professional and advisory fees associated with capital return program, credit agreement amendment expenses, storm related losses, net of insurance recoveries, pension withdrawal expense and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate cost among segments. Adjusted EBITDA margin is measured as Adjusted EBITDA as a percentage of revenue. Below is a reconciliation of net income to Adjusted EBITDA for the periods presented. For further discussion of Adjusted EBITDA and its limitations, see “Special Note Regarding Non-GAAP Financial Measures.”

	Year Ended December 31,
(In thousands)	2020	2019	2018
Net (loss) income	$(5,487)	$55,130	$71,438
Interest expense, net of interest income	62,636	37,926	22,852
(Benefit) provision for income taxes	(69,324)	20,050	26,359
Depreciation and amortization	37,842	32,392	22,332
Non-operating income	-	(183)	-
Acquisition, integration and restructuring expense	13,257	12,168	6,844
Expansion and pre-opening expenses	921	-	2,678
Newport Grand disposal loss	-	-	6,514
Goodwill and asset impairment	8,659	-	-
Share-based compensation	17,706	3,826	(1,474)
Rebranding	792	-	-
Change in value of naming rights liability	57,660	-	-
Gain on bargain purchase	(63,871)	-	-
Professional and advisory fees associated with capital return program	(17)	3,510	-
CARES Act credit (1)	(3,928)	-	-
Credit Agreement amendment expenses (2)	810	2,915	493
Storm related losses, net of insurance recoveries (3)	14,095	(1,333)	-
Bet.Works and Sinclair expenses (4)	1,248	-	-
Sports and iGaming Licensing (5)	226	-	-
Pension withdrawal expense (6)	-	-	3,698
Other (7)	(2,823)	749	3,963
Adjusted EBITDA	$70,402	$167,150	$165,697

(1)	Amount represents the Employee Retention Credit under the CARES Act which provides us with a refundable tax credit of 50% of up to $10,000 in wages paid by an eligible employer whose business has been financially impacted by COVID-19.

(2)	Credit Agreement amendment expenses include costs associated with amendments made to the our credit agreement entered into on May 10, 2019 with Citizens Bank, N.A., as administrative agent, and the lenders party thereto.

(3)	Represents losses incurred from damage resulting from Hurricane Zeta at Hard Rock Biloxi in the fourth quarter of 2020 offset by insurance recovery proceeds received for a damaged roof at Arapahoe Park racetrack and insurance recoveries associated with damage from Hurricane Nate at Hard Rock Biloxi for the respective periods.

(4)	Expenses incurred to establish the partnership with Sinclair and acquisition costs attributable to the pending SNIPBet.Works acquisition in the fourth quarter of 2020.

(5)	Represents costs incurred to apply for and obtain sports and iGaming licenses in various jurisdictions.

(6)	Pension withdrawal expense represents the accrual for the New England Teamsters multi-employer pension plan withdrawal liability.

(7)	Other includes the following non-recurring items for the applicable periods (i) expenses incurred associated with the Rhode Island State Police investigation into a former tenant in the Lincoln property and one of our former employees, (ii) a pension audit payment representing an adjustment to a charge for out-of-period unpaid contributions, inclusive of estimated interest and penalties, to one of our multi-employer pension plans, (iii) expenses incurred associated with the campaign attempting to create an open bid process for the Rhode Island Lottery Contract, (iv) non-routine legal expenses incurred in connection with certain litigation matters (net of insurance reimbursements), and (v) costs incurred in connection with the implementation of a new human resources information system.

Summary Consolidated Financial Data of Gamesys

The following summary consolidated financial data of Gamesys as of and for the years ended December 31, 2020 and 2019 has been extracted without material adjustment from Gamesys’ audited consolidated financial statements, incorporated by reference into this prospectus supplement. This summary should be read in conjunction with that information. The historical results presented here are not necessarily indicative of the results to be expected in the future or if the Combination is consummated.

Gamesys’ consolidated financial statements are prepared in accordance with IFRS whereas our consolidated financial statements are prepared in accordance with U.S. GAAP. In reviewing Gamesys’ consolidated financial statements, you should consider the fact IFRS differs from U.S. GAAP in a number of significant respects. See “IFRS and U.S. GAAP.”

	Years Ended December 31,
(In £ millions, except per share data)	2020		2019
Statement of Comprehensive Income Data:
Gaming revenue	727.7		415.1
Net income for the year before taxes from continuing operations	68.7		12.0
Net income for the year after taxes from continuing operations	67.2		9.1
Total comprehensive income for the year attributable to owners of the parent	60.1		1.9

Per Common Share Data:
Net income for the year per share, basic	61.8	p	10.1	p
Net income for the year per share, diluted	61.5	p	10.0	p
Dividend declared per share	40	p	-

Balance Sheet Data:
Cash	212.6		100.3
Total assets	1,265.5		1,211.5
Long-term debt	508.1		530.3
Total equity	519.4		464.8

Other Financial Data:
Adjusted EBITDA(a)	206.2		117.7

(a) “Adjusted EBITDA” is net income for the year after taxes from continuing operations before interest expense, net tax expense, amortisation and depreciation, impairment of purchase price intangibles, fair value adjustments on contingent consideration, severance costs, one-off tax charges, transaction related costs and foreign exchange (gain)/loss. Management believes that Adjusted EBITDA is an important indicator of the issuer’s ability to generate liquidity to service outstanding debt and uses this metric for such purpose. The exclusion of impairment of purchase price intangibles, fair value adjustments on contingent consideration, severance costs, one-off tax charges, transaction related costs and foreign exchange (gain)/loss eliminates items which management believes are either non-operational and/or non-routine. Below is a reconciliation of net income to Adjusted EBITDA for the periods presented:

	Year Ended December 31,
(In £ millions)	2020	2019
Net income for the year after taxes from continuing operations	67.2	9.1
Interest expense, net(1)	24.7	22.7
Taxes expense	1.5	2.9
Amortisation and depreciation	100.0	62.2
Impairment of purchase price intangibles	4.1	-
EBITDA	197.5	96.9
Severance costs	1.9	-
Fair value adjustments on contingent consideration	-	0.5
One-off tax charges	0.8	6.0
Transaction-related costs	1.8	15.8
Foreign exchange loss/(gain)	4.2	(1.5)
Adjusted EBITDA	206.2	117.7

(1) Interest expense, net is comprised of interest income, interest expense and accretion on financial liabilities.

Summary Unaudited Pro Forma Condensed Combined Financial Information

On July 1, 2020, we closed on the acquisition of the outstanding equity securities of each of IOC-Kansas City, Inc. (“Casino KC”) and Rainbow Casino-Vicksburg Partnership, L.P. (“Casino Vicksburg”) from Caesars Entertainment, Inc., formerly Eldorado Resorts, Inc. (“Caesars”), for an aggregate purchase price of $230 million in cash, subject to certain customary post-closing adjustments. On December 23, 2020, we closed on the acquisition of the outstanding equity securities of Eldorado Resort Casino Shreveport (“Shreveport”) from Caesars for a purchase price of $140 million in cash, subject to certain customary post-closing adjustments. On April 6, 2021, we completed the acquisition of the outstanding equity securities of MontBleu Resort Casino & Spa (“MontBleu” and together with Casino KC, Casino Vicksburg and Shreveport, the “Acquired Companies”) from Caesars for a purchase price of $15 million in cash, subject to certain customary post-closing adjustments.

The following summary unaudited pro forma condensed combined financial data as of and for the year ended December 31, 2020 have been prepared to illustrate the effects of certain adjustments that are expected to have a continuing impact on our pro forma results of operations from the Combination, the acquisition of the Acquired Companies and the other adjustments described in the accompanying notes under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information,” as if each transaction had occurred on (a) January 1, 2020, in the case of the Unaudited Pro Forma Consolidated Statement of Operations Data, and (b) December 31, 2020, in the case of the Unaudited Pro Forma Consolidated Balance Sheet Data. Preparation of the unaudited pro forma condensed combined financial information is based on estimates and assumptions deemed appropriate by management, which are described more fully under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

In addition, the summary unaudited pro forma condensed combined financial information does not purport to project the future financial position or results of operations of the Combined Group. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page S-19 of this prospectus supplement and “Risk Factors” included in our annual report on Form 10-K for the fiscal year ended December 31, 2020. The following summary unaudited pro forma condensed combined financial information should be read in conjunction with “Summary Historical Consolidated Financial Data of Bally’s” and “Summary Consolidated Financial Data of Gamesys” included elsewhere in this prospectus supplement and the Unaudited Pro Forma Condensed Combined Financial Information included elsewhere in this prospectus supplement.

(In thousands)	Pro Forma Year Ended December 31, 2020
Pro Forma Income Statement of Operations Data
Net revenue	$1,431,538
Operating costs and expenses	1,428,260
Income from operations	3,278
Interest expense, net of amounts capitalized and interest income	(122,775)
Loss before provision for income taxes	(108,187)
(Benefit) Provision for income taxes	(97,696)
Net loss	$(10,491)

(In thousands)	Pro Forma Year Ended December 31, 2020
Pro Forma Balance Sheet Data
Cash and cash equivalents	$407,869
Total assets	$6,042,499
Total liabilities	$3,861,801
Total stockholders’ equity	$2,180,698

Risk Factors

An investment in the Units involves various risks. You should carefully consider the risks and uncertainties described below and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021, before deciding to invest in the Units. Any of the risk factors described therein or set forth below could significantly and adversely affect our business, prospects, financial condition and results of operations. As a result, the trading price of the Units could decline and you could lose a part or all of your investment.

Risks Related to the Units, the Separate Purchase Contracts and the Separate Amortizing Notes

If the closing of the Combination has not occurred on or prior to the Long Stop Date, or if, prior to such date, the Combination is terminated, we may redeem the purchase contracts for an amount of cash and/or a number of shares of our common stock (depending on the price of our common stock at the time of redemption) with a value that may not adequately compensate you for any lost option value.

Our planned acquisition of Gamesys may not be consummated. See “—Risks Related to the Combination.” If the closing of the Combination has not occurred on or prior to the Long Stop Date, or if, prior to such date, the Combination is terminated we may elect to redeem all, but not less than all, of the outstanding purchase contracts by delivering notice within the five business days immediately following the Long Stop Date or the Termination Date. We will pay or deliver, as the case may be, a redemption amount to be determined based on the price of our common stock at that time in cash or in shares of our common stock in accordance with the terms of the purchase contracts (as described under “Description of the Purchase Contracts—Combination Termination Redemption”). If we elect to redeem the purchase contracts, we may be required by the holders thereof to repurchase the amortizing notes at the repurchase price set forth under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” The redemption amount that you receive upon a combination termination redemption may not adequately compensate you for any lost option value of the purchase contracts. In addition, if the Combination is not consummated, the net proceeds from this offering and of the concurrent Common Stock Offering, if completed, will not be used to consummate the Combination. Instead, we intend to use the net proceeds from this offering and concurrent Common Stock Offering, if completed, after payment of any cash redemption amount and/or repurchase price, as described above, for general corporate purposes.

You will bear the risk that the market value of our common stock may decline.

The purchase contracts, pursuant to which we will deliver to you shares of our common stock, are components of the Units. The number of shares of common stock that you will receive upon settlement of a purchase contract on the mandatory settlement date, whether as a component of a Unit or a separate purchase contract, will depend upon the applicable market value, which is equal to the arithmetic average of the daily VWAPs of our common stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding April 15, 2024. There can be no assurance that the market value of the common stock received by you will be greater than or equal to the reference price of approximately $          . If the applicable market value of our common stock is less than the reference price, then the market value of the common stock issued to you on the mandatory settlement date (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for such common stock on the date of issuance of the Units. Furthermore, because we will in no event deliver more than           shares (subject to adjustment as described herein) upon settlement of a purchase contact, the market value of the common stock delivered to you upon any early settlement may be less than the effective price per share paid to you for such common stock on the date of the issuance of the Units. Therefore, you assume the entire risk that the market value of our common stock may decline before the mandatory settlement date, early settlement date, fundamental change early settlement date, combination redemption settlement date or early mandatory settlement date, as applicable. Any decline in the market value of our common stock may be substantial.

See “—Risks Related to Our Common Stock and this Offering” for a discussion of risks related to our common stock”.

The opportunity for equity appreciation provided by an investment in the Units is less than that provided by a direct investment in our common stock.

The aggregate market value of our common stock delivered to you upon settlement of a purchase contract on the mandatory settlement date generally will exceed the $50.00 stated amount of each Unit only if the applicable market value of our common stock exceeds the threshold appreciation price. Therefore, during the period prior to the mandatory settlement date, an investment in a Unit affords less opportunity for equity appreciation than a direct investment in our common stock. If the applicable market value exceeds the reference price but is less than the threshold appreciation price, you will realize no equity appreciation on our common stock above the reference price. Furthermore, if the applicable market value exceeds the threshold appreciation price, you would receive only a portion of the appreciation in the market value of the shares of our common stock you would have received had you purchased shares of common stock with $50.00 at the public offering price in the concurrent Common Stock Offering. See “Description of the Purchase Contracts—Delivery of Common Stock” for a table showing the number of shares of common stock that you would receive at various applicable market values.

We may not be able to settle or redeem your purchase contracts and deliver shares of our common stock, or make payments on the amortizing notes or repurchase the amortizing notes, in the event that we file for bankruptcy.

Pursuant to the terms of the purchase contract agreement, your purchase contracts will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us.

A bankruptcy court may prevent us from delivering our common stock to you in settlement or redemption of your purchase contracts. In such circumstances or if for any other reason the accelerated purchase contracts are not settled by the delivery of common stock, your resulting claim for damages against us following such acceleration will rank pari passu with the claims of holders of our common stock in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver common stock to you upon such an acceleration, you will only be able to recover damages to the extent holders of our common stock receive any recovery. See “Description of the Purchase Contracts—Consequences of Bankruptcy.”

In addition, with respect to the amortizing notes, bankruptcy law and bankruptcy-related court orders generally prohibit the payment of pre-bankruptcy debt by a company that has commenced a bankruptcy case while the case is pending. If we become a debtor in a bankruptcy case, so long as the case was pending, you would likely not receive timely installment payments under, or, if you exercised your right to require repurchase following a combination termination redemption or early mandatory settlement, receive any repurchase price on, the amortizing notes.

The amortizing notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the amortizing notes.

The amortizing notes are unsecured obligations, ranking equally with our other senior unsecured indebtedness and effectively junior to any secured indebtedness we may incur. If we incur secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of the Company, our assets that secure debt will be available to pay obligations on the amortizing notes only after all debt secured by those assets has been repaid in full. If there are not sufficient assets remaining to pay all creditors, then all or a portion of the amortizing notes then outstanding would remain unpaid. Additionally, if any portion of the amount payable on the amortizing notes upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of any such portion.

The amortizing notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The amortizing notes are our obligations exclusively and not of any of our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the amortizing notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors of our subsidiaries, will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the amortizing notes). Consequently, the amortizing notes will be structurally subordinated to all liabilities, including trade payables, of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of December 31, 2020, our subsidiaries (1) had approximately $503 million of outstanding liabilities and (2) as adjusted for this offering, would have had $548 million of outstanding liabilities, in each case including trade payables, but excluding intercompany liabilities and deferred gains.

In addition, the indenture governing the amortizing notes permits our subsidiaries to incur additional indebtedness, and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by our subsidiaries.

The trading prices for the Units, the purchase contracts and the amortizing notes will be directly affected by the trading prices for our common stock, the general level of interest rates and our credit quality, each of which is impossible to predict.

It is impossible to predict whether the prices of our common stock, interest rates or our credit quality will rise or fall. Trading prices of the common stock will be influenced by general stock market conditions and our operating results and business prospects and other factors described elsewhere in this section “Risk Factors.”

The market for our common stock likely will influence, and be influenced by, any market that develops for the Units or the separate purchase contracts. For example, investors’ anticipation of the distribution into the market of the additional shares of common stock issuable upon settlement of the purchase contracts could depress the price of our common stock and increase the volatility of the common stock price, which could in turn depress the price of the Units or the separate purchase contracts. The price of our common stock also could be affected by possible sales of such common stock by investors who view the Units as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that is likely to develop involving the Units, separate purchase contracts and the common stock. Such hedging or arbitrage activity could, in turn, affect the trading prices of the Units, the separate purchase contracts and the common stock.

In addition, in general, as market interest rates rise, notes (such as the amortizing notes) bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase Units and market interest rates increase, the market value of the amortizing notes forming a portion of the Units may decline. We cannot predict the future level of market interest rates.

Regulatory actions and other events may adversely affect the trading price and liquidity of the Units.

We expect that many investors in, and potential purchasers of, the Units will employ, or seek to employ, an equity-linked arbitrage strategy with respect to the Units. Investors would typically implement such a strategy by selling short the common stock underlying the Units and dynamically adjusting their short position while continuing to hold the Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Units to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Units.

In addition, if investors and potential purchasers seeking to employ an equity-linked arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case, on commercially reasonable terms, the trading price and liquidity of the Units may be adversely affected.

You may receive shares of common stock upon settlement of the purchase contracts that are lower in value than the price of the common stock just prior to the mandatory settlement date or combination redemption settlement date, as the case may be.

Because the applicable market value of the common stock is determined over (1) the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding April 15, 2024, in the case of settlement on the mandatory settlement date, or (2) the five consecutive trading day period ending on, and including, the trading day immediately preceding the Long Stop Date or Termination Date, as applicable, in the case of combination termination redemption, the number of shares of common stock delivered for each purchase contract may, on the mandatory settlement date or the combination redemption settlement date, as the case may be, be greater than or less than the number of shares that would have been delivered based on the closing price (or daily VWAP) of the common stock on the last trading day in the related five or 20 trading day period. In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

If you elect to settle your purchase contracts early, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

Holders of the Units or separate purchase contracts have the option to settle their purchase contracts early at any time beginning on, and including, the business day immediately following the date of initial issuance of the Units until the second scheduled trading day immediately preceding April 15, 2024. However, if you settle your purchase contracts prior to the second scheduled trading day immediately preceding April 15, 2024, you will receive for each purchase contract a number of shares of common stock equal to the minimum settlement rate, regardless of the current market value of our common stock, unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will be entitled to settle your purchase contracts at the fundamental change early settlement rate, which may be greater than the minimum settlement rate. In either case, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

The fundamental change early settlement rate or the amount of cash and/or number of shares of our common stock paid or delivered, as the case may be, upon a combination termination redemption, may not adequately compensate you.

If a “fundamental change” occurs and you elect to exercise your fundamental change early settlement right, you will be entitled to settle your purchase contracts at the fundamental change early settlement rate. In addition, in connection with any combination termination redemption, upon redemption of the purchase contracts, you will be paid an amount of cash equal to the redemption amount (or, in certain circumstances, a number of shares of our common stock or any combination of cash and shares of our common stock). Although the fundamental change early settlement rate or the redemption amount, as the case may be, is designed to compensate you for the lost option value of your purchase contracts as a result of the early settlement of the purchase contracts, this feature may not adequately compensate you for such loss. In addition, if the stock price in the fundamental change is greater than $ per share (subject to adjustment), this feature of the purchase contracts will not compensate you for any additional loss suffered in connection with a fundamental change. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” and “Description of the Purchase Contracts—Combination Termination Redemption.”

Our obligation to settle the purchase contracts at the fundamental change early settlement rate or to redeem the purchase contracts pursuant to a combination termination redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price of the purchase contracts may not be adjusted for all dilutive events and any adjustment may not be adequate compensation for lost value.

The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price of the purchase contracts are subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender offers or exchange offers, as described under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates” in this prospectus supplement. The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price will not be adjusted for other events that may adversely affect the trading price of the purchase contracts or the Units and the market price of our common stock, such as employee stock options grants, offerings of our common stock for cash (including under the concurrent Common Stock Offering), certain exchanges of our common stock for our other securities or in connection with acquisitions (including the Combination) and other transactions. The terms of the Units and the separate purchase contracts do not restrict our ability to engage in these activities, and events may occur that are adverse to the interests of the holders of the purchase contracts or the Units and their value, but that do not result in an adjustment to the minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price, or that result in an adjustment that is not adequate compensation for lost value.

We may incur additional indebtedness.

As of December 31, 2020, we had $1,129 million of debt outstanding. The indenture governing the amortizing notes does not prohibit us from incurring additional unsecured indebtedness or secured indebtedness that would be effectively senior to the amortizing notes in the future. The indenture governing the amortizing notes also permits unlimited additional borrowings by our subsidiaries that are effectively senior to the amortizing notes. In addition, the indenture does not contain any restrictive covenants limiting our ability to pay dividends or make payments on junior or other indebtedness.

The Units are not protected by restrictive covenants.

Neither the purchase contracts nor the indenture contains any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. Neither the purchase contracts nor the indenture contains any covenants or other provisions to afford protection to holders of the purchase contracts or the amortizing notes in the event of a fundamental change involving us except, with respect to the purchase contracts, to the extent described under “Description of the Units—Early Settlement Upon a Fundamental Change.”

Until the purchase contracts are settled with, or redeemed for, common stock, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

Until the date on which you are treated as the record holder of common stock on account of a redemption or settlement of the purchase contracts for or with, as the case may be, common stock, you will not be entitled to any rights with respect to our common stock, including voting rights and rights to receive any dividends or other distributions on our common stock, but you will be subject to all changes affecting the common stock. You will be treated as the record holder of any shares of our common stock issuable upon settlement or redemption of the purchase contracts only as follows:

•	in the case of (x) settlement of purchase contracts on the mandatory settlement date or (y) a combination termination redemption if the combination termination stock price is greater than the reference price and we elect to pay cash in lieu of delivering a portion of any shares of common stock that would otherwise be included in the redemption amount, as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value or redemption market value, as the case may be, is determined;

•	in the case of settlement of purchase contracts in connection with any early settlement at the holder’s option, as of 5:00 p.m., New York City time, on the early settlement date;

•	in the case of settlement of purchase contracts following exercise of a holder’s fundamental change early settlement right, as of 5:00 p.m., New York City time, on the fundamental change early settlement date;

•	in the case of settlement of purchase contracts following exercise by us of our early mandatory settlement right, as of 5:00 p.m., New York City time, on the notice date; and

•	in the case of a combination termination redemption where we elect (or are deemed to have elected) to settle the redemption amount solely by delivering shares of common stock, as of 5:00 p.m., New York City time, on the date of the combination redemption notice.

For example, in the event that an amendment is proposed to our certificate of incorporation or amended and restated by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date specified above on which you are treated as the record holder of the shares of our common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock once you become a stockholder.

Some significant restructuring transactions may not constitute fundamental changes, in which case we would not be obligated to early settle the purchase contracts, and you will not have the right to require repurchase of your amortizing notes upon a fundamental change.

Upon the occurrence of specified fundamental changes, you will have the right to require us to settle the purchase contracts. You will not have the right to require repurchase of your amortizing notes upon a fundamental change, however. Additionally, the definition of “fundamental change” herein is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the value of the purchase contracts. For example, events such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to settle the purchase contracts at the applicable fundamental change early settlement rate. In the event of any such events, the holders of the purchase contracts would not have the right to require us to settle the purchase contracts at the applicable fundamental change early settlement rate, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the trading price of the purchase contracts and/or the amortizing notes.

We may not have the ability to raise the funds necessary to repurchase the amortizing notes following the exercise of our early mandatory settlement right or in connection with a combination termination redemption, and our debt outstanding at that time may contain limitations on our ability to repurchase the amortizing notes.

If we elect to exercise our early mandatory settlement right or effect a combination termination redemption, holders of the amortizing notes will have the right to require us to repurchase the amortizing notes on the repurchase date at the repurchase price described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of amortizing notes surrendered for repurchase. In addition, our ability to pay the relevant repurchase price for the amortizing notes may be limited by agreements governing our current and future indebtedness. Our failure to repurchase amortizing notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture could also lead to a default under agreements governing our indebtedness outstanding at that time. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and the repurchase price for the amortizing notes.

The secondary market for the Units, the purchase contracts and the amortizing notes may be illiquid.

We have applied to list the Units on the NYSE under the symbol “BALX”, subject to satisfaction of its minimum listing standards with respect to the Units. However, we cannot assure you that the Units will be approved for listing. If the Units are approved for listing, we expect that the Units will begin trading on the NYSE within 30 calendar days after the Units are first issued. In addition, the underwriters have advised us that they intend to make a market in the Units, but the underwriters are not obligated to do so. However, listing on the NYSE does not guarantee that a trading market will develop, and the underwriters may discontinue market making at any time in their sole discretion without prior notice to Unit holders. Accordingly we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

Beginning on the business day immediately succeeding the date of initial issuance of the Units, purchasers of Units will be able to separate each Unit into a purchase contract and an amortizing note. We are unable to predict how the separate purchase contracts or the separate amortizing notes will trade in the secondary market, or whether that market will be liquid or illiquid. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein. If (1) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (2) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the NYSE) subject to applicable listing requirements. However, even if we do so apply to list such separate purchase contracts or separate amortizing notes, we cannot assure you that such securities will be approved for listing.

The purchase contract agreement will not be qualified under the Trust Indenture Act, and the obligations of the purchase contract agent are limited.

The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The amortizing notes constituting a part of the Units will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the amortizing notes. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the trustee deliver reports at least annually with respect to certain matters concerning the trustee and the securities.

The U.S. federal income tax consequences relating to the Units are uncertain.

There is no authority directly addressing the characterization of Units or instruments similar to Units for U.S. federal income tax purposes and therefore the characterization of Units for these purposes is not entirely free from doubt. We intend to take the position that each Unit will be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes: (1) a prepaid purchase contract to acquire our common stock and (2) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if it held each component of such Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat (1) a Unit as an investment unit composed of two separate instruments in accordance with its form and (2) the amortizing notes as indebtedness for U.S. federal income tax purposes. If, however, the components of a Unit were treated as a single instrument, or the amortizing notes were recharacterized as equity for U.S. federal income tax purposes (even if the components of a Unit are respected as separate instruments for U.S. federal income tax purposes), the U.S. federal income tax consequences could differ from the consequences described below. Specifically, if you are a U.S. Holder, you could be required to recognize the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, as income. In addition, if you are a non-U.S. Holder, payments of principal and interest made to you on the amortizing notes could be subject to U.S. federal withholding tax. Other treatments may also be possible and the Internal Revenue Service (“IRS”) might assert that some other treatment is more appropriate. We have not sought any rulings concerning the treatment of Units, and no assurance can be given that the IRS or any court will agree with the tax consequences described in “Certain United States Federal Income Tax Considerations.” Prospective investors should consult their tax advisors regarding the tax treatment of an investment in Units and whether a purchase of a Unit is advisable in the investor’s particular tax situation and the tax treatment described under “Certain United States Federal Income Tax Considerations.”

You may be subject to tax upon an adjustment to the settlement rate of the purchase contracts even though you do not receive a corresponding cash distribution.

The fixed settlement rates of the purchase contracts are subject to adjustment in certain circumstances, including the payment of certain cash dividends or upon a fundamental change. If the settlement rates are adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you generally will be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the settlement rates after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. You may also be deemed to have received a taxable dividend in the event we make certain other adjustments to the settlement rates of the purchase contracts. For example, if a fundamental change occurs prior to the maturity date, under some circumstances, we will increase the settlement rate for purchase contracts settled in connection with the fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain United States Federal Income Tax Considerations.” If you are a “non-U.S. Holder” (as defined in “Certain United States Federal Income Tax Considerations”), U.S. federal withholding tax at a rate of 30 percent (or at a lower rate if an applicable income tax treaty so provides and an applicable withholding agent has received proper certification as to the application of that treaty) generally will apply to the gross amount of deemed or constructive dividends received by you. If an applicable withholding agent pays such withholding taxes on your behalf with respect to such deemed or constructive dividends, the withholding agent may withhold any such withholding tax from any cash to be paid to, or common stock to be delivered to, you, or set-off such amount against certain other funds or assets belonging to you.

Any adverse rating action with respect to the Units may cause their trading price to fall.

We do not intend to seek a rating on the Units. However, if a rating service were to rate the Units and if such rating service were to lower its rating on the Units below the rating initially assigned to the Units or otherwise announces its intention to put the Units on credit watch, the trading price of the Units could decline.

Risks Related to Our Common Stock, this Offering, and the Common Stock Offering

Future sales of our common stock in the public market by existing holders of our common stock could cause volatility in the price of our common stock or cause the share price to fall.

Following completion of the Common Stock Offering (without any exercise of the underwriters’ option to purchase additional shares) and prior to completion of the Combination, based on the 30,925,545 shares outstanding as of March 19, 2021, 39.4% of our outstanding shares will be beneficially owned by our executive officers and our directors. Our CEO, CFO, directors, and Standard General L.P. have entered into a lock-up agreement with the underwriters, which regulates their sales of our common stock for a period of 60 days after the date of this prospectus, subject to certain exceptions. Sales of substantial amounts of our common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our common stock and the market price of our common stock could be extremely volatile.

You may experience future dilution as a result of future equity issuances.

In the future, we may sell additional shares or Units to raise capital or acquire interests in other companies by using shares or a combination of cash and shares. For example, concurrently with this offering, we are offering, by means of a separate prospectus supplement,            shares of our common stock plus up to            additional shares that the underwriters of the Common Stock Offering have the option to purchase directly from us, at the public offering price of $            per share. Under the terms of the Combination, Gamesys shareholders have the option to receive, for each of their shares of Gamesys, 1,850 pence in cash or shares of our common stock or a combination of both. Certain of Gamesys’ current shareholders holding 25.6% of Gamesys’ shares have agreed to receive shares of our common stock in the Combination. In addition, pursuant to the GLPI Commitment Letter, GLPI has irrevocably committed to purchase shares of our common stock, or, subject to U.S. regulatory requirements, warrants, with a value of up to $500.0 million, at a price per share based on volume-weighted average price determined over a period of timeprior to such issuance. In connection with our strategic partnership with Sinclair Broadcast Group, we issued to Sinclair (1) an immediately exercisable warrant to purchase up to 4,915,726 shares of the Company at an exercise price of $0.01 per share, (2) a warrant to purchase up to a maximum of 3,279,337 additional shares of the Company at a price of $0.01 per share subject to the achievement of various performance metrics, and (3) an option to purchase up to 1,639,669 additional shares in four tranches with purchase prices ranging from $30.00 to $45.00 per share, exercisable over a seven-year period beginning on the fourth anniversary of the November 18, 2020 closing. In addition, in connection with the acquisition of Monkey Knife Fight and SportCaller and the pending acquisition of Bet.Works, we agreed to issue shares or warrants to purchase shares. Further, as of March 31, 2021, we have 660,411 shares that are reserved for issuance under our employee stock plans, which shares may be issued from time to time upon the vesting or exercise, as applicable, of various equity awards.

Additionally, we may seek approval to increase the number of authorized common shares or authorization to create new series or classes of securities under our Amended and Restated Certificate of Incorporation, as amended. For example, our 2021 Proxy Statement includes, among other proposals, proposals to (1) approve an increase in the total number of our authorized common shares from 100,000,000 to 200,000,000; and (2) authorize 10,000,000 shares of preferred stock and to provide that our board of directors is authorized to prescribe the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of preferred stock.

These events may dilute your ownership interest and have an adverse impact on the price of the shares. Furthermore, sales of a substantial amount of shares or any securities convertible into or exercisable or exchangeable for shares in the public market or the perception that these sales or conversions may occur, could reduce the market price of the shares. This could also impair our ability to raise additional capital through the sale of our securities. No prediction can be made as to the effect, if any, that future sales or issuance of shares or other equity or equity-linked securities will have on the trading price of shares.

This offering is not conditioned upon the completion of the Combination. If the Combination is not consummated, we will have broad discretion on the use of the net proceeds of this offering.

This offering is not conditioned upon the completion of the Combination. Accordingly, your purchase of the Units in this offering may be an investment in us on a stand-alone basis without any of the assets of Gamesys or anticipated benefits of the Combination. We will have broad discretion to use the net proceeds of this offering if the Combination does not occur. If the Combination does not occur, we expect to use the net proceeds from this offering, after payment of any cash redemption amount and/or repurchase price to you, for general corporate purposes, which may include repayment of debt, repurchases of our common stock, and capital expenditures and investments. See “Use of Proceeds.”

If the closing of the Combination has not occurred on or prior to the Long Stop Date, or if, prior to such date, the Combination is terminated, we may redeem the purchase contracts, in which case holders of the Units would have the right to require us to repurchase amortizing notes.

If the consummation of the Combination has not occurred on or prior to the Long Stop Date, or if, prior to such date, the Combination is terminated we may elect to redeem all, but not less than all, of the outstanding purchase contracts (if issued). We will pay or deliver, as the case may be, a redemption amount to be determined based on the price of our common stock at that time in cash or in shares of our common stock in accordance with the terms of the purchase contracts.

Upon redemption of the purchase contracts, our common stock may incur immediate net tangible book value dilution on a per share basis. In addition, if the purchase contracts are redeemed for cash and holders of Units require us to repurchase amortizing notes, we would experience reduced liquidity, which could limit our flexibility in the conduct of our business and make us more vulnerable to economic downturns and adverse competitive and industry conditions. If we elect to redeem the purchase contracts early, holders will have the right to require us to repurchase their amortizing notes for cash at the repurchase price as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder."

Risks Related to Gamesys’ Business

Declining popularity of games and changes in device preferences of players could have a negative effect on our business following the Combination.

Revenue from online games tends to decline over time after reaching a peak of popularity and player usage. The speed of this decline is referred to as the decay rate of a game. As a result of this natural decline in the life cycle of Gamesys’ products, Gamesys’ business depends on its ability and the ability of its third-party partners to consistently and timely launch new games across multiple platforms and devices that achieve significant popularity. The ability of Gamesys to successfully launch, sustain and expand games as applicable, largely will depend on its ability to, amongst other things: (1) anticipate and effectively respond to changing game player interests and preferences; (2) anticipate or respond to changes in the competitive landscape; (3) develop, sustain and expand games that are fun, interesting and compelling to play; (4) minimize launch delays and cost overruns on new games; (5) minimize downtime and other technical difficulties; (6) acquire leading technology and high quality personnel; and (7) comply with constraints on game design and/or functionality imposed by regulators. There is a risk that Gamesys may not launch any new games according to schedule, or that those games do not attract and retain a significant number of players, which could have a negative effect on Gamesys’, and following the Combination, the Combined Group’s prospects, revenues, operating results and financial condition.

Furthermore, more individuals are using non-PC/laptop devices to access the internet and versions of Gamesys’ technology developed for these devices may not be widely adopted by users of such devices. The number of people who access the internet through devices other than personal computers, including mobile telephones, tablets and television set-top devices, has increased over the past several years. If Gamesys is unable to attract and retain a substantial number of alternative device users to its gambling services or if Gamesys is slow to develop products and technologies that are more compatible with non-PC/laptop communications devices relative to its competitors, Gamesys may fail to capture a significant share of an increasingly important portion of the market for online gambling services.

In addition to offering popular new games, Gamesys must extend the life of the existing games which they make available to users, in particular the most successful games. While it is difficult to predict when revenues from any such existing games will begin to decline, for a game to remain popular, Gamesys must constantly enhance, expand or upgrade the relevant game with new features that players find attractive. There is a risk that they may not be successful in enhancing, expanding or upgrading its current games or any new games in the future and in addition regulators may introduce new rules that limit functionality within existing games. Should Gamesys not succeed in sufficiently offsetting the effects of declining popularity in the games they make available, this may have a material adverse effect following the Combination on the Combined Group’s business, prospects, revenues, operating results and financial condition.

We and Gamesys operate and, following the Combination, the Combined Group will operate in a highly competitive environment.

The online gambling industry is highly competitive, and we expect more competitors to enter the sector. With several thousand online gambling sites accessible to potential customers around the world with little product differentiation, there is arguably an excess of suppliers. Online and offline advertising is widespread, with operators competing for affiliates and customers who are attracted by sign-up bonuses and other incentives.

Existing and new competitors may also increase marketing spending, including to unprofitable levels, in an attempt to distort the online gambling market to build market share quickly. Some of our, Gamesys’ and, following Combination, the Combined Group’s competitors have or will have significantly greater financial, technical, marketing and sales resources and may be able to respond more quickly to changes in customer needs. Additionally, these competitors may be able to devote a greater number of resources to the enhancement, promotion and sale of their games and gaming systems. Our, Gamesys’ and, following Combination, the Combined Group’s future success is or will be dependent upon its ability to retain its current customers and to acquire new customers. Failure to do so could result in a material adverse effect on our, Gamesys’ and, following Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition.

The profitability of Gamesys will be dependent on return to players.

The revenue from certain of Gamesys’ gaming products depends on the outcome of random number generators built into the gaming software running the games made available to customers. Return to player is measured by dividing the amount of real money won by players on a particular game by the total real money wagers over a particular period on that game. An increasing return to player may negatively affect revenue as it represents a larger amount of money being won by players. Return to player is driven by the overall random number generator outcome, the mechanics of different games and jackpot winnings. Each game utilizes a random number generating engine; however, generally the return to player fluctuates in the short-term based on large wins or jackpots, or a large share of wagers made for higher-payout games. To the extent Gamesys is unable to set, or fails to obtain, a favorable return to player in their (or a third party supplier’s) gambling software which maximizes revenue, it could have a material adverse effect on Gamesys’ business, prospects, revenues, operating results and financial condition.

Gamesys or certain third parties that they rely on, may fail to establish and maintain effective and compliant anti-money laundering, counter terrorism financing, safer gambling, fraud detection, risk management and other regulatory policies, procedures and controls.

Online gambling operators licensed in the UK and other jurisdictions are obliged to establish and maintain compliant anti-money laundering (“AML”), anti-terrorism, safer gambling, fraud detection, risk management and other regulatory policies, procedures and controls to mitigate and effectively manage these risks. In the event that they fail to do so, they may be subject to enforcement action by gambling regulators or other governmental agencies or private action by affected third parties. In the event of a breach, a range of sanctions may be imposed, including financial penalties or regulatory settlements, public warnings, the imposition of special operating conditions and the suspension or revocation of gambling licenses.

In recent years the British gambling regulator, the Great Britain Gambling Commission (the “GBGC”), has repeatedly stated that the UK facing online gambling industry needed to take greater steps to implement effective AML and safer gambling policies and procedures. By way of example, in January 2018 the GBGC sent a letter to operators in the UK’s online casino sector indicating that the GBGC had identified significant concerns about the effectiveness of the online casino sector’s management and mitigation of AML and safer gambling risks. The GBGC indicated that it had already started investigations into 17 remote operators and was considering whether to undertake a licence review of five operators with a view to exercising the GBGC’s regulatory powers. The GBGC re-emphasised its focus in this compliance area and the risk of license revocations in its Enforcement report 2018/2019. The GBGC has imposed financial penalties or regulatory settlements in lieu of a penalty on a number of different operators for failing to apply effective AML and/or safer gambling policies and procedures, including Gamesys.

In addition, there is a risk that increased safer gambling and AML regulatory measures in the UK will prove to be challenging for Gamesys. For example, Gamesys’ highest value customers may be unwilling to provide the additional detail required by Gamesys in the UK to ascertain their sources of wealth, the affordability of their leisure spend with Gamesys or their risk of gambling related harm or vulnerability, and to continue to verify these. The GBGC is also consulting on tougher rules for online gambling operators for identifying and tackling gambling harm, including customer affordability, for all UK customers. The GBGC may impose requirements for a gambling business to act on information they have about a customer's vulnerability and to assess whether a customer’s gambling is affordable at thresholds which will be set by the GBGC. The imposition of such requirements will impact significantly Gamesys' business as Gamesys may be unable to establish the affordability of customers on the basis of the available evidence and/or because customers are unwilling to provide the information requested.

The failure by any third-party providers or, following the Combination, any relevant entity within the Company to establish and maintain effective and compliant AML, counter terrorism, anti-bribery, fraud detection, regulatory compliance and risk management processes may have a material adverse effect on Gamesys’ and, following the Combination, the Combined Group’s business, prospects, revenues, operating results, regulatory compliance and financial condition.

Gamesys will be reliant on effective payment processing services from a limited number of providers in each of the markets in which they operate.

The provision of convenient, trusted, fast and effective payment processing services to Gamesys’ customers and potential customers is critical to their business. If there is any deterioration in the quality of the payment processing services provided to these customers or any interruption to those services (including with respect to system intrusions, unauthorized access or manipulation), or if such services are only available at an increased cost to Gamesys or their customers or are terminated and no timely and comparable replacement services are found, Gamesys’ customers and potential customers may be deterred from using Gamesys’ products. In addition, Gamesys’ inability to secure payment processing services in markets into which Gamesys intends to expand may seriously impair their growth opportunities and strategies. Any of these occurrences may have a material adverse effect on Gamesys’ and, following the Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition.

Furthermore, a limited number of banks and credit card companies process online gambling related payments as a matter of internal policy and any capacity to accept such payments may be limited by the regulatory regime of a given jurisdiction. The introduction of legislation or regulations restricting financial transactions with online gambling operators, other prohibitions or restrictions on the use of credit cards and other banking instruments for online gambling transactions may restrict Gamesys’ abilities to accept payment from their customers. These restrictions may be imposed as a result of concerns related to fraud, payment processing, AML or other issues related to the provision of online gambling services. A number of issuing banks or credit card companies may from time to time reject payments to Gamesys that are attempted to be made by their customers. Should such restrictions and rejections become more prevalent, or any other restriction on payment processing be introduced, gambling activity by the Gamesys’ customers could be adversely affected, which in turn could have a material adverse effect on Gamesys’ and, following the Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition.

In addition, Gamesys is subject and, following the Combination, the Combined Group will be subject to the risk of credit card chargebacks, which may also result in possible penalties. A chargeback is a credit card originated deposit transaction to a player account with an operator that is later reversed or repudiated. The risk of such chargeback transactions is greater in respect of certain markets and certain payment methods. Revenue is recognized by Gamesys upon the first loss of the player on amounts tendered, and any credit card chargebacks are then deducted from their revenues. Even though security measures are in place, high rates of credit card chargebacks could result in credit card associations levying additional costs and fines or withdrawing their service and could have a material adverse effect on Gamesys’, and, following the Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition.

Gamesys’ business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing, and which could subject Gamesys to claims or otherwise harm Gamesys’ business across jurisdictions. Any change in existing regulations or their interpretation, or the regulatory or prosecutorial climate applicable to our products and services, or changes in tax rules and regulations or interpretation thereof related to Gamesys’ products and services, could adversely impact Gamesys’ ability to operate its business as currently conducted or as we seek to operate in the future, which could have a material adverse effect on our financial condition and results of operations.

Gamesys is generally subject to laws and regulations relating to iGaming in the jurisdictions in which it conducts business, as well as the general laws and regulations that apply to all e-commerce businesses, such as those related to privacy and personal information, tax and consumer protection. These laws and regulations vary by jurisdiction and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, attitudes and climates, as well as personal biases, may have a material impact on Gamesys’ operations and financial results. Some jurisdictions have introduced regulations attempting to restrict or prohibit online gaming, while others have taken the position that online gaming should be licensed and regulated and have adopted or are in the process of considering legislation and regulations to enable that to happen. The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on Gamesys’ results of operations.

Future legislative and regulatory action, and court decisions or other governmental action, may have a material impact on Gamesys’ operations and financial results. Governmental authorities could view Gamesys as having violated local laws, despite Gamesys’ efforts to obtain all applicable licenses or approvals. There is also risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities or incumbent monopoly providers, or private individuals, could be initiated against Gamesys, Internet service providers, credit card and other payment processors iGaming industries. Such potential proceedings could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed upon Gamesys’ licensees or other business partners, while diverting the attention of key executives. Such proceedings could have a material adverse effect on Gamesys’ business, financial condition, results of operations and prospects, as well as impact Gamesys’ reputation.

There can be no assurance that legally enforceable legislation will not be proposed and passed in jurisdictions relevant or potentially relevant to Gamesys’ business to prohibit, legislate or regulate various aspects of the iGaming (or that existing laws in those jurisdictions will not be interpreted negatively). Compliance with any such legislation may have a material adverse effect on Gamesys’ and, following the Combination, the Combined Group’s business, financial condition and results of operations, either as a result of our determination that a jurisdiction should be blocked, or because a local license or approval may be costly for us or our business partners to obtain and/or such licenses or approvals may contain other commercially undesirable conditions.

Gamesys’ growth prospects depend on the legal status of real-money gaming in various jurisdictions and legalization may not occur in as many jurisdictions as Gamesys’ expect, or may occur at a slower pace than Gamesys anticipates. Additionally, even if jurisdictions legalize real money gaming, this may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses to operate in a particular jurisdiction may take longer than Gamesys anticipates, which could adversely affect Gamesys’ future results of operations and make it more difficult to meet our expectations for financial performance.

Several jurisdictions have legalized or are currently evaluating the legalization of real money gaming, and Gamesys’ business, financial condition, results of operations and business prospects are significantly dependent upon the status of legalization in these jurisdictions. Gamesys’ business plan is partially based upon the legalization of real money gaming in additional jurisdictions and the legalization may not occur as anticipated. Additionally, if a large number of additional jurisdictions or federal governments enact real money gaming legislation and Gamesys is unable to obtain, or is otherwise delayed in obtaining, the necessary licenses to operate iGaming websites in U.S. jurisdictions where such games are legalized, Gamesys’ future growth in iGaming could be materially impaired.

As Gamesys enters new jurisdictions, states or the federal government may legalize real money gaming in a manner that is unfavorable to it. As a result, Gamesys may encounter legal, regulatory and political challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new opportunity. Jurisdictions also impose substantial tax rates on iGaming revenue. Tax rates, whether federal or state-based, that are higher than we expect will make it more costly and less desirable for it to launch in a given jurisdiction, while tax increases in any of our existing jurisdictions may adversely impact profitability.

Therefore, even in cases in which a jurisdiction purports to license and regulate iGaming, the licensing and regulatory regimes can vary considerably in terms of their business-friendliness and at times may be intended to provide incumbent operators with advantages over new licensees. Therefore, some “liberalized” regulatory regimes are considerably more economically viable than others.

Gamesys derives meaningful revenues from players located in jurisdictions in which it does not hold a license.

In certain jurisdictions, online gambling is either not regulated at all, is subject to very limited regulation or its legality is unclear. These jurisdictions are commonly referred to in the gaming industry as “unregulated jurisdictions”. Certain of Gamesys’ products are made available to players in unregulated jurisdictions. The relevant transactions in such unregulated jurisdictions and the associated player relationships that underpin them are generally regulated in either Malta or Gibraltar which use “point of supply” gambling regimes. Gamesys or its commercial partners hold point-of-supply licenses in Malta and Gibraltar. As such, such transactions are in fact heavily regulated but are not themselves regulated in the jurisdiction within which the player is ultimately located.

Operators within the online gambling industry, including Gamesys, have commonly taken a risk-based approach when supplying their online gambling services into jurisdictions in which it is not possible to obtain a gambling license. In these circumstances, online gambling operators may justify their remote supply of gambling services for a number of reasons, including a “country of origin” basis which asserts that it is lawful to supply online gambling services remotely from a jurisdiction in which a gambling license is held into another jurisdiction, unless there is something within the laws of that second jurisdiction that explicitly outlaws such provision, and explicitly applies to such inward supply emanating from outside its borders. An example of this is Japan. Japan has been a focus of Gamesys’ Asian business segment and has yet to introduce its own licensing regime applicable to Gamesys’ business.

There is a risk that such jurisdictions may enact regulations relating to online real money gaming and that Gamesys may be required to register its activities or obtain licenses (or obtain further registrations or licenses, as applicable), pay taxes, royalties or fees or that the operation of online gambling businesses in such jurisdictions may be prohibited entirely. The implementation of additional licensing or regulatory requirements, prohibitions or payments in such jurisdictions could have an adverse effect on the viability of Gamesys’ revenue, operations, business or financial performance. Where Gamesys or its partners fail to obtain the necessary registrations or licenses, make the necessary payments or operate in a jurisdiction where online gambling is deemed to be or becomes prohibited, Gamesys or its partners may be subject to investigation, penalties or sanctions or forced to discontinue operations entirely in relation to that jurisdiction. Any such actions may also have an adverse impact on the way Gamesys’ regulators regulate Gamesys in the jurisdictions in which Gamesys holds a license and following the Combination, the Combined Group’s subsidiaries that depend on such licenses.

Certain of Gamesys’ technology providers, payment processing partners or other suppliers of content or services (collectively, “Infrastructure Services”) may cease to provide, or limit the availability of, such Infrastructure Services to the extent Gamesys derives revenue from, or makes such Infrastructure Services available to customers in, unregulated jurisdictions. There is no assurance that Gamesys would be able to identify suitable or economical replacements if such Infrastructure Services become unavailable.

There is also a risk that civil and criminal proceedings, including class actions brought by or on behalf of prosecutors or public entities, incumbent monopoly providers or private individuals could be initiated against Gamesys or providers of its Infrastructure Services in unregulated markets. Such potential proceedings could assert that online gambling services have not been lawfully supplied into the domestic market and could involve substantial litigation expense, penalties, fines, seizure of assets, injunctions or other restrictions being imposed on Gamesys or its business partners, and may divert the attention of key executives of Gamesys. If Gamesys becomes subject to any such investigations, proceedings and/or penalties in one jurisdiction, this may lead to investigations, proceedings and/or penalties arising in other jurisdictions in which Gamesys operates and/or holds a license. Such investigations, proceedings, and/or penalties could have a material adverse effect on Gamesys’ and, following the Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition, as well as its reputation.

Following the Combination, the Combined Group will be exposed to exchange rate risks.

Foreign exchange risk arises when individual group entities enter into transactions denominated in a currency other than their functional currency. Gamesys’ policy is, where possible, to allow its entities to settle liabilities denominated in their functional currency with the cash generated from their own operations in that currency. Where Gamesys’ entities have liabilities denominated in a currency other than their functional currency (and have insufficient reserves of that currency to settle them), cash already denominated in that currency will, where possible, be transferred from elsewhere within Gamesys. Apart from these particular cash flows, the Gamesys aims to fund expenses and investments in the respective currency and to manage foreign exchange risk at a local level by matching the currency in which revenue is generated and expenses are incurred, as well as by matching the currency of its debt structure with the currency that cash is generated in. However, no assurance can be given that these policies will deliver all, or substantially all, of the expected benefits.

A vast majority of the revenues currently generated by Gamesys are from the UK market and are conducted in GBP and are therefore susceptible to any movements in exchange rates between GBP and USD. Any exchange rate risk may materially adversely affect Gamesys and, following the Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition.

Gamesys is reliant on the reliability and viability of the internet infrastructure, which is out of their control, and the proper functioning of their own network systems.

The growth of internet usage has caused interruptions and delays in processing and transmitting data over the internet. There can be no assurance that the internet infrastructure or Gamesys’ own network systems will continue to be able to support the demands placed on them by the continued growth of the internet, the overall online gambling industry or that of their customers. The internet’s viability could be affected by delays in the development or adoption of new standards and protocols to handle increased levels of internet activity or by increased government regulation. The introduction of legislation or regulations requiring internet service providers in any jurisdiction to block access to Gamesys’ websites and products may restrict the ability of their customers to access products and services offered by them. Such restrictions, should they be imposed, could have a material adverse effect on the business, prospects, revenues, operating results and financial condition of Gamesys.

If critical issues concerning the commercial use of the internet are not favorably resolved (including security, reliability, cost, ease of use, accessibility and quality of service), if the necessary infrastructure is not sufficient, or if other technologies and technological devices eclipse the internet as a viable channel, this may negatively affect internet usage, and Gamesys’ and, following the Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition will be materially adversely affected. Additionally, the increasing presence of viruses and cyber-attacks may affect the viability and infrastructure of the internet and/or the proper functioning of Gamesys’ network systems and could materially adversely affect Gamesys’ and, following the Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition.

The UK’s withdrawal from the EU and the wider political climate may have a negative effect on global economic conditions, financial markets and Gamesys’ business, prospects, revenues, operating results and financial condition.

Gamesys is a multinational group headquartered in London with worldwide operations, including material revenues derived from the UK and Europe. The UK formally left the European Union on January 31, 2020 (“Brexit”) which has resulted, and the medium and long term consequences of Brexit, may result in significant economic, political and social instability, not only in the UK and Europe, but across the globe generally. In particular, this has led to volatility in the value of GBP, which may affect the profitability of Gamesys. These developments and the prevailing uncertainty relating to these developments, have had and may continue to have a material adverse effect on global economic conditions, and economic conditions in the UK in particular, and the stability of global financial markets, and could significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Asset valuations, currency exchange rates and credit ratings may be especially subject to increased market volatility.

Despite a new free trade agreement between the UK and the EU, lack of clarity about future UK laws and regulations as the UK determines which EU laws to replace or maintain, including financial laws and regulations, tax and free trade agreements, intellectual property rights, supply chain logistics, environmental, health and safety laws and regulations, immigration laws and employment laws, could decrease foreign direct investment in the UK, increase costs, depress economic activity and restrict Gamesys’ access to capital and impact revenues. In particular, Brexit may lead to material changes to the regulatory regimes that would be applicable to Gamesys’ operations in the UK in the future. This could increase compliance and operating costs for Gamesys and, following the Combination, for the Combined Group and have a material adverse effect on Gamesys and, following the Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition.

Further economic, political and social instability may also result from the Scottish public voting for Scotland to leave the UK in any future referendum. Scotland’s First Minister has tabled draft legislation to set the rules for a second independence referendum (though any such referendum would be subject to UK government approval). The implications of any vote in favor of independence are uncertain, but could still be wide-ranging (for instance, in affecting the value of GBP, global markets and the ongoing relationship between Scotland and the rest of the UK and, potentially, the introduction of a discrete gambling regulatory regime in Scotland). Any of these factors could have a material adverse effect on Gamesys’ and, following the Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition.

Gamesys’ activities affected by the General Data Protection Regulation (“GDPR”).

Gamesys is required to comply with the GDPR to the extent that they either: (1) have customers located in the UK and the EU or (2) conduct the processing of personal data in the EU. The impact of the GDPR is of particular relevance to Gamesys’ marketing activities and IT security systems and procedures. The GDPR and associated e-privacy laws impose constraints on the ability of a data controller to profile and market to customers. Data subjects have the right to object to a controller processing their data in certain circumstances, including the right to object to their data being processed for the purposes of direct marketing. Controllers of personal data are required to maintain written records as to how they comply with the GDPR and provide more detailed information to data subjects in relation to how their data is being processed. In addition, updated e-privacy laws are under consideration in the EU to update the legislative rules applicable to digital and online data processing and to align e-privacy laws to the GDPR.

The GDPR also increased the level of fines which may be imposed for a breach of data protection laws, with the maximum fine (in the most serious cases of a breach of the GDPR) being the higher of €20 million (£17.5 million for the UK) or 4 per cent. of annual worldwide turnover. In certain instances, Gamesys could be held jointly responsible for breaches committed by the third-party service providers which they use or by other third parties with whom they share personal data.

Many of the obligations imposed on controllers by the GDPR are expressed as high-level principles, such as the obligation to act fairly with respect to the processing of personal data. The manner in which the data regulators and courts will interpret and apply the GDPR is and will continue to evolve over time. These procedures and policies may adversely affect Gamesys’ business by constraining their data processing activities, or by increasing their operational and compliance costs. Additional updates to these policies and procedures and associated operational changes may be required and costs incurred to comply with updates to e-privacy laws.

If the data processing activities of Gamesys or any third-party service providers breach the GDPR (or associated e-privacy laws), then Gamesys could, whether as a result of a failure to implement adequate policies and procedures or otherwise, face significant fines and/or the revocation of existing licenses and/ or the refusal of new applications for licenses, as well as claims by customers and reputational damage. The resultant losses suffered could materially adversely affect the business, prospects, revenues, operating results and financial condition of Gamesys, and, following the Combination, the Combined Group. There can be no assurances that Gamesys, and, following the Combination, the Combined Group would be able to recoup such losses, whether in whole or in part, from their third-party service providers or insurers.

Gamesys’ substantial activities in foreign jurisdictions may be affected by factors outside of their control.

A significant portion of Gamesys’ operations are conducted in non-U.S. jurisdictions. As such, the operations of Gamesys may be adversely affected by changes in foreign government policies and legislation (including gambling legislation) or social instability and other factors that are not within their control, including renegotiation or nullification of existing contracts or licenses, changes in gambling policies, regulatory requirements or the personnel administering them, currency fluctuations and devaluations, exchange controls, economic sanctions, tax increases, retroactive tax claims, changes in taxation policies, risk of terrorist activities, revolution, border disputes, implementation of tariffs and other trade barriers and protectionist practices, volatility of financial markets and fluctuations in foreign exchange rates, difficulties in the protection of intellectual property, labor disputes and other risks arising out of foreign governmental sovereignty over the areas in which operations are conducted. Gamesys’ operations may also be adversely affected by laws and policies of such foreign jurisdictions affecting foreign trade, taxation and investment. Accordingly, Gamesys’ activities in foreign jurisdictions could be substantially affected by factors beyond their control, any of which could have a material adverse effect on Gamesys’, and, following the Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition.

In the event of a dispute arising in connection with operations in a foreign jurisdiction where Gamesys conducts business, Gamesys may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdictions of the courts of the UK or enforcing UK judgments in such other jurisdictions. Gamesys may also be hindered or prevented from enforcing their rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

Gamesys, and, following the Combination, the Combined Group may also enter into agreements and conduct activities outside of the jurisdictions in which they or we currently carry on business, which expansion may present challenges and risks as a result of the factors described above that they have not faced in the past, any of which could have a material adverse effect on Gamesys, and, following the Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition.

Gamesys’ branded sites are heavily reliant on well-known brands owned by third parties.

Gamesys operates certain branded sites, including sites branded as Virgin Games, Heart Bingo and Monopoly Casino. All such branded sites operated by Gamesys are reliant on the use of highly trusted and recognizable brands which are owned by third parties (the “Third Party Brands”). Gamesys operates the Third Party Brands pursuant to brand licensing arrangements with the relevant third party brand owner (the “Brand Owner”). Gamesys is contractually required to operate the such branded sites in accordance with those brand licensing arrangements, and any material breach of those requirements may expose Gamesys to claims for breach of contract, and/or may lead to the Brand Owner terminating or failing to renew the brand licensing arrangements. Gamesys owns the player data in respect of such branded sites, and in the event that the brand licensing arrangements for any of such branded sites were to be terminated early or not renewed, then Gamesys would seek to migrate those players to a different gaming site operated by it. However, there is a risk that any replacement branded site offered by Gamesys may not successfully retain the custom of those players, and in the event that Gamesys or, following the Combination, the Combined Group loses the right to use any of the Third Party Brands its business, financial condition, results of operations and/or prospects may be materially adversely affected.

Gamesys is and, following the Combination, the Combined Group will be exposed to the risk that the reputation of the Third Party Brands may be adversely affected by the activities of third parties over whom it has no control. For example, Gamesys operates and, following the Combination, the Combined Group will operate the Virgin Games site. The Virgin brand is used by a wide range of businesses. In the event that the reputation of the Virgin brand was to be adversely affected due to the actions of third parties, that may affect the business prospects of Gamesys and, following the Combination, the Combined Group.

Risks Related to the Combination

We may fail to consummate the Combination or may not consummate it on the terms described herein.

It is currently anticipated that we will complete the Combination in the second half of 2021. Completion of the Combination is subject to the receipt of applicable shareholder approvals by each of Gamesys’ shareholders and Bally’s shareholders, regulatory approvals and other customary closing conditions for the acquisition of a UK public company. As a result, the possible timing and likelihood of completion are uncertain and, accordingly, there can be no assurance that such Combination will be completed on the expected terms, anticipated schedule or at all.

If the Combination is not consummated, we could be subject to a number of risks that may adversely affect our business and the market price of our common stock, including:

•	we will be required to pay costs relating to the Combination such as legal, accounting, financial advisory and printing fees, whether or not the Combination is consummated;

•	time and resources committed by our management to matters relating to the Combination could otherwise have been devoted to pursuing other beneficial opportunities; and

•	we would not realize the benefits we expect to realize from consummating the Combination.

We cannot provide any assurance that the Combination will be consummated or that there will not be a delay in the consummation of the Combination. If the Combination is not consummated, our reputation in our industry and in the investment community could be damaged, and the market price of our common stock could decline.

The unaudited pro forma condensed combined financial information and other adjusted information included in this prospectus supplement is unaudited and the actual financial condition and results of operations after the Combination may differ materially.

The unaudited pro forma condensed combined financial information and other adjusted information included in this prospectus supplement is presented for illustrative purposes only are based on numerous adjustments, assumptions and estimates, are subject to numerous other uncertainties and do not purport to reflect what the Company’s financial position or results of operations would have been had the Combination, this offering and/or the Unit Offering been completed as of the dates assumed for purposes of that information. Such unaudited pro forma consolidated combined financial information and certain other adjusted information reflects the assumptions of our management at the time that such information was initially prepared and may differ, perhaps substantially, from the assumed amounts set forth in the unaudited pro forma condensed combined financial information and the other adjusted information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, in lieu of the Bridge Commitment and the GLPI Commitment, we may pursue one or more offerings of private placements of debt or equity securities, sale and leaseback transactions and/or bank financings, in each case (including the refinancing of existing indebtedness of Gamesys) and/or refinance our existing credit facilities and senior unsecured notes, or may otherwise to finance the Combination, and/or may modify our plan of finance for the Combination, in a manner that is different from the assumptions reflected in the unaudited pro forma condensed combined financial information and other adjusted information included in this prospectus supplement.

Accordingly, the final acquisition accounting adjustments may differ materially from the unaudited pro forma adjustments reflected in this prospectus supplement. For more information, see “Unaudited Pro Forma Condensed Combined Financial Information.”

The Combination is subject to the receipt of governmental and regulatory approvals that may impose conditions that could have an adverse effect on us or, if not obtained, could prevent consummation of the Combination.

Consummation of the Combination is conditioned upon the receipt of governmental approvals, including gaming regulatory approvals. There can be no assurance that these approvals will be obtained and that the other conditions to consummating the Combination will be satisfied. In addition, the governmental authorities from which the regulatory approvals are required may impose conditions on the consummation of the Combination or require changes to the terms of the Combination or agreements to be entered into in connection with the Combination. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying or impeding consummation of the Combination or of imposing additional costs or limitations on us following consummation of the Combination, any of which might have an adverse effect on our business, financial condition and results of operations. This offering of our common stock is not conditioned on the consummation of the Combination and, as a result, it is possible that this offering occurs and the Combination does not occur. See “—This offering is not conditioned upon the completion of the Combination. If the Combination is not consummated, we will have broad discretion on the use of the net proceeds of this offering.”

The Combination is subject to other conditions that we cannot control.

The Combination is subject to conditions, including the approval of the Scheme by Gamesys shareholders, the approval of the issuance of shares of our common stock in connection with the Combination (the “New Bally’s Shares”) by our shareholders, the sanction of the Scheme by the Court, the Scheme becoming effective by April 12, 2022 (or such later date, if any, as may be agreed by Bally’s, Gamesys, and, if required, the Court) and the NYSE having authorized the listing of the New Bally’s Shares. No assurance can be given that all of the conditions to the Combination will be satisfied, or if they are, as to the timing of such satisfaction. If the conditions to the Combination are not satisfied, then the Combination may not be consummated.

In certain circumstances, we may not be able to invoke the transaction conditions and terminate the Combination, which could reduce the value of our common stock.

The Takeover Code provides that certain conditions may only be invoked where the circumstances underlying the failure of the condition are of material significance to us in the context of the Combination. Therefore, with the exceptions of certain antitrust conditions and certain conditions relating to (1) the approval of the Scheme by Gamesys shareholders and the Court, (2) the approval of the New Bally’s Shares by our shareholders and (3) the listing of New Bally’s Shares on the NYSE, we may be required to obtain agreement of the Takeover Panel that the circumstances giving rise to the right to invoke the condition were of material significance to us in the context of the Combination before we would be permitted to rely on that condition.

If a material adverse change affecting Gamesys occurs and the Takeover Panel does not allow us to invoke a condition to cause the Combination not to proceed, the market price of our common stock may decline or our business or financial condition may be materially adversely affected. As a result, the value of the New Bally’s Shares received by Gamesys shareholders may be reduced and/or our business or financial condition may be adversely affected after the Combination.

The Takeover Code may limit our ability to cause Gamesys to consummate the transaction and may otherwise limit the relief we may obtain in the event Gamesys’ board of directors withdraws its support of the Scheme.

The Takeover Code limits the contractual commitments that may be obtained from Gamesys to take actions in furtherance of the Combination, and the Gamesys board of directors may, if its fiduciary and other directors’ duties so require, withdraw its recommendation in support for the Scheme, and withdraw the Scheme itself, at any time before the Court Meeting. The Takeover Code does not permit Gamesys to pay any break fee if it does so, nor can it be subject to any restrictions on soliciting or negotiating other offers or transactions involving Gamesys other than the restrictions against undertaking actions or entering into agreements which are similar to or have a similar effect to “poison pills” and which might frustrate the Combination.

Governmental gaming regulatory requirements concerning ownership of our common stock may impact our regulatory compliance.

The gaming and racing industries are highly regulated, and we must maintain our licenses and pay gaming taxes to continue our operations. We are subject to extensive regulation under laws, rules and supervisory procedures primarily in the jurisdictions where our facilities are located or docked.

These laws, rules and regulations generally concern the responsibility, financial stability and characters of the owners, managers, and persons with financial interests in the gaming operations. Some jurisdictions require applications for findings of suitability, licensing or other approvals for owners of our stock exceeding certain thresholds. If, as a result of this offering, a person purchases stock in us in an amount that results in such person attaining or exceeding thresholds of ownership requiring regulatory approvals from one or more gaming jurisdictions, the regulators could take the position that such person must make the requisite filings or obtain the requisite approvals from the regulator. We cannot predict whether a gaming regulator may take such a position.

The cash consideration subjects Bally’s to foreign exchange rate exposure.

Because the cash portion of the purchase price payable to the Gamesys shareholders in the Combination is payable in pound sterling, while the proceeds from this offering and the Unit Offering will be received in U.S. dollars and a majority of Bally’s revenues are denominated in U.S. dollars, Bally’s is subject to exchange rate exposure through the closing of the Combination. Bally’s may seek to mitigate its exposure to currency exchange rate fluctuations by hedging any material mismatch between revenues and obligations, but any such efforts may not be successful, in which case changes in the relative value of pounds sterling versus U.S. dollars could materially and adversely affect Bally’s financial condition.

Gamesys currently is not subject to the internal controls and other compliance obligations of the U.S. securities laws, and Bally’s may not be able to timely and effectively implement controls and procedures over Gamesys operations as required under the U.S. securities laws.

Gamesys currently is not subject to the information and reporting requirements of the Exchange Act and other U.S. federal securities laws, including the compliance obligations relating to, among other things, the maintenance of a system of internal controls as contemplated by the Exchange Act. Subsequent to the completion of the Combination, Bally’s will need to timely and effectively implement the internal controls necessary to satisfy those requirements, which require annual management assessments of the effectiveness of internal control over financial reporting and a report by an independent registered public accounting firm addressing these assessments. Bally’s intends to take appropriate measures to establish or implement an internal control environment at Gamesys aimed at successfully fulfilling these requirements. However, it is possible that Bally’s may experience delays in implementing or be unable to implement the required internal financial reporting controls and procedures, which could result in enforcement actions, the assessment of penalties and civil suits, failure to meet reporting obligations and other material and adverse events that could have a negative effect on the market price for our common stock.

Future changes to U.S. and non-U.S. tax laws could adversely affect the Combined Group.

The U.S. Congress, the Organization for Economic Co-operation and Development and other government agencies in jurisdictions where Bally’s and its affiliates do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of  “base erosion and profit shifting,” including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the United States, the UK and other countries in which Bally’s and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect Bally’s and its affiliates (including Bally’s and its affiliates after the Combination).

In addition, the U.S. government may enact significant changes to the taxation of business entities including, among others, an increase in the corporate income tax rate, an increase in the tax rate applicable to the global intangible low-taxed income and elimination of certain exemptions, and the imposition of minimum taxes or surtaxes on certain types of income. No specific United States tax legislation has been proposed at this time and the likelihood of these changes being enacted or implemented is unclear. We are currently unable to predict whether such changes will occur and, if so, the ultimate impact on our business or, following the Combination, the business of the Combined Group.

Bally’s and Gamesys are and, after the Combination, the Combined Group will be dependent on key management personnel and may face challenges in attracting and retaining individuals with specialized skills and experience.

We and Gamesys’ success is and, following the Combination, the Combined Group’s success will be largely dependent upon the performance of their key management, marketing and technology personnel. As competition for highly skilled management, marketing and technology personnel is intense, any inability to retain employees, key members of Bally’s, Gamesys’ and, following the Combination, the Combined Group’s executive management team, and to attract and retain key employees, in particular those who have subject-matter expertise and institutional knowledge and the necessary skills critical to their operations and the implementation of their strategy, may have a material adverse effect upon Bally’s, Gamesys’ and, following Combination, the Combined Group’s business, prospects, revenues, operating results and financial condition.

Use of Proceeds

We estimate that the net proceeds from this offering, after deducting the underwriters’ discount, will be approximately $241.1 million (or approximately $277.4 million if the underwriters exercise their option to purchase additional shares in full).

We intend to use the net proceeds from this offering (including any net proceeds resulting from the underwriters’ exercise of their option), together with the proceeds of the Common Stock Offering, to partially fund the cash portion of the purchase price of our announced Combination (as defined herein) with Gamesys. Upon the consummation of this offering and the Common Stock Offering, all or substantially all of the net proceeds may be contributed to a newly formed subsidiary established for the purpose of consummating the Combination and may be converted into pounds sterling and deposited into one or more escrow accounts with one or more of the banks that have committed to finance the Combination, which escrow deposits will to reduce the financing commitments under the Bridge Commitment, and any equity raise in excess of $850 million will reduce the GLPI Commitment on a dollar-for-dollar basis. Any additional net proceeds from this offering or the Common Stock Offering may, at our discretion, also be deposited into such escrow accounts and further reduce the financing commitments under the Bridge Commitment. If the Combination is terminated, lapses or is withdrawn for any reason prior to the consummation of the Combination, the amount in escrow will be released to us and, after payment of any cash redemption amount and/or repurchase price, used for general corporate purposes, which may include repayment of debt, repurchases of our common stock, capital expenditures, acquisitions and investments.

This offering is not contingent on the consummation of the Combination, and the consummation of the Combination is not contingent on the consummation of this offering, and, as a result, it is possible that this offering occurs and the Combination does not occur and vice versa, and we cannot give you any assurances that the Combination will be consummated on the terms described herein or the time frame contemplated herein, if at all.

Certain of the underwriters or their respective affiliates are acting as our financial advisors in connection with the Combination and they are or may become agents, arrangers, bookrunners or lenders under Bridge Commitment to fund a portion of the Combination. A portion of the proceeds from this offering and any proceeds from the Common Stock Offering will be used to reduce the Bridge Commitment, and to pay the fees, costs and expenses incurred in connection thereto. As a result, certain of the underwriters or their respective affiliates will benefit from the application of a portion of the net proceeds from this offering and/or the Common Stock Offering to reduce the Bridge Commitment.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020:

•	on an actual basis;

•	on an as adjusted basis to give effect to this offering;

•	on an as further adjusted basis to give effect to the Common Stock Offering; and

•	on a pro forma basis to give effect to this offering, the Common Stock Offering and the Combination (collectively, the “Transactions”) on a basis consistent with the Unaudited Pro Forma Condensed Combined Financial Information set forth herein.

The following table does not reflect the sale of any shares or Units that may be sold to the respective underwriters of this offering and of the Common Stock Offering upon exercise of their respective options to purchase additional shares and Units. If the underwriters exercise such options, we expect that the proceeds from such sales will be used to fund a portion of the purchase price of the Combination.

Consistent with the Unaudited Pro Forma Condensed Combined Financial Information set forth therein, the following amounts set forth to give pro forma effect to the “Transactions” assume (1) the minimum number of Bally’s shares to be issued in connection with the Combination per agreement with certain Gamesys shareholders is 9,196,000, (2) the lenders under the Bridge Facility provide financing necessary to pay the cash portion of the consideration payable to Gamesys’ shareholders ($2,143 million) upon consummation of the Combination and related fees and expenses of $14.2 million, with remaining proceeds from the Bridge Facility, together with partial proceeds from this offering and the Common Stock Offering, utilized to repay the outstanding balance of Gamesys’ EUR and GBP Term Facilities ($693 million); (3) the purchase by GLPI of shares of our common stock, or, subject to U.S. regulatory requirements, warrants, with a value of up to $500.0 million and (4) the issuance of 9,674,000 shares in the Common Stock Offering. In lieu of the Bridge Commitment and the GLPI Commitment, we may pursue one or more offerings of private placements of debt or equity securities, sale and leaseback transactions and/or bank financings, in each case, to finance the Combination (including the refinancing of existing indebtedness of Gamesys) and/or refinance our existing credit facilities and senior unsecured notes. See “—Risk Factors Relating to the Combination—The unaudited pro forma condensed combined financial information and other adjusted information included in this prospectus supplement is unaudited and the actual financial condition and results of operations after the Combination may differ materially.”

This offering is not contingent on the consummation of the Combination or the Common Stock Offering, and the consummation of the Combination or the Common Stock Offering is not contingent on the consummation of this offering, and, as a result, it is possible that this offering occurs and the Combination or the Common Stock Offering does not occur and vice versa, and we cannot give you any assurances that the Combination will be consummated on the terms described herein or the time frame contemplated herein, if at all. See “Use of Proceeds” and see “Risk Factors—Risks Related to Our Common Stock and this Offering—This offering is not conditioned upon the completion of the Combination. If the Combination is not consummated, we will have broad discretion on the use of the net proceeds of this offering.” and “—Risk Factors Relating to the Combination—We may fail to consummate the Combination or may not consummate it on the terms described herein.”

You should read this table in conjunction with “Use of Proceeds” in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited annual consolidated financial statements and related notes and other financial information incorporated by reference to our annual report on Form 10-K for the fiscal year ended December 31, 2020.

	As of December 31, 2020
(unaudited, in millions)	Actual	As Adjusted for this Offering	As Further Adjusted for the Common Stock Offering	As Further Adjusted for the Transactions
Cash and cash equivalents(1)	$123.4	$123.4	$123.4	$407.9
Debt:
Short-term debt	5.8	5.8	5.8	5.8
Long-term debt	1,094.1	893.1	314.1	2,683.4
Total debt	$1,099.9	$898.9	$319.9	2,689.2
Stockholders’ equity:
Common stock $0.01 par value, 100,000,000 shares authorized, actual and as adjusted; 31,315,151 shares issued, actual 31,315,151 shares issued and outstanding, as adjusted for this offering and as further adjusted for the Common Stock Offering; 58,659,426 shares issued and outstanding, as further adjusted for the Transactions(2)	0.3	0.3	0.4	0.6
Additional paid-in capital	294.6	502.9	1,102.8	2,198.2
Retained earnings	34.8	27.5	6.5	(15.0)
Accumulated other comprehensive loss	(3.1)	(3.1)	(3.1)	(3.1)
Treasury stock, at cost: 0 shares of common stock, actual, as adjusted and as further adjusted	-	-	-	-
Total stockholders’ equity (deficit)	$326.6	$527.6	$1,106.6	$2,180.7
Total capitalization	$1,426.5	$1,426.5	1,426.5	$4,869.9

(1)	Cash and cash equivalents may increase or decrease depending on, among other things, actual costs and expenses incurred in connection with the Transactions.

(2)	The number of issued and outstanding shares, actual and as adjusted, excludes (i) 60,000 shares issuable upon the exercise of options outstanding as of March 31, 2021, having a weighted-average exercise price of $4.31 per share, under our equity incentive plan; (ii) 600,411 shares of common stock underlying outstanding restricted stock units and other equity awards reserved for future issuance under existing compensation plans; (iii) 417,572 shares of common stock available to be granted under our existing equity plans, (iv) up to 9,834,732 shares of common stock that may become issuable upon exercise of option and warrants issued in connection with our strategic partnership with Sinclair; (v) up to 6,687,722 shares of our common stock that may become issuable upon exercise of penny warrants issued in connection with our acquisition of Monkey Knife Fight and SportCaller, and our pending acquisition of Bet.Works; and (vi) up to 300,000 shares of our common stock that may be issuable to SportCaller selling stockholders in connection with achievement of certain post-closing performance targets in connection with our acquisition of SportCaller. Except as set forth above under “as further adjusted for the Transactions,” the number of issued and outstanding shares does not include any shares (or warrants) that may be issued under the GLPI Commitment or any shares that may be issued to Gamesys shareholders in the Combination. Share numbers and amounts do not reflect shares of our common stock, issuable upon settlement of the purchase contracts.

Dividend policy

We are not currently paying a cash dividend on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. Any future determinations relating to our dividend policies will be made at the discretion of our board of directors and will depend on conditions then existing, including our financial condition, results of operations, contractual restrictions, capital and regulatory requirements and other factors our board of directors may deem relevant.

Unaudited Pro Forma Condensed combined Financial Information

The unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Information”) included herein presents the unaudited pro forma condensed combined balance sheet (“Pro Forma Balance Sheet”) and the unaudited pro forma condensed combined statement of operations (“Pro Forma Statement of Operations”) based upon the audited historical financial statements of Bally’s Corporation (“Bally’s” or the “Company”), the Acquired Companies (as defined below) and Gamesys Group plc (“Gamesys”), after giving effect to the acquisitions of the Acquired Companies (the “Completed Acquisitions”) and the Company’s planned combination with Gamesys (the “Gamesys Combination”), the Financing Transaction (as defined below) and the Equity Offerings (as defined below) (collectively, the “Transactions”), and the adjustments described in the accompanying notes.

The Pro Forma Statement of Operations for the year ended December 31, 2020 gives effect to the Transactions as if each of them had occurred on January 1, 2020. The Pro Forma Balance Sheet as of December 31, 2020 gives effect to the Company’s acquisition (the “MontBleu Acquisition”) of MontBleu Resort Casino & Spa (“MontBleu”), the Gamesys Combination, the Financing Transaction, and the Equity Offerings as if each of them had occurred on December 31, 2020.

The Unaudited Pro Forma Financial Information set out below have been prepared in accordance with Article 11 of Regulation S-X, as amended by the Securities and Exchange Commission (“SEC”) Final Rule Release No. 33 10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses using accounting policies in accordance with principles generally accepted in the United States of America (“U.S. GAAP”).

The Unaudited Pro Forma Financial Information reflects transaction related adjustments management believes are necessary to present fairly Bally’s Pro Forma Balance Sheet and Pro Forma Statement of Operations.

The Unaudited Pro Forma Financial Information has been prepared for illustrative purposes only. The hypothetical financial position or results included in the Unaudited Pro Forma Financial Information may differ from the Company’s actual financial position or results following the Transactions. The Unaudited Pro Forma Financial Information has been prepared on the basis set out in the notes below and has been prepared in a manner consistent with the accounting policies applied by the Company in its historical financial statements for the year ended December 31, 2020. In preparing the Unaudited Pro Forma Financial Information, no adjustments have been made to reflect the potential operating synergies and administrative cost savings or the costs of integration activities that could result from the combination of Bally’s, the Acquired Companies and Gamesys.

Completed Acquisitions

On July 1, 2020, the Company closed its acquisition of each of IOC-Kansas City, Inc. (“Casino KC”) and Rainbow Casino-Vicksburg Partnership, L.P. (“Casino Vicksburg”) from Caesars Entertainment, Inc., formerly Eldorado Resorts, Inc. (“Caesars”), for an aggregate purchase price of $230,000,000 in cash, subject to customary post-closing adjustments pursuant to the terms of an Equity Purchase Agreement, dated July 10, 2019, among Bally’s, Caesars and various of their affiliates. This acquisition was funded with available cash on hand at July 1, 2020 and from borrowings under the Company’s revolving credit facility.

On December 23, 2020, the Company closed its acquisition of Eldorado Resort Casino Shreveport (“Shreveport”) from Caesars for a purchase price of $140,000,000 in cash, subject to customary post-closing adjustments pursuant to the terms of an Equity Purchase Agreement, dated April 24, 2020 (the “Shreveport/MontBleu Agreement”), among Bally’s, Caesars and certain of their affiliates. This acquisition was funded with available cash on hand at December 23, 2020 and from borrowings under the Company’s revolving credit facility.

On April 6, 2021, the Company completed its acquisition of MontBleu from Caesars for a purchase price of $15,000,000 in cash, payable one year from the closing date, subject to customary post-closing adjustments pursuant to the terms of the Shreveport/MontBleu Agreement. The Company expects that this acquisition will be funded with available cash on hand or available borrowings under the Company’s existing debt agreements when due in April 2022.

The acquisitions of Casino KC, Casino Vicksburg, Shreveport and MontBleu (together the “Acquired Companies”) are being accounted for as business combinations using the acquisition method with Bally’s as the accounting acquirer in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting the respective purchase prices for the Completed Acquisitions will be allocated to the Acquired Companies’ assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the relevant acquisition.

Gamesys Combination

On April 13, 2021, the Company issued an announcement pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers disclosing the terms of the Gamesys Combination pursuant to which Bally’s would acquire the entire issued and to be issued ordinary share capital of Gamesys. Under the terms of the Gamesys Combination, Gamesys shareholders would be entitled to receive 1,850 pence in cash for each share of Gamesys or, under a share alternative, Gamesys shareholders would be able to elect to receive newly issued common shares of the Company in lieu of part or all of the cash consideration to which they would be entitled to elect to receive under the Gamesys Combination at an exchange ratio of 0.343 new Bally’s common shares for each Gamesys share. The minimum number of shares to be issued, per agreement with certain shareholders, is 9,196 thousand which is the number of shares assumed to be issued for purposes of this Unaudited Pro Forma Financial Information. An increase in the number of shares issued could materially impact the Unaudited Pro Forma Financial Information. The Gamesys Combination is expected to be accounted for as a business combination using the acquisition method with Bally’s as the accounting acquirer in accordance with ASC 805. In arriving at the conclusion that Bally’s is the accounting acquirer, the Company considered the structure of the transaction, relative outstanding share ownership, the composition of the combined company’s board of directors, the relative size of Bally’s and Gamesys, and the designation of certain senior management positions of the combined company.

Financing Transaction

On April  13, 2021, Bally’s entered into a $2,378 million secured bridge loan agreement (the ‘‘Bridge Facility’’), subject to limited conditions, under which the lenders party thereto agreed to provide the financing necessary to pay the cash portion of the consideration payable to Gamesys’ shareholders ($2,143 million) upon consummation of the Gamesys Combination and related fees and expenses of $14.3 million. The remaining proceeds from the Bridge Facility, together with partial proceeds from the Equity Offerings and, if funded, the GLPI Commitment (defined below), will be utilized to repay the outstanding balance of Gamesys’ EUR and GBP Term Facilities ($693 million). The amount of the Bridge Commitment may be reduced by certain proceeds from the Equity Offering.

Bally’s has also entered into a commitment letter (the “GLPI Commitment Letter”) with Gaming & Leisure Properties, Inc. (“GLPI”) pursuant to which GLPI has irrevocably committed to purchase shares of our common stock, or, subject to U.S. regulatory requirements, warrants, with a value of up to $500 million (the “GLPI Commitment”) at a price per share based on the volume-weighted average price determined over a period of time prior to such issuance.  The proceeds may be used to fund a portion of the aggregate cash consideration for the Combination, acquisition costs and fees and expenses incurred by Bally’s and its affiliated entities related to the Combination, or to refinance the existing indebtedness of Gamesys.  The GLPI Commitment contemplates that Bally’s and GLPI will affect one or more takeout sale and leaseback transactions, thereby reducing the number of Bally’s shares (or warrants) to be issued to GLPI. The amount of the GLPI Commitment may be reduced by certain net proceeds from the Equity Offerings.

The incurrence of the Bridge Facility and issuance of shares pursuant to the GLPI Commitment are collectively referred to as the “Financing Transaction”.

Equity Offerings

Common Stock Offering. The Company expects to offer and issue (the “Common Stock Offering”) $600 million of its common stock, par value $0.01 (the “Common Stock”). The Unaudited Pro Forma Financial Information assumes a public offering price in the Common Stock Offering of $62.01 per share, which is the last reported sale price of the Common Stock on the New York Stock Exchange on April 7, 2021, and would result in the issuance of 9,674 thousand shares in the Common Stock Offering, subject to changes in stock price among other factors. The Company has estimated total net proceeds for the Common Stock Offering of $579 million, net of estimated issuance costs of $21 million. The amounts set forth above in this paragraph and elsewhere in the Unaudited Pro Forma Financial Information assume no exercise of the underwriters’ option to purchase additional shares of the Company’s common stock in connection with the Common Stock Offering.

TEU Offering. The Company expects to offer and issue (the “TEU Offering” and, together with the Common Stock Offering, the “Equity Offerings”) $250 million of tangible equity units (each, a “TEU”). Each TEU will be comprised of two parts: (1) a prepaid stock purchase contract (a “TEU purchase contract”) and (2) a senior amortizing note (a “TEU amortizing note”) that will pay equal quarterly installments. Unless earlier redeemed by the Company in connection with a Gamesys Combination termination redemption or settled earlier at the holder’s option or at the Company’s option, each TEU purchase contract will, subject to postponement in certain limited circumstances, automatically settle on April 15, 2024, and the Company will deliver a specified number of shares of Common Stock per TEU based upon applicable settlement rates and the market value of the Company’s Common Stock. The TEU amortizing notes are expected to have a specified initial principal amount and a specified interest rate and the Company will make specified payments of interest and partial repayments of principal on quarterly installment payment dates.

The Unaudited Pro Forma Financial Information reflects the expected issuance of the TEU purchase contract portion of the TEUs as additional paid-in-capital, net of issuance costs, and the TEU amortizing notes portion of the TEU as long-term debt, net of issuance costs. The Company has estimated total net proceeds for the TEU Offering of $241.25 million, net of estimated issuance costs of $8.75 million, which has been allocated to the TEU purchase contracts and the TEU amortizing notes based on the relative fair values of the respective components, determined based on the most recent fair market estimates at the time of filing. The Company has estimated that the allocation of the net proceeds of the TEU is $201.0 million, net of issuance costs of $7.3 million for the TEU purchase contracts, and $41.8 million, net of issuance costs of $1.5 million for the TEU amortizing note.

Based on the expected structure of the TEU, the Company currently expects the TEU purchase contracts to meet equity classification. The classification of the TEU will be subject to detailed assessment once finalized and a different conclusion may result in a material impact on the information presented.

The Company intends to use the net proceeds from the Equity Offerings to partially fund the cash portion of the consideration payable for the Gamesys Combination. Upon the consummation of the Equity Offerings, all or substantially all of the net proceeds will be placed in an escrow account with one of the banks that have committed to finance the Gamesys Combination to reduce such financing commitments. If the Gamesys Combination is terminated, lapses or is withdrawn for any reason prior to the consummation of the Gamesys Combination, the net proceeds of the Equity Offerings will be released to the Company from escrow and, after payment of any cash redemption amount and/or repurchase price, used for general corporate purposes. The Equity Offerings are not contingent on the consummation of the Gamesys Combination, and the consummation of the Gamesys Combination is not contingent on the consummation of the Equity Offerings, and, as a result, it is possible that the Equity Offerings occur and the Gamesys Combination does not occur and vice versa.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2020

(in thousands)

		Pro forma adjustments
(In thousands)	Bally’s Historical (Note 2)	MontBleu pre-acquisition results and reclassifications (Note 5)	MontBleu Combination Adjustments (Note 6)		Gamesys (US GAAP) (Note 7)	Gamesys Combination Adjustments (Note 8)		Financing Transaction (Note 9)		Equity Offerings (Note 10)		Pro forma Combined Company
Assets
Cash and cash equivalents	$123,445	$2,494	$-		$289,788	$(2,877,130)	8(a)	$2,864,022	9(a)	$5,250	10(a)	$407,869
Restricted cash	3,110	-	-		-	-		-		-		3,110
Players deposit	-	-	-		40,347	-		-		-		40,347
Accounts receivable, net	14,798	1,370	-		54,386	-		-		-		70,554
Inventory	9,296	537	-		-	-		-		-		9,833
Tax receivable	84,483	-	-		-	-		-		-		84,483
Prepaid expenses and other current assets	53,823	1,271	-		5,180	-		-		-		60,274
Total current assets	288,955	5,672	-		389,701	(2,877,130)		2,864,022		5,250		676,469

Property and equipment, net	749,029	56,259	(49,345)	6(a)	12,131	-		-		-		768,074
Right of use assets, net	36,112	41,636	16,171	6(a)	29,851	-		-		-		123,770
Goodwill, net	186,979	5	(5)	6(a)	717,245	1,268,861	8(a)	-		-		2,173,086
Intangible assets, net	663,395	4,368	4,532	6(a)	555,586	1,047,380	8(b)	-		-		2,275,261
Deferred tax assets	-	-	-		13,494	-		-		-		13,494
Other assets	5,385	8	-		6,952	-		-		-		12,345
Total assets	$1,929,855	$107,948	$(28,647)		$1,724,960	$(560,888)		$2,864,022		$5,250		$6,042,499

Liabilities and Shareholders’ Equity
Current portion of long-term debt	$5,750	$-	$-		$-	$-		$-		$-		$5,750
Current portion of lease obligations	1,520	550	1,877	6(a)	8,315	-		-		-		12,262
Current portion of cross currency and interest rate swap payable	-	-	-		5,043	-		-		-		5,043
Accounts payable	15,869	661	-		17,038	-		-		-		33,568
Payable to players	-	-	-		40,347	-		-		-		40,347
Accrued liabilities	120,055	2,263	15,000	6(b)	143,395	26,580	8(c)	-		-		307,292
Total current liabilities	143,194	3,474	16,877		214,138	26,580		-		-		404,262

Lease obligations, net of current portion	62,025	65,790	(14,051)	6(a)	22,627	-		-		-		136,391
Long-term debt, net of current portion	1,094,105	-	-		692,574	(692,574)	8(e)	2,364,022	9(b)	(774,711)	10(a),(b),(d)	2,683,415
Pension benefit obligations	9,215	-	-		-	-		-		-		9,215
Deferred tax liability	36,983	-	1,675	6(a)	60,520	244,043	8(f)	-		-		343,221
Naming rights liabilities	243,965	-	-		-	-		-		-		243,965
Other long-term liabilities	13,770	436	-		27,125	-		-		-		41,331
Total liabilities	$1,603,257	$69,700	$4,501		$1,016,984	$(421,951)		$2,364,022		$(774,711)		$3,861,801
Shareholders’ equity
Common stock	307	-	-		14,994	(14,898)	8(g)	81	9(c)	97	10(c)	580
Additional paid-in capital	294,643	-	-		12,131	583,391	8(g)	499,919	9(c)	808,153	10(b),(c)	2,198,238
Retained earnings	34,792	38,248	(33,148)	6(a),(c)	335,723	(362,303)	8(g)	-		(28,289)	10(d)	(14,977)
Other Reserves	-	-	-		345,128	(345,128)	8(g)	-		-		-
Accumulated other comprehensive loss	(3,144)	-	-		-	-		-		-		(3,144)
Total shareholders’ equity	326,598	38,248	(33,148)		707,976	(138,938)		500,000		779,961		2,180,698
Total liabilities and shareholders’ equity	$1,929,855	$107,948	$(28,647)		$1,724,960	$(560,888)		$2,864,022		$5,250		$6,042,499

See accompanying notes to the Unaudited Pro Forma Financial Information, which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020

(in thousands, except share and per share amounts)

		Pro forma adjustments
(In thousands, except for shares and share price)	Bally’s Historical (Note 2)	Completed Acquisitions pre-acquisition results and reclassifications (Note 3) (a)	Completed Acquisitions Adjustments (Note 4)		Gamesys (US GAAP) (Note 7)	Gamesys Combination Adjustments (Note 8)		Financing Transaction (Note 9)		Equity Offerings (Note 10)		Pro forma Combined Company
Revenues	$372,792	$124,348	$-		$934,398	$-		$-		$-		$1,431,538

Operating costs and expenses
Gaming, racing, hotel, food and beverage, retail, entertainment and other	138,669	56,911	-		513,489	-		-		-		709,069
Advertising, general and administrative	176,943	44,069	2,920	4(a)	170,778	-		-		-		394,710
Goodwill and asset impairment	8,659	-	-		-	-		-		-		8,659
Expansion and pre-opening	921	-	-		-	-		-		-		921
Acquisition, integration and restructuring expense	13,257	-	-		4,751	26,580	8(c)	-		28,289	10(d)	72,876
Storm related losses, net of insurance recoveries	14,095	-	-		-	-		-		-		14,095
Rebranding	792	-	-		-	-		-		-		792
Depreciation and amortization	37,842	14,553	(2,780)	4(b),(c)	121,599	50,532	8(d)	-		-		221,745
Foreign Exchange Gain/Loss	-	-	-		5,393	-		-				5,393
Total operating costs and expenses	391,178	115,533	140		816,009	77,111		-		28,289		1,428,260
Income (loss) from operations	(18,386)	8,815	(140)		118,389	(77,111)		-		(28,289)		3,278

Other income (expense)
Interest income	612	-	-		642	-		-		-		1,254
Interest expense, net of amounts capitalized	(63,248)	(6,167)	(498)	4(d)	(30,817)	30,817	8(e)	(53,161)	9(d)	(955)	10(e)	(124,029)
Change in value of naming rights liabilities	(57,660)	-	-		-	-		-		-		(57,660)
Gain on bargain purchases	63,871	-	5,100	4(e)	-	-		-		-		68,971
Total other expense	(56,425)	(6,167)	4,602		(30,175)	30,817		(53,161)		(955)		(111,464)
		-
Income (loss) before provision for income taxes	(74,811)	2,648	4,462		88,214	(46,294)		(53,161)		(29,243)		(108,187)
Provision (Benefit) for income taxes	(69,324)	322	1,249	4(f)	1,926	(8,796)	8(f)	(14,885)	9(e)	(8,188)	10(f)	(97,696)
Net income (loss)	$(5,487)	$2,326	$3,212		$86,288	$(37,498)		$(38,276)		$(21,055)		$(10,491)

Earning per share (Note 11):
Basic	$(0.18)											$(0.18)
Diluted	$(0.18)											$(0.18)

Weighted average shares outstanding (Note 11)
Basic	31,315,151					9,605,201	11(a)	8,063,216	11(a)	9,675,859	11(a)	58,659,426
Diluted	31,315,151					9,605,201	11(a)	8,063,216	11(a)	9,675,859	11(a)	58,659,426

(a)	Includes pre-acquisition results for (1) Casino KC and Casino Vicksburg for the period from January 1, 2020 through June 30, 2020, (2) Shreveport for the period from January 1, 2020 through December 22, 2020 and (3) MontBleu for the period from January 1, 2020 through December 31, 2020. See Note 3 for reclassification adjustments made to conform the Completed Acquisitions to the presentation used by Bally’s.

See accompanying notes to the Unaudited Pro Forma Financial Information, which are an integral part of these statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Description of Transaction and Basis of Presentation

The Unaudited Pro Forma Financial Information has been prepared based on “U.S. GAAP” and pursuant to the rules and regulations of Securities and Exchange Commission’s (“SEC”) Regulation S-X and presents the Pro Forma Balance Sheet and Pro Forma Statement of Operations of the combined companies based upon the historical financial information of Bally’s, the Acquired Companies and Gamesys, after giving effect to the following transactions:

•	The Completed Acquisitions;

•	The Gamesys Combination;

•	The Financing Transaction; and

•	The Equity Offerings.

The Unaudited Pro Forma Financial Information is not necessarily indicative of what Bally’s consolidated statements of operations or consolidated balance sheet would have been had the Acquisitions been completed as of the dates indicated or will be for any future periods. The Unaudited Pro Forma Financial Information does not purport to project the future financial position or results of operations of Bally’s following the Transactions. The Unaudited Pro Forma Financial Information reflects transaction related adjustments management believes are necessary to present fairly Bally’s Pro Forma Balance Sheet and Pro Forma Statement of Operations assuming the Transactions (other than, in the case of Bally’s Pro Forma Balance Sheet, the Casino KC, Casino Vicksburg and Shreveport acquisitions) had been consummated as of December 31, 2020 and January 1, 2020, respectively. The transaction related adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Bally’s financial condition and results of operations as a result of the closing of the Transactions. All dollar amounts are presented in thousands, unless otherwise noted.

Bally’s has concluded that the MontBleu Acquisition and the Gamesys Combination each represent business combinations pursuant to ASC 805. As of the date of this filing, the calculations necessary to estimate the fair values of the assets acquired and liabilities assumed have been performed based on a preliminary valuation for the MontBleu Acquisition, and based on publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions for the Gamesys Combination.. The Company will continue to refine its identification and valuation of assets acquired and the liabilities assumed as further information becomes available. Using the total consideration for the transactions, Bally’s has preliminarily allocated the purchase price to such assets and liabilities as of January 31, 2021. These preliminary purchase price allocations have been used to prepare pro forma adjustments in the Unaudited Pro Forma Financial Information. The final purchase price allocations will be determined when Bally’s has completed the Gamesys Combination and the detailed valuations and other studies and necessary calculations. The final purchase price allocations could differ materially from the preliminary purchase price allocations. The final purchase price allocations may include changes in allocations to intangible assets, goodwill and bargain purchase based on the results of certain valuations and other studies that have yet to be completed and other changes to assets and liabilities.

The Unaudited Pro Forma Financial Information has been compiled in a manner consistent with the accounting policies adopted by Bally’s, and reflect certain adjustments to the Acquired Companies’ and Gamesys’ historical financial information to conform to the accounting policies of Bally’s based on a preliminary review of the Acquired Companies’ and Gamesys accounting policies.

The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that Bally’s management believes are reasonable. The notes to the Unaudited Pro Forma Financial Information describe how such adjustments were derived and presented in the Pro Forma Balance Sheet and Pro Forma Statement of Operations. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Unaudited Pro Forma Financial Information. Certain historical financial statement caption amounts for Gamesys and the Acquired Companies have been reclassified or combined to conform to Bally’s presentation and disclosure requirements.

The Unaudited Pro Forma Financial Information should be read in conjunction with the audited consolidated financial statements and related notes of Bally’s, the Acquired Companies and Gamesys as of and for the year ended December 31, 2020.

Note 2 — Bally’s historical financial statements

The results and net assets of Bally’s as of and for the year ended December 31, 2020 have been extracted from the audited consolidated financial statements of Bally’s, as set out in Bally’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Note 3 — Completed Acquisitions pre-acquisition results and reclassifications

Certain reclassifications were directly applied to the pre-acquisition historical financial statements of the Acquired Companies to conform to the financial statement presentation of Bally’s.

Reclassifications in the Pro Forma Statement of Operations are as follows:

	Year Ended December 31, 2020
	Casino KC and Casino Vicksburg Before Reclassification	Shreveport Before Reclassification	MontBleu Reported	Reclassifications	Notes	Completed Acquisitions After Reclassifications
(In thousands)	Note (a)	Note (b)	Note (c)
Revenues	$25,130	$67,763	$31,455	$-		$124,348
				-
Operating costs and expenses
Gaming, racing, hotel, food and beverage, retail, entertainment and other	10,493	34,974	13,819	(2,375)	(d)	56,911
Marketing & promotions	1,144	2,248	-	(3,392)	(d)	-
Advertising, general and /administrative	9,068	11,765	14,893	8,343	(d)	44,069
Management Fee	514	2,062	-	(2,576)	(d)	-
Depreciation and amortization	2,913	6,904	4,736	-		14,553
Total operating costs and expenses	24,132	57,953	33,448	-		115,533
Income from operations	998	9,810	(1,993)	-		8,815
Other income (expense)			-
Interest expense, net of amounts capitalized	(1,730)	(4,437)	-	-		(6,167)
Total other expense	(1,730)	(4,437)	-	-		(6,167)
			-
Income before provision for income taxes	(732)	5,373	(1,993)	-		2,648
(Benefit) Provision for income taxes	322	-	-	-		322
Net income (loss)	$(1,054)	$5,373	$(1,993)	$-		$2,326

(a) The results of Casino KC and Casino Vicksburg for the period from January 1, 2020 through June 30, 2020 have been extracted from the audited combined financial statements of Casino KC and Casino Vicksburg, as set out in Bally’s Current Report on Form 8-K filed with the SEC on February 3, 2021.

(b) The results of Shreveport for the period from January 1, 2020 through December 22, 2020 have been extracted from the audited consolidated financial statements of Shreveport, as set out in Bally’s Current Report on Form 8-K filed with the SEC on February 12, 2021.

(c) The results of MontBleu for the year ended December 31, 2020 have been extracted from the audited consolidated financial statements of MontBleu, as set out in Bally’s Current Report on Form 8-K filed with the SEC on March 16, 2021.

(d) Represents the reclassification of balances in “Gaming, racing, hotel, food and beverage, retail, entertainment and other” ($2,375), “Marketing & promotions” ($3,392), and “Management Fee” ($2,576) to Advertising, general and administrative expenses.

Note 4 — Completed Acquisitions adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Unaudited Pro Forma Financial Information:

4(a) Represents a $2,920 increase in lease expense related to changes in the fair value of right of use asset and lease liabilities of the Acquired Companies.

4(b) Represents decrease in depreciation expense related to acquired property and equipment resulting from the fair value adjustment of assets acquired in the Completed Acquisitions. Bally’s estimated that the fair value of property and equipment was less than MontBleu’s book value by $49.3 million, greater than Shreveport’s book value by $45.9 million and less than Casino KC and Casino Vicksburg’s book value by $8.0 million. Therefore, depreciation expense decreased by a total of $2.9 million on a combined basis for the year ended December 31, 2020 using the straight-line method of depreciation, including a reduction in MontBleu depreciation expense of $2.5 million. The estimated remaining useful lives of acquired property and equipment from the Completed Acquisitions ranged from 2 years to 40 years:

(In thousands)	Fair Value	Weighted Average Useful Life (Years)	Depreciation Method	Year ended December 31, 2020
Land improvements	$6,100	10	Straight Line	$428
Buildings and improvements	114,419	37	Straight Line	2,676
Furniture, fixtures and equipment	26,374	6	Straight Line	4,101
Vessels and automobiles	26,751	12	Straight Line	2,191
Total depreciation expense				9,396
Less: historical depreciation expense				(9,765)
Casino KC, Casino Vicksburg, and Shreveport Pro forma adjustment				(369)
Reduction in MontBleu depreciation expense				(2,536)
Total Pro forma Adjustment				$(2,905)

4(c) Represents the amortization of intangible assets related to the Completed Acquisitions over a three- to ten-year period as if the Completed Acquisitions occurred on January 1, 2020. The estimated useful lives were determined based on a review of the time period over which economic benefit is expected to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated, and management’s expectations based on historical experience with similar assets:

(In thousands)	Fair Value	Weighted Average Useful Life (Years)	Amortization Method	Year ended December 31, 2020
Rated Player Relationships	1,300	8	Straight Line	$107
Total acquired finite lived intangible assets	1,300			107
Less: historical intangible asset amortization expense				(52)
Casino KC, Casino Vicksburg, and Shreveport Pro forma adjustment				55
Increase in MontBleu amortization expense				70
Total Pro forma Adjustment				$125

4(d) Represents the reversal of interest expense on intercompany loans recorded by Casino KC and Casino Vicksburg ($1,730) and Shreveport ($4,437). Additionally, represents the interest expense for borrowings that would have been needed to finance the $230 million purchase price of Casino KC and Casino Vicksburg and the $140 million purchase price of Shreveport had each of the acquisitions closed on January 1, 2020. The adjustment to record interest expense assumes the additional borrowings for Casino KC, Casino Vicksburg, and Shreveport were obtained on January 1, 2020 for both transactions and was outstanding until the point the Company had financing in place to fund each acquisition.

For the Casino KC and Casino Vicksburg transaction, interest expense of $2,540 was calculated using a weighted average rate of 4.43% for the first three months of 2020 at which point the Company had financing in place to fund the acquisition.

Interest expense of $4,125 for the Shreveport transaction was calculated assuming the additional debt of $140 million was outstanding at a weighted average rate of 3.8% until October 2020 at which point the Company had financing in place to fund the acquisition:

(In thousands)	Casino KC and Casino Vicksburg	Shreveport	Total Pro Forma Adjustment
Elimination of historical interest expense	$(1,730)	$(4,437)	$(6,167)
Interest expense related to net borrowings	2,540	4,125	6,665
Pro forma adjustment to interest expense	$810	$(312)	$498

4(e) Represents the non-recurring gain on bargain purchase recorded in connection with the MontBleu Acquisition.

4(f) Reflects the income tax effect of the Completed Acquisitions adjustments, calculated using Bally’s statutory tax rate of 28%. This rate may be subject to change and may not be reflective of Bally’s effective tax rate for future periods after consummation of the Transactions:

(In thousands)	Casino KC, Casino Vicksburg, and Shreveport	MontBleu	Total
Total Pro forma tax adjustment	$(37)	$1,286	$1,249

Note 5 – MontBleu pre-acquisition results and reclassifications

Certain reclassifications were directly applied to the pre-acquisition historical financial statements of MontBleu to conform to the financial statement presentation of Bally’s.

MontBleu reclassifications in the Pro Forma Balance Sheet are as follows:

	MontBleu Reported			MontBleu After Reclassifications
	December 31,			December 31,
(In thousands)	2020	Reclassifications	Note	2020
Assets
Cash and cash equivalents	$2,494	$-		$2,494
Accounts receivable, net	1,370	-		1,370
Inventory	537	-		537
Prepaid expenses and other current assets	1,271	-		1,271
Total current assets	5,672	-		5,672
Property and equipment, net	56,259	-		56,259
Right of use assets, net	-	41,636	(a)	41,636
Goodwill, net	5	-		5
Intangible assets, net	4,368	-		4,368
Other assets	41,644	(41,636)	(a)	8
Total assets	$107,948	$-		$107,948

Liabilities and Shareholders’ Equity
Current portion of lease obligations	-	550	(b)	550
Accounts payable	661	-		661
Accrued liabilities	2,813	(550)	(b)	2,263
Total current liabilities	3,474	-		3,474
Lease obligations, net of current portion	-	65,790	(c)	65,790
Deferred credits and other liabilities	66,226	(66,226)	(c)	-
Other long-term liabilities	-	436	(c)	436
Total liabilities	69,700	-		69,700
Commitments and contingencies	-	-		-
Shareholders’ equity:
Retained earnings	38,248	-		38,248
Total shareholders’ equity	38,248	-		38,248
Total liabilities and shareholders’ equity	$107,948	$-		$107,948

(a) Represents the reclassification of Other Assets ($41,636) to Right of Use Assets, net.

(b) Represents the reclassification of Accrued liabilities ($550) to Current portion of lease obligations.

(c) Represents the reclassification of Deferred credits and other liabilities ($66,226) to Lease obligations, net of current portion ($65,790) and Other long-term liabilities ($436).

Note 6 — MontBleu combination adjustments

6(a) Preliminary purchase consideration and purchase price allocation

The acquisition of MontBleu, which closed on April 6, 2021, resulted in Bally’s acquiring all of the outstanding equity securities of MontBleu for a purchase price of $15 million in cash, payable one year from the closing date, subject to certain customary post-closing adjustments.

Bally’s has performed a preliminary valuation analysis of the fair market value of MontBleu’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

(In thousands)
Purchase price	$15,000
Write-down/(write-up) of assets:
Property and equipment, net	49,345
Right of use assets	(16,171)
Intangible assets	(4,532)
Historical goodwill	5
(Write-down)/write-up of liabilities:
Lease obligations (current portion)	1,877
Lease obligations	(14,051)
Deferred income taxes	1,675
Elimination of equity:
Retained earnings	(38,248)
Bargain Purchase	$(5,100)

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of MontBleu based on its estimated fair value as of the closing date.

6(b) Represents the total purchase price for MontBleu, which is due in cash on the one-year anniversary of the closing of the transaction.

6(c) Represents the $5,100 non-recurring gain on bargain purchase recorded in connection with the MontBleu Acquisition.

Note 7— Gamesys reclassifications and IFRS to U.S. GAAP adjustments

Gamesys’ historical financial statements were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (‘‘IFRS’’), which differ in certain significant respects from U.S. GAAP as applied by Bally’s. Adjustments were made to Gamesys’ financial statements to convert them from IFRS to U.S. GAAP and to Bally’s existing accounting policies after evaluating potential areas of differences.

The historical financial information of Gamesys was prepared in accordance with IFRS and presented in Pounds Sterling. The historical financial information was translated from Pounds Sterling to U.S. dollars using the December 31, 2020 spot rate to translate the Balance Sheet and the average daily exchange rate for 2020 to translate the Statement of Operations:

GBP £ / USD $
December 31, 2020 spot rate	1.3631

Year ended December 31, 2020 average exchange rate	1.2840

These exchange rates may differ from future exchange rates which would have an impact on the Unaudited Pro Forma Financial Information and would also impact purchase accounting upon consummation of the acquisition. As an example, utilizing the daily closing exchange rate at April 7, 2021 of £1/US$1.379 would increase the translated amounts of net income for the year ended December 31, 2020, as well as increase total assets as of December 31, 2020, presented below, by approximately $6,361 and $19,785, respectively.

Refer below for impacted line items and adjustments to the Unaudited Pro Forma Balance Sheet:

(In thousands)	Gamesys Reported IFRS (GBP) (a)	Reclassifications (GBP)	Note	Gamesys U.S. GAAP (GBP)	Gamesys U.S. GAAP (USD)
Current assets
Cash and cash equivalents	212,600	-		212,600	289,788
Player deposits	29,600	-		29,600	40,347
Accounts receivable, net	39,900	-		39,900	54,386
Taxes receivable	3,800	(3,800)	(b)	-	-
Prepaid expenses and other current assets	-	3,800	(b)	3,800	5,180
Total current assets	285,900	-		285,900	389,701
Non-current assets
Property and equipment, net	8,900	-		8,900	12,131
Intangible assets	407,600	-		407,600	555,586
Goodwill	526,200	-		526,200	717,245
Right-of-use assets	21,900	-		21,900	29,851
Deferred tax asset	9,900	-		9,900	13,494
Other long-term receivables	5,100	(5,100)	(c)	-	-
Other assets	-	5,100	(c)	5,100	6,952
Total assets	1,265,500	-		1,265,500	$1,724,960

Liabilities and Equity
Current liabilities
Accounts payable and accrued liabilities	98,600	(98,600)	(d),(e)	-	-
Accounts payable	-	12,500	(d)	12,500	17,038
Accrued liabilities	-	105,200	(e)	105,200	143,395
Other short-term payables	300	(300)	(d)	-	-
Current portion of cross currency and interest rate swap payable	3,700	-		3,700	5,043
Current portion of lease obligations	6,100	-		6,100	8,315
Interest payable	1,900	(1,900)	(e)	-	-
Payable to players	29,600	-		29,600	40,347
Provision for taxes	16,900	(16,900)	(e)	-	-
Total current liabilities	157,100	-		157,100	214,138
Non-current liabilities
Other long-term payables	13,100	(13,100)	(f)	-	-
Other long-term liabilities	-	19,900	(f)	19,900	27,125
Provisions	6,800	(6,800)	(f)	-	-
Lease obligations, net of current portion	16,600	-		16,600	22,627
Deferred tax liability	44,400	-		44,400	60,520
Long-term debt, net of current portion	508,100	-		508,100	692,574
Total liabilities	746,100	-		746,100	1,016,984
Equity
Retained earnings	246,300	-		246,300	335,723
Share capital	11,000	(11,000)	(g)	-	-
Common stock	-	11,000	(g)	11,000	14,994
Share premium	8,900	(8,900)	(g)	-	-
Additional paid-in capital	-	8,900	(g)	8,900	12,131
Other reserves	253,200	-		253,200	345,128
Total shareholders’ equity	519,400	-		519,400	707,976
Total liabilities and shareholders’ equity	1,265,500	-		1,265,500	$1,724,960

(a) The net assets of Gamesys as at December 31, 2020 have been extracted from the audited consolidated financial statements of Gamesys, as set out in Bally’s Current Report on Form 8-K incorporated by reference herein.

The classification of certain items presented by Gamesys under IFRS have been modified in order to align with the presentation used by Bally’s under U.S. GAAP. There were no other material adjustments made to the balance sheet to align with U.S. GAAP based on management’s preliminary assessment of differences between IFRS and U.S. GAAP. The following modifications were made to the Unaudited Pro Forma Balance Sheet presentation:

(b) Reclassification of Taxes receivable to Prepaid expenses and other current assets.

(c) Reclassification of Other long-term receivables to Other assets.

(d) Reclassification of £12.2 million of trade payables from Accounts payable and accrued liabilities to Accounts payable and £0.3 million of Other short-term payables to Accounts payable.

(e) Reclassification of Interest payable, Provision for taxes, and £86.4 million of accrued liabilities included in Accounts payable and accrued liabilities to Accrued Liabilities.

(f) Reclassification of Other long-term payables and Provisions to Other long-term liabilities.

(g) Reclassification of Share capital and Share premium to Common stock and Additional paid-in capital, respectively.

Refer below for impacted line items and adjustments to the Unaudited Pro Forma Statement of Operations:

		Reclassification and IFRS to U.S. GAAP adjustments (GBP)
(In thousands)	Gamesys Reported IFRS (GBP) (a)	Reclassification Adjustments	Leases	Notes	Gamesys U.S. GAAP (GBP)	Gamesys U.S. GAAP (USD)
Revenues	727,700	-	-		727,700	$934,398

Operating costs and expenses	-	-	-		-	-
Distribution costs	399,900	(399,900)	-	(b)	-	-
Gaming, racing, hotel, food and beverage, retail, entertainment and other	-	399,900	-	(b)	399,900	513,489
Administrative costs	221,500	(221,500)	-	(c),(d)	-	-
Impairment of financial assets	5,000	(5,000)	-	(d)	-	-
Advertising, general and administrative	-	126,500	6,500	(d),(g)	133,000	170,778
Severance costs	1,900	(1,900)	-	(e)	-	-
Transaction related costs	1,800	(1,800)	-	(e)	-	-
Acquisition, integration and restructuring expense	-	3,700	-	(e)	3,700	4,751
Depreciation and amortization	-	100,000	(5,300)	(c),(g)	94,700	121,599
Foreign exchange loss/(gain)	4,200	-	-		4,200	5,393
Total operating costs and expenses	634,300	-	1,200		635,500	816,009
Income (loss) from operations	93,400	-	(1,200)		92,200	118,389
Other income (expense)
	-	-	-		-	-
Interest income	(500)	-	-		(500)	(642)
Interest expense	24,000	(24,000)	-	(f)	-	-
Accretion on financial liabilities	1,200	(1,200)		(f)	-	-
Interest expense, net of amounts capitalized	-	25,200	(1,200)	(f),(g)	24,000	30,817
Total other expense	24,700		(1,200)		23,500	30,175
Income (loss) before provision for income taxes	68,700	-			68,700	88,214
Tax expense	1,500	-	-		1,500	1,926
Net income (loss)	67,200	-			67,200	$86,288

(a) The results of Gamesys for the year ended December 31, 2020 have been extracted from the audited consolidated financial statements of Gamesys, as set out in Bally’s Current Report on Form 8-K incorporated by reference herein.

The classification of certain items presented by Gamesys under IFRS has been modified in order to align with the presentation used by Bally’s under U.S. GAAP. The following modifications were made to the Unaudited Pro Forma Statement of Operations presentation:

(b) Reclassification of Distribution costs to Gaming, racing, hotel, food and beverage, retail, entertainment and other.

(c) Includes the reclassification of £91.2 million and £8.8 million of amortization and depreciation, respectively to Depreciation and amortization.

(d) Reclassification of £5.0 million of Impairment of financial assets and £121.5 million of Administrative costs to Advertising, general and administrative.

(e) Reclassification of Severance costs and Transaction related costs to Acquisition, integration and restructuring expense

(f) Reclassification of Interest expense and Accretion on financial liabilities to Interest expense, net of amounts capitalized.

(g) Reflects reclassification of £5.3 million of depreciation and £1.2 million of interest expense related to leased assets to lease expense. Under IFRS, leases are not classified as operating or finance leases. A single recognition and measurement model is applied to all leases, which results in nearly all leases under IFRS being treated similarly to finance leases under U.S. GAAP. Under U.S. GAAP, leases are classified as either operating or finance leases on the basis of specific lease classification criteria. Management performed a preliminary assessment and concluded that Gamesys’ leases would be classified as operating leases under U.S. GAAP with lease expense recognized on a straight-line basis as part of Advertising, general and administrative expenses. Management concluded that there would not be a material difference between the expense already recognized and measuring lease expense on a straight-line basis under U.S. GAAP. Therefore, no further adjustment has been recorded.

Note 8 — Gamesys Combination adjustments

8(a) Preliminary purchase consideration and allocation

The Gamesys Combination, which is expected to close in the fourth quarter of 2021, will result in Bally’s acquiring all of the outstanding equity securities of Gamesys for an estimated purchase price of $3,429 million funded through debt financing and the issuance of equity, subject to certain customary post-closing adjustments. The Company will acquire both the operations and real estate of Gamesys.

Bally’s has performed a preliminary analysis of the fair value of Gamesys’ assets and liabilities based on publicly available benchmarking information as well as a variety of other factors, including market participant assumptions. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

(In thousands, except share and share price amounts)
Gamesys shares expected to be exchanged	28,003,501	(i)
Gamesys purchase price per share translated using April 7, 2021 spot rate	$25.51
Bally’s closing share price on April 7, 2021	$62.01
Exchange ratio	0.343	(i)
Total Bally's shares to be issued	9,605,201
Total value of Bally’s shares to be issued	$595,619	(i)
Total cash consideration paid at $25.43 price per Gamesys Share	$2,142,556	(ii)
Repayment of Gamesys Debt	$692,574	(iii)
Total purchase consideration	$3,430,748
Less total cash acquired	$(247,788)	(iv)
Purchase consideration, net of cash acquired	$3,182,960

Allocation of purchase consideration, net of cash acquired:
Estimated fair values of assets acquired
Current assets, excluding cash	$99,913	(v)
Intangible assets	$1,602,966	(v)
Other non current assets	$62,428	(v)
Total estimated fair values of liabilities assumed, excluding debt	$(263,890)	(v)
Deferred tax liability	$(304,563)	(v)
Residual Goodwill	$1,986,107
Less Gamesys’ historical goodwill	$(717,245)
Goodwill adjustment	$1,268,861	(vi)

(i)	Upon closing of the Gamesys Combination, Bally’s will provide Gamesys shareholders who elect to exchange their shares, 0.343 shares of Bally’s common stock for each share of Gamesys common stock. The remaining shares of Gamesys common stock will be settled in cash for which shareholders will be entitled to receive £18.50 per share. The table above assumes an exchange rate of $1.379 per Pound Sterling, based on the April 7, 2021 spot rate, which was used to translate the Gamesys price from Pounds Sterling to U.S. Dollars. Certain of Gamesys’ current shareholders holding an aggregate amount of 25.6% of Gamesys’ shares have agreed to receive shares of Bally’s Common Stock in the Combination. As such, for purposes of this Unaudited Pro Forma Financial Information, Bally’s estimates 25.6% of Gamesys’ outstanding shares (109,503,120 shares on April 7, 2021) will be exchanged for 9,605 thousand shares of Bally’s Common Stock, and the balance of Gamesys’ outstanding shares will be exchanged for cash. For purposes of this Unaudited Pro Forma Financial Information, Bally’s estimates that 74.43% of Gamesys’ outstanding shares will be exchanged for cash, resulting in aggregate cash consideration of $2,143 million to be financed through borrowings under the Bridge Facility ($2,378 million). The remaining proceeds from the Bridge Facility along with a portion of proceeds from the Equity Offerings will be used for the repayment of Gamesys’ EUR and GBP Term Facilities. The GLPI Commitment will be leveraged to the extent the proceeds from the equity offering are not sufficient. The actual amount of purchase consideration that will be settled in equity will be determined upon consummation of the Gamesys Combination. A hypothetical 10% increase or decrease in the number of outstanding Gamesys shares that are exchanged for Bally’s Common Stock, all other factors remaining constant, would result in a corresponding increase or decrease in the equity consideration of $57.1 million, or 920 thousand shares of Bally’s Common Stock.

(ii)	Cash consideration assumes 74.43% of outstanding Gamesys shares will be exchanged for cash equal to £18.50 per share. In addition to the current Gamesys shares outstanding, an additional 2,502 thousand Gamesys shares are expected to vest immediately prior to the transaction which are also included in the calculation of cash consideration.

(iii)	Under the terms of the Gamesys Combination, Bally’s will repay the outstanding balance of Gamesys debt. The value of the Gamesys debt at December 31, 2020 has been included in the calculation of preliminary purchase consideration, however actual purchase consideration will reflect the balance of Gamesys’ debt outstanding as of the acquisition date.

(iv)	Cash acquired excludes $42 million dividend (28 pence per share) declared by Gamesys on March 8, 2021, payment of which will be accelerated upon transaction closing.

(v)	Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Gamesys based on its estimated fair value as of the closing date. Except as discussed in the notes below, the carrying value of Gamesys’ assets and liabilities are considered to approximate their fair values.

(vi)	The preliminary fair value adjustments are based on benchmark data available to Bally’s and is subject to change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets and liabilities acquired will have a corresponding impact on the amount of the goodwill recorded. Goodwill is attributable to the assembled workforce of Gamesys and planned growth in new markets through continued investment. Goodwill recorded is not expected to be deductible for tax purposes.

8(b) Represents the fair value of intangible assets acquired. This includes the total acquired finite-lived intangible assets less the historical intangible assets recorded by Gamesys.

(In thousands)	Year ended December 31, 2020
Trademarks and trade names	$184,014
Customer relationships	995,038
Developed technology (Software)	395,289
Partnership Agreement	28,624
Total acquired finite lived intangible assets	1,602,966
Less: historical intangible assets	(555,586)
Pro forma adjustment	$1,047,380

8(c) Represents non-recurring transaction costs that are expected to be incurred that have not been recognized in the historical financial statements of Gamesys.

8(d) Represents incremental amortization expense of $50,532 related to identified intangible assets acquired in connection with the Gamesys Combination. The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated or management’s view based on historical experience with similar assets.

(In thousands)	Fair Value	Useful Life (Years)	Amortization Method	Year ended December 31, 2020
Trademarks and trade names	$184,014	10	Straight Line	$17,335
Customer relationships	995,038	10	Straight Line	93,735
Developed technology (Software)	395,289	7	Straight Line	53,196
Partnership Agreement	28,624	8	Straight Line	3,371
Gaming Licenses	N/A	N/A	Straight Line	-
Non compete Agreements	N/A	N/A	Straight Line	-
Total acquired finite lived intangible assets	1,602,966	-	-	167,637
Less: historical intangible asset amortization expense				(117,105)
Pro forma adjustment				$50,532

The value of intangible assets is preliminary. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill of $160.3 million and annual amortization expense of approximately $28.1 million, assuming an overall weighted average useful life of 9.22 years.

8(e) Represents repayment of Gamesys’ EUR and GBP Term Facilities ($692,574) and reversal of related interest expense ($30,817).

8(f) Reflects the income tax effect of pro forma adjustments the year ended December 31, 2020.

Bally’s has used a UK statutory tax rate of 19 percent to calculate the financing and acquisition related adjustments to the Pro Forma Balance Sheet. The total adjustment to deferred tax liabilities is related to the following estimated fair value adjustments:

(In thousands)	Fair Value	Tax rate	Pro Forma Deferred Tax Adjustment
Intangible assets, net	$1,602,966	19%	$304,563
Less: deferred taxes on historical intangible assets			(60,520)
Pro forma adjustment			$244,043

The tax impact of the financing and acquisition business-related adjustments to the Pro Forma Statement of Operations was a $8,796 tax benefit. This adjustment includes amortization, elimination of interest expense, interest expense related to borrowing costs, and transaction costs. The total tax impact was calculated using a tax rate of 19 percent.

8(g) Represents adjustments to equity related to the Gamesys Combination:

	Eliminate Gamesys' Equity	Issuance to Gamesys Shareholders	Transaction Costs	Total Acquisition Adjustments to Equity
Common stock	(14,994)	96	-	(14,898)
Additional paid-in capital	(12,131)	595,522	-	583,391
Treasury stock, at cost	-	-	-	-
Retained earnings	(335,723)	-	(26,580)	(362,303)
Other Reserves	(345,128)	-	-	(345,128)
Accumulated other comprehensive loss	-	-	-	-
Total shareholders’ equity	(707,976)	595,619	(26,580)	(138,938)

Note 9 —  Financing Transaction adjustments

Adjustments to the Pro Forma Balance Sheet related to the Bridge Facility and GLPI Commitment include the following:

9(a) Represents an increase in cash related to net proceeds from the $2,378 million Bridge Facility entered into by Bally’s and proceeds from the $500 million GLPI Commitment to provide the financing necessary to pay the cash portion of the consideration payable to Gamesys’ shareholders upon consummation of the Gamesys Combination, net of related fees and expenses of $14.3 million for refinancing existing indebtedness from Gamesys upon consummation of the Combination and to pay fees, costs and expenses incurred in connection with the Combination:

(in thousands except for per share amounts)
Bally’s share price on April 7, 2021	$62.01
Bally’s shares to be issued to GLPI	8,063
Proceeds from GLPI	$500,000

Gross proceeds of Bridge Facility	$2,378,291
Bridge Facility fees	$(14,270)
Net proceeds from Bridge Facility	$2,364,022

Total proceeds from Financing Transactions	$2,864,022

9(b) Represents a $2,378 million increase in debt from the Bridge Facility, net of $14.3 million related fees and expenses.

9(c) Represents a $81 adjustment to common stock related to the issuance of 8.0 million shares, at par value of $0.01 per share, expected to be issued to GLPI (at an assumed purchase price equal to the closing sale price of Bally’s common stock on NYSE on April 7, 2021), and a $499.9 million adjustment to additional paid in capital related to the GLPI Commitment, as discussed above.

Adjustments to the Unaudited Pro Forma Income Statement related the Bridge Facility include the following:

9(d) Comprised of amortization of $14,227 of fees incurred in connection with the Bridge Facility and $38,934 of interest expense related to the Bridge Facility. The adjustment to record interest expense assumes the $2,378 Bridge Facility was obtained on January 1, 2020 and paid down to $1,559 million using proceeds from the Equity Offerings. The adjustment further assumes that this amount was outstanding for the full year 2020 at a weighted average rate of 2.66%. This rate is based on the 1 Month LIBOR rate at December 31, 2020 plus 2.50%. A change in the underlying interest rate of 1/8 of a percentage point would result in an increase or decrease in interest expense of $1,830.

9(e) Represents the tax benefit related to the Financing Transaction adjustments.

Note 10 — Equity Offerings adjustments

Adjustments to the Pro Forma Balance Sheet and Pro Forma Statement of Operations related to the Equity Offerings include the following:

10(a) Represents the net proceeds from the Equity Offerings which was used to pay down a portion of the Bridge Facility. A reconciliation of the gross proceeds from the Equity Offerings to the net cash proceeds after repayment of the Bridge Facility is set forth below:

(In thousands except per share amounts)
Class A common stock public offering price per share	$62.01
Shares of Class A common stock issued	9,676
Gross proceeds	$600,000
Less: Underwriting discounts, commissions, and offering expenses	(21,000)
Net cash proceeds	$579,000

TEU stated price	$50.00
TEUs issued	5,000
Gross proceeds	$250,000
Less: Underwriting discounts, commissions, and offering expenses	(8,750)
Net cash proceeds	$241,250

Total net cash proceeds from offering	$820,250
Cash proceeds from offering used to repay Bridge Facility	815,000
Net cash proceeds after repayment of Bridge Facility	$5,250

10(b) Represents an adjustment related to the TEUs, which includes (1) a $208.3 million adjustment to additional paid-in-capital for the TEU purchase contracts, which will, subject to postponement in certain limited circumstances, automatically settle on April 15, 2024, at which point the Company will deliver a specified number of shares of Common Stock per TEU based upon applicable settlement rates and the market value of the Company’s Common Stock at that time and (2) a $40.3 million increase in long-term debt related to the TEU amortizing note, net of issuance costs.

10(c) Represents a $97 adjustment to common stock related to the issuance of 9.7 million shares, par value $0.01 per share, expected to be issued pursuant to the Common Stock Offering, and a $599.9 million adjustment to additional paid in capital related to the Common Stock Offering, as discussed above.

10(d) Represents a $28.3 million adjustment to the Pro Forma Statement of Operations and retained earnings related to the issuance fees and offering expenses for the Common Stock Offering and the TEU purchase contract, and a $1.5 million adjustment to the Pro Forma Balance Sheet to decrease long-term debt related to deferred financing costs associated with the TEU amortizing note.

10(e) Represents the net adjustment to interest expense related to (1) $2,038 rebate received for fees in connection with the Bridge Facility, resulting from repayment of the Bridge Facility with offering proceeds, (2) $2,505 interest expense on the TEU amortizing notes based on an interest rate of 6%, and (3) $487 amortization of deferred financing costs related to the TEU amortizing note. The terms of the TEU amortizing notes are subject to change based on completion of the TEU offering. A 1/8 of a percentage point change in the interest rate would affect interest expense by approximately $52.

10(f) Represents the tax benefit related to the Equity Offerings adjustments.

Note 11 — Pro forma earnings per share information

11(a) Represents the net earnings per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Gamesys Combination, the Financing Transactions and the Equity Offerings, assuming the shares were outstanding since January 1, 2020. As the Gamesys Combination, the Financing Transactions and the Equity Offerings are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding assumes that the shares issuable relating to the Gamesys Combination, the Financing Transactions and the Equity Offerings have been outstanding for the entire period presented. For shares redeemed, this calculation is retroactively adjusted to eliminate such shares. Basic and diluted earnings per share are equal as the combined company has a pro forma net loss and the effect of converting the TEUs to common stock would be anti-dilutive.

(In thousands, except shares and per share amounts)	December 31, 2020
Pro forma net loss	$(10,491)
Basic and diluted weighted average common shares outstanding:
Historical share count	31,315,151
Expected shares issuable to Gamesys Shareholders	9,605,201
Additional issuance in Common Stock Offering	9,675,859
Additional issuance to GLPI	8,063,216
Basic and diluted weighted average common shares outstanding used in pro forma loss per share	58,659,426
Pro forma loss per share, basic and diluted	$(0.18)

Description of the Units

We are offering 5,000,000 Units (or up to 750,000 Units if the underwriters exercise their option to purchase additional Units), each with a stated amount of $50.00. Each Unit is comprised of a prepaid stock purchase contract (a “purchase contract”) issued by us and a senior amortizing note issued by us. The following summary of the terms of the Units, the summary of the terms of the purchase contracts set forth under the caption “Description of the Purchase Contracts” and the summary of the terms of the amortizing notes set forth under the caption “Description of the Amortizing Notes” in this prospectus supplement and under the caption “Description of Debt Securities” in the accompanying prospectus contain a description of all of the material terms of the Units and their components but are not complete and are subject to, and qualified in their entirety by reference to, the related contracts. We refer you to:

•	the purchase contract agreement (the “purchase contract agreement”), to be dated the date of first issuance of the Units, to be entered into among us, U.S. Bank National Association, as purchase contract agent (the “purchase contract agent”) and attorney-in-fact for the holders of purchase contracts from time to time, and U.S. Bank National Association, as trustee (the “trustee”) under the indenture described below, pursuant to which the purchase contracts and Units will be issued; and

•	the indenture dated as of , 2021, between us, as issuer, and U.S. Bank National Association, as trustee, and a related supplemental indenture, to be dated the date of first issuance of the Units, between us, as issuer, and U.S. Bank National Association, as trustee, under which the amortizing notes will be issued.

The indenture has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and the related supplemental indenture for the amortizing notes and the purchase contract agreement will be filed as exhibits to a current report on Form 8-K and incorporated by reference as exhibits to that registration statement. Whenever particular sections or defined terms are referred to, such sections or defined terms are incorporated herein by reference.

As used in this section, the terms “we,” “us” and “our” mean Bally’s Corporation and do not include any subsidiary of Bally’s Corporation.

Components of the Units

Each Unit offered is comprised of:

•	a prepaid stock purchase contract issued by us pursuant to which we will deliver to the holder, not later than April 15, 2024 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), unless earlier redeemed or settled, a number of shares of our common stock, par value $0.01 per share (the “common stock”) per purchase contract equal to the settlement rate described below under “Description of the Purchase Contracts—Delivery of Common Stock;” and

•	a senior amortizing note issued by us with an initial principal amount of $ that pays equal quarterly installments of $ per amortizing note (except for the July 15, 2021 installment payment, which will be $ per amortizing note), which cash payment in the aggregate will be equivalent to % per year with respect to the $50.00 stated amount per Unit.

Unless previously settled at your option as described in “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” settled at our option as described in “Description of the Purchase Contracts—Early Settlement at Our Election” or redeemed at our option as described in “Description of the Purchase Contracts—Combination Termination Redemption,” we will deliver to you not more than              shares and not less than              shares of our common stock on the mandatory settlement date, based upon the applicable “settlement rate” (as defined below), which is subject to adjustment as described herein, and the “applicable market value” (as defined below) of our common stock, as described below under “Description of the Purchase Contracts—Delivery of Common Stock.”

Each amortizing note will have an initial principal amount of $              .. On each January 15, April 15, July 15 and October 15, commencing on July 15, 2021, we will pay equal cash installments of $              on each amortizing note (except for the July 15, 2021 installment payment, which will be $              per amortizing note). Each installment will constitute a payment of interest (at a rate of              % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

The stated amount of each Unit must be allocated between the amortizing note and the purchase contract based upon their relative fair market values. We have determined that the fair market value of each amortizing note is $              and the fair market value of each purchase contract is $              , as set forth in the purchase contract agreement. Each holder agrees to such allocation and this position will be binding upon each holder (but not on the Internal Revenue Service).

Separating and Recreating Units

Upon the conditions and under the circumstances described below, a holder of a Unit will have the right to separate a Unit into its component parts, and a holder of a separate purchase contract and a separate amortizing note will have the right to combine the two components to recreate a Unit.

Separating Units

At initial issuance, the purchase contracts and amortizing notes may be purchased and transferred only as Units and will trade under the CUSIP number for the Units.

On any business day (subject to the operations of DTC, as defined below) during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding April 15, 2024 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date” (as defined under “Description of the Purchase Contracts”) or any “combination redemption settlement date” (as defined under “Description of the Purchase Contracts”) and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day), you will have the right to separate your Unit into its constituent purchase contract and amortizing note (which we refer to as a “separate purchase contract” and a “separate amortizing note,” respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that Unit will cease to exist. If you beneficially own a Unit, you may separate it into its component purchase contract and component amortizing note by delivering written instructions to the broker or other direct or indirect participant through which you hold an interest in your Unit (your “participant”) to notify The Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system of your desire to separate the Unit. Holders who elect to separate a Unit into its constituent purchase contract and amortizing note shall be responsible for any fees or expenses payable in connection with such separation that are incurred by such holders, and neither we nor the purchase contract agent will have any liability therefor.

“Business day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed. Separate purchase contracts and separate amortizing notes will be transferable independently from each other.

Recreating Units

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding April 15, 2024 or, if earlier, the second scheduled trading day immediately preceding any early mandatory settlement date or combination redemption settlement date and also excluding the business day immediately preceding any installment payment date (provided, the right to recreate the Units shall resume after such business day), you may recreate a Unit from your separate purchase contract and separate amortizing note. If you beneficially own a separate purchase contract and a separate amortizing note, you may recreate a Unit by delivering written instruction to your participant to notify DTC through DTC’s DWAC system of your desire to recreate the Unit. Holders who elect to recreate Units shall be responsible for any fees or expenses payable in connection with such recreation that are incurred by such holders, and neither we nor the purchase contract agent will have any liability therefor.

Global Securities

Your Unit, purchase contract and amortizing note will be represented by global securities registered in the name of a nominee of DTC. You will not be entitled to receive definitive physical certificates for your Units, purchase contracts or amortizing notes, except under the limited circumstances described under “Book-Entry Procedures and Settlement.” Beneficial interests in a Unit and, after separation, the separate purchase contract and separate amortizing note will be represented through book-entry accounts of, and transfers will be effected through, direct or indirect participants in DTC.

Deemed Actions by Holders by Acceptance

Each holder of Units or separate purchase contracts, by acceptance of such securities, will be deemed to have:

•	irrevocably authorized and directed the purchase contract agent to execute, deliver and perform on its behalf the purchase contract agreement, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•	in the case of a purchase contract that is a component of a Unit, or that is evidenced by a separate purchase contract, irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•	consented to, and agreed to be bound by, the terms and provisions of the purchase contract agreement; and

•	in the case of a holder of a Unit, agreed, for all purposes, including U.S. federal income tax purposes, to treat:

•	a Unit as an investment unit composed of two separate instruments, in accordance with its form;

•	the amortizing notes as indebtedness of ours; and

•	the allocation of the $50.00 stated amount per Unit between the purchase contract and the amortizing note so that such holder’s initial tax basis in each purchase contract will be $ and such holder’s initial tax basis in each amortizing note will be $ .

Listing of Securities

We have applied to list the Units on the NYSE under the symbol “BALX,” subject to satisfaction of its minimum listing standards with respect to the Units. However, we can give no assurance that the Units will be so listed. If the Units are approved for listing, we expect that the Units will begin trading on the NYSE within 30 calendar days after the Units are first issued. In addition, the underwriters have advised us that they intend to make a market in the Units, but the underwriters are not obligated to do so. However, listing on the NYSE does not guarantee that a trading market will develop, and the underwriters may discontinue market making at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter- dealer quotation system. If (1) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (2) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the NYSE) subject to applicable listing requirements.

Our common stock is listed on the NYSE under the symbol “BALY.” We have applied to have the shares of our common stock deliverable upon settlement of all purchase contracts approved for listing on the NYSE.

Title

We and the purchase contract agent will treat the registered owner, which we expect at initial issuance to be a nominee of DTC, of any Unit or separate purchase contract or amortizing note as the absolute owner of the Unit or separate purchase contract or amortizing note for the purpose of settling the related purchase contracts or amortizing note and for all other purposes.

Accounting for the Units

Based on the expected structure of the Units, we expect the purchase contracts to meet equity classification, which has been reflected as such in the unaudited pro forma condensed combined balance sheet presented in “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus supplement. The classification of the Units will be subject to detailed assessment once finalized and a different conclusion may result in a material impact on the information presented in “Unaudited Pro Forma Condensed Combined Financial Information” in this prospectus supplement.

We expect to record the issuance of the purchase contract portion of the Units as additional paid-in-capital, net of issuance costs of the purchase contracts, in our financial statements. We also expect to record the amortizing notes portion of the Units as long-term debt and to record the issuance costs of the amortizing notes as an adjustment to the carrying amount of the amortizing notes. The amortization of the amortizing notes will be calculated by us using the effective interest method over the life of the amortizing notes. We will allocate the proceeds from the issuance of the Units to the purchase contracts and amortizing notes based on the relative fair values of the respective components, determined as of the date of issuance of the Units. We have determined that the allocation of the purchase price of each Unit as between the amortizing note and the purchase contract will be $46.2 million for the amortizing note and $203.8 million for the purchase contract, as set forth in the purchase contract agreement.

Based on U.S. GAAP, we do not expect the purchase contract component of the Units to be revalued under fair value accounting principles given the amounts are expected to be recorded within equity.

Our earnings per share calculations will reflect the shares issuable upon settlement of the purchase contracts portion of the Units. Our basic earnings per share will include the minimum shares issuable under the purchase contract for each period and our diluted earnings per share will include any incremental shares that would be issuable assuming a settlement of the purchase contract at the end of each accounting period, if dilutive.

Replacement of Unit Certificates

In the event that physical certificates evidencing the Units have been issued, any mutilated Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Unit certificate, an indemnity and/or security satisfactory to us and the purchase contract agent may be required at the expense of the holder of the Units before a replacement will be issued.

Notwithstanding the foregoing, we will not be obligated to replace any Unit certificates on or after the second scheduled trading day immediately preceding April 15, 2024 or any early settlement date or combination redemption settlement date. In those circumstances, the purchase contract agreement will provide that, in lieu of the delivery of a replacement Unit certificate, we, upon delivery of the evidence and indemnity and/or security described above, will deliver or arrange for delivery of the shares of common stock issuable (and/or, in the case of a combination redemption settlement date, make the required cash payment, if any) pursuant to the purchase contracts included in the Units evidenced by the Unit certificate.

Miscellaneous

The purchase contract agreement will provide that we will pay all fees and expenses that you incur related to the offering of the Units and the enforcement by the purchase contract agent of the rights of the holders of the Units or the separate purchase contracts or amortizing notes, other than expenses (including legal fees) of the underwriters.

Should you elect to separate or recreate units, you will be responsible for any fees or expenses that you incur that are payable in connection with that separation or recreation, and neither we nor the purchase contract agent will have any liability therefor.

Description of the Purchase Contracts

The purchase contracts will be issued pursuant to the terms and provisions of the purchase contract agreement. The following summary of the terms of the purchase contracts contains a description of all of the material terms of the purchase contracts but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contract agreement, including the definitions in the purchase contract agreement of certain terms. We refer you to the purchase contract agreement which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part. A copy of the purchase agreement will be available as described under “Where You Can Find Additional Information.”

Each purchase contract will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding April 15, 2024 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date” or any “combination redemption settlement date.” Following such separation, purchase contracts may be transferred separately from amortizing notes.

As used in this section, the terms “we,” “us” and “our” mean Bally’s Corporation and do not include any subsidiary of Bally’s Corporation.

Delivery of Common Stock

Unless redeemed or settled early at your or our option, for each purchase contract we will deliver to you on April 15, 2024 (subject to postponement in certain limited circumstances described below, the “mandatory settlement date”) a number of shares of our common stock. The number of shares of our common stock issuable upon settlement of each purchase contract (the “settlement rate”) will be determined as follows:

•	if the applicable market value of our common stock is greater than the threshold appreciation price, then you will receive shares of common stock for each purchase contract (the “minimum settlement rate”);

•	if the applicable market value of our common stock is greater than or equal to the reference price but less than or equal to the threshold appreciation price, then you will receive a number of shares of common stock for each purchase contract equal to the Unit stated amount of $50.00, divided by the applicable market value; and

•	if the applicable market value of our common stock is less than the reference price, then you will receive shares of common stock for each purchase contract (the “maximum settlement rate”).

The maximum settlement rate, minimum settlement rate and reference price are each subject to adjustment as described under “—Adjustments to the Fixed Settlement Rates” below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a “fixed settlement rate.”

The reference price is equal to $50.00 divided by the maximum settlement rate and is approximately equal to $              , which is the public offering price of our common stock in the concurrent Common Stock Offering.

The threshold appreciation price is equal to $50.00 divided by the minimum settlement rate. The threshold appreciation price, which is initially approximately $              , represents an appreciation of approximately              % over the reference price.

For illustrative purposes only, the following table shows the number of shares of common stock issuable upon settlement of a purchase contract at assumed applicable market values, based on a reference price of $              and a threshold appreciation price of $              . The table assumes that there will be no adjustments to the fixed settlement rates described under “—Adjustments to the Fixed Settlement Rates” below and that the purchase contracts have not been redeemed as described under “—Combination Termination Redemption” below or settled early at the option of holders or at our option as described under “—Early Settlement,” “—Early Settlement Upon a Fundamental Change” or “—Early Settlement at Our Election” below. We cannot assure you that the actual applicable market value will be within the assumed range set forth below.

A holder of a Unit or a separate purchase contract, as applicable, would receive on the mandatory settlement date the following numbers of shares of common stock for each Unit or separate purchase contract at the following assumed applicable market values:

Assumed Applicable Market Value	Number of Shares of Common Stock
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$

As the above table illustrates, if, on the mandatory settlement date, the applicable market value is greater than the threshold appreciation price, we would be obligated to deliver              shares of common stock for each purchase contract. As a result, if the applicable market value exceeds the threshold appreciation price, you will receive only a portion of the appreciation in the market value of the shares of our common stock you would have received had you purchased shares of common stock with $50.00 at the public offering price in the concurrent Common Stock Offering.

If, on the mandatory settlement date, the applicable market value is less than or equal to the threshold appreciation price but greater than or equal to the reference price of approximately $              , we would be obligated to deliver a number of shares of our common stock on the mandatory settlement date equal to $50.00, divided by the applicable market value. As a result, we would retain all appreciation in the market value of our common stock underlying each purchase contract between the reference price and the threshold appreciation price.

If, on the mandatory settlement date, the applicable market value is less than the reference price of approximately $              , we would be obligated to deliver upon settlement of the purchase contract              shares of common stock for each purchase contract, regardless of the market price of our common stock. As a result, the holder would realize a loss on the decline in market value of the common stock below the reference price.

Because the applicable market value of the common stock is determined over the 20 consecutive “trading days” (as defined below) beginning on, and including, the 21st scheduled trading day immediately preceding April 15, 2024, the number of shares of common stock delivered for each purchase contract may be greater than or less than the number that would have been delivered based on the closing price (or daily VWAP) of the common stock on the last trading day in such 20 consecutive trading day period. In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such 20 consecutive trading day period and the date such shares are delivered.

The term “applicable market value” means the arithmetic average of the daily VWAPs of our common stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding April 15, 2024.

The “daily VWAP” of our common stock on any trading day means such price per share as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page BALY <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to the scheduled close of trading of the primary trading session on such trading day; or, if such price is not available, the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Trading day” for purposes of determining any consideration due at settlement of a purchase contract means a day on which (1) there is no “market disruption event” (as defined below) and (2) trading in our common stock (or other security for which a daily VWAP must be determined) generally occurs on the NYSE or, if our common stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the NYSE or, if our common stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S.     national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

“Market disruption event” means (1) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

On the mandatory settlement date, our common stock will be issued and delivered to you or your designee, upon (1) surrender of certificates representing the purchase contracts, if such purchase contracts are held in certificated form, and (2) payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you. As long as the purchase contracts are evidenced by one or more global purchase contract certificates deposited with DTC, procedures for settlement will be governed by DTC’s applicable procedures.

If one or more of the 20 consecutive scheduled trading days beginning on, and including, the 21st scheduled trading day immediately preceding April 15, 2024 is not a trading day, the mandatory settlement date will be postponed until the second scheduled trading day immediately following the last trading day of the 20 consecutive trading day period during which the applicable market value is determined.

Prior to 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable upon settlement of the purchase contract on the mandatory settlement date will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined.

We will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon settlement or redemption of the purchase contracts, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Early Settlement

Prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding April 15, 2024, you, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, and receive a number of shares of common stock per purchase contract equal to the “early settlement rate.” The early settlement rate is equal to the minimum settlement rate on the early settlement date, subject to adjustment as described below under “—Adjustments to the Fixed Settlement Rates,” unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will receive upon settlement of your purchase contracts a number of shares of our common stock based on the “fundamental change early settlement rate” as described under “—Early Settlement Upon a Fundamental Change.”

Your right to receive common stock upon early settlement of a purchase contract is subject to (1) delivery of a written and signed notice of election (an “early settlement notice”) to the purchase contract agent (cts.conversions@usbank.com) electing early settlement of such purchase contract, (2) if such purchase contract or the Unit that includes such purchase contract is held in certificated form, surrendering the certificates representing the purchase contract, or if held in global form, surrendering in accordance with DTC’s applicable procedures and (3) payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you. As long as the purchase contracts or the Units are evidenced by one or more global certificates deposited with DTC, procedures for early settlement will be governed by DTC’s applicable procedures.

Upon surrender of the purchase contract or the related Unit and payment of any applicable transfer or similar taxes due because of any issue of such shares in a name of a person other than the holder, you will receive the applicable number of shares of common stock (and any cash payable for fractional shares) due upon early settlement on the second business day following the “early settlement date” (as defined below).

If you comply with the requirements for effecting early settlement of your purchase contracts earlier than 5:00 p.m., New York City time, on any business day, then that day will be considered the “early settlement date.” If you comply with such requirements at or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next succeeding business day will be considered the “early settlement date.” Prior to 5:00 p.m., New York City time, on the early settlement date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable upon such early settlement of the purchase contract will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the relevant early settlement date.

Upon early settlement at the holder’s election of the purchase contract component of a Unit, the amortizing note underlying such Unit will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early and will no longer constitute a part of the Unit.

Early Settlement Upon a Fundamental Change

If a “fundamental change” occurs and you elect to settle your purchase contracts early in connection with such fundamental change in accordance with the procedures described under “—Early Settlement” above, you will receive per purchase contract a number of shares of our common stock or cash, securities or other property, as applicable, equal to the “fundamental change early settlement rate,” as described below. An early settlement will be deemed for these purposes to be “in connection with” such fundamental change if you deliver your early settlement notice to the purchase contract agent, and otherwise satisfy the requirements for effecting early settlement of your purchase contracts, during the period beginning on, and including, the effective date of the fundamental change and ending at 5:00 p.m., New York City time, on the 35th business day thereafter (or, if earlier, the second scheduled trading day immediately preceding April 15, 2024) (the “fundamental change early settlement period”). We refer to this right as the “fundamental change early settlement right.”

If you comply with the requirements for effecting early settlement of your purchase contracts in connection with a fundamental change prior to 5:00 p.m., New York City time, on any business day during the fundamental change early settlement period, then that day will be considered the “fundamental change early settlement date.” If you comply with such requirements at or after 5:00 p.m., New York City time, on any business day during the fundamental change early settlement period or at any time on a day during the fundamental change early settlement period that is not a business day, then the next succeeding business day will be considered the “fundamental change early settlement date.”

We will provide the purchase contract agent, the trustee and the holders of Units and separate purchase contracts with written notice of a fundamental change within five business days after its effective date and issue a press release announcing such effective date. The notice will also set forth, among other things, (1) the applicable fundamental change early settlement rate, (2) if not common stock, the kind and amount of cash, securities and other property receivable by the holder upon settlement and (3) the deadline by which each holder’s fundamental change early settlement right must be exercised.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

•	any “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than us, any of our subsidiaries and any of our and their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of our common stock;

•	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, combination or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries;

•	our common stock (or other common stock receivable upon settlement of your purchase contracts, if applicable) ceases to be listed or quoted on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or

•	our stockholders approve any plan or proposal for the liquidation or dissolution of us.

A transaction or transactions described in the first two bullets above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares) in connection with such transaction or transactions consists of shares of common stock that are listed on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so listed when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the consideration receivable upon settlement of your purchase contracts, if applicable, excluding cash payments for fractional shares.

For purposes of the immediately preceding paragraph, any transaction that constitutes a fundamental change pursuant to both the first and second bullet of the definition thereof (prior to giving effect to the exception set forth in the immediately preceding paragraph) shall be deemed to be a transaction solely under the second bullet of such definition (and, for the avoidance of doubt, will be subject to the exception set forth in the immediately preceding paragraph).

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related fundamental change early settlement period (or, in the case of a transaction that would have been a fundamental change but for the second immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

The “fundamental change early settlement rate” (including, for the avoidance of doubt, for purposes of determining the combination redemption rate, as described below) will be determined by us by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•	in the case of a fundamental change described in the second bullet of the definition of “fundamental change” in which all holders of shares of our common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share of our common stock; and

•	in all other cases, the stock price will be the arithmetic average of the daily VWAPs of our common stock over the five consecutive trading day period ending on the trading day immediately preceding the effective date.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the fixed settlement rates are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the maximum settlement rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the maximum settlement rate as so adjusted. The fundamental change early settlement rates per purchase contract in the table below will be adjusted in the same manner and at the same time as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

The following table sets forth the fundamental change early settlement rate per purchase contract for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$
April , 2021
April 15, 2022
April 15, 2023
April 15, 2024

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the applicable stock price is between two stock prices in the table or the applicable effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by straight line interpolation between the fundamental change early settlement rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366- day year, as applicable;

•	if the applicable stock price is greater than $ per share (subject to adjustment in the same manner and at the same time as the stock prices set forth in the column headings of the table above), then the fundamental change early settlement rate will be the minimum settlement rate; or

•	if the applicable stock price is less than $ per share (subject to adjustment in the same manner and at the same time as the stock prices set forth in the column headings of the table above, the “minimum stock price”), the fundamental change early settlement rate will be determined as if the stock price equaled the minimum stock price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

The maximum number of shares of our common stock deliverable under a purchase contract is              , subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

We will deliver the shares of our common stock, securities, cash or other property payable as a result of your exercise of the fundamental change early settlement right on the second business day following the fundamental change early settlement date. Prior to 5:00 p.m., New York City time, on the fundamental change early settlement date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock or other securities, if applicable, shall be issuable following exercise of a holder’s fundamental change early settlement right will be treated as the holder of record of such shares or other securities, if applicable, as of 5:00 p.m., New York City time, on the fundamental change early settlement date.

Upon early settlement of the purchase contract component of a Unit at the holder’s election upon a fundamental change, the amortizing note underlying such Unit will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon the fundamental change and will no longer constitute a part of the Unit.

If you do not elect to exercise your fundamental change early settlement right, your purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent early settlement date, any subsequent fundamental change early settlement date or the mandatory settlement date or redemption on any subsequent combination redemption settlement date, as the case may be.

Early Mandatory Settlement at Our Election

We have the right to settle the purchase contracts on or after January 15, 2022, in whole but not in part, on a date fixed by us as described below at the “early mandatory settlement rate” described below. We refer to this right as our “early mandatory settlement right.”

The “early mandatory settlement rate” will be the maximum settlement rate as of the notice date (as defined below).

In the event we elect to settle the purchase contracts early, holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right to require us to repurchase some or all of their amortizing notes, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” If we exercise our early mandatory settlement right and the holder of any Unit does not require us to repurchase the amortizing note that is a component of such Unit, such amortizing note will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, such holder. If we exercise our early mandatory settlement right and the holder of any Unit requires us to repurchase the amortizing note that is a component of such Unit but the related repurchase date falls after the early mandatory settlement date, such amortizing note will remain outstanding (pending such repurchase date) and will be beneficially owned by or registered in the name of, as the case may be, such holder.

If we elect to exercise our early mandatory settlement right, we will provide the purchase contract agent and the holders of Units, separate purchase contracts and separate amortizing notes with a written notice of our election (the “early mandatory settlement notice”) and issue a press release announcing our election. The early mandatory settlement notice will specify, among other things:

•	the early mandatory settlement rate;

•	the date on which we will deliver shares of our common stock following exercise of our early mandatory settlement right (the “early mandatory settlement date”), which will be on or after January 15, 2022 and at least 5 but not more than 20 business days following the date of our notice (the “notice date”);

•	that holders of Units and separate amortizing notes will have the right to require us to repurchase their amortizing notes that are a component of the Units or their separate amortizing notes, as the case may be (subject to certain exceptions described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”);

•	the “repurchase price” and “repurchase date” (each as defined below under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”);

•	the last date on which holders of amortizing notes may exercise their repurchase right; and

•	the procedures that holders of amortizing notes must follow to require us to repurchase their amortizing notes.

We will deliver the shares of our common stock and any cash payable for fractional shares to you on the early mandatory settlement date. Prior to 5:00 p.m., New York City time, on the notice date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable following exercise of our early mandatory settlement right will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the notice date.

Combination Termination Redemption

If the closing of the Combination has not occurred on or prior to the Long Stop Date, or if, prior to such date, the Combination is terminated we may elect to redeem all, but not less than all, of the outstanding purchase contracts on the terms described below (a “combination termination redemption”), by delivering notice during the five business day period immediately following the earlier of (1) the Long Stop Date and (2) the Termination Date (such notice, the “combination redemption notice”) to the purchase contract agent, the trustee and all holders of Units, separate purchase contracts or separate amortizing notes and will issue a press release announcing any such election. The Termination Date will be deemed to occur only on the date on which the Scheme has been finally terminated in accordance with its terms and the Combination has been abandoned by us, as determined in good faith by our board of directors.

In the event of a combination termination redemption, you will have the right to require us to repurchase your amortizing notes (whether as components of Units or separate amortizing notes), as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” If we exercise our right to cause a combination termination redemption and the holder of any Unit or separate amortizing note does not require us to repurchase such amortizing note, such amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, such holder. If we exercise our right to cause a combination termination redemption and the holder of any Unit requires us to repurchase the amortizing note that is a component of such Unit but the related repurchase date falls after the combination termination settlement date, such amortizing note will remain outstanding (pending such repurchase date) and will be beneficially owned by or registered in the name of, as the case may be, such holder.

•	The combination redemption notice will specify, among other things:

•	the combination termination stock price;

•	the scheduled combination redemption settlement date;

•	if the redemption amount is determined pursuant to the first bullet point in the definition thereof, the redemption amount;

•	if the redemption amount is determined pursuant to the second bullet point in the definition thereof, the combination redemption rate, and, if applicable, the number of shares of our common stock that would otherwise be included in the applicable redemption amount that will be replaced with cash;

•	that holders of Units and separate amortizing notes will have the right to require us to repurchase their amortizing notes that are a component of the Units or their separate amortizing notes, as the case may be, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”;

•	the “repurchase price” and “repurchase date”, each as defined below under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”;

•	the last date on which holders of amortizing notes may exercise their repurchase right; and

•	the procedures that holders of amortizing notes must follow to require us to repurchase their amortizing notes.

If we do not specify a number of shares of common stock that will be replaced with cash in the combination redemption notice, we will be deemed to have elected to settle the redemption amount solely in shares of common stock.

In the event of a combination termination redemption, we will deliver the applicable redemption amount on the combination redemption settlement date. “Redemption amount” per purchase contract means:

•	if the combination termination stock price is equal to or less than the reference price, an amount of cash equal to (x) $50.00 less (y) the applicable repurchase price for the amortizing notes; or

·	if the combination termination stock price is greater than the reference price, a number of shares of our common stock equal to the combination redemption rate determined by reference to the table set forth above in “—Early Settlement Upon a Fundamental Change” (with reference to “ stock price” deemed to refer to the “ combination termination stock price,” references to “ fundamental change early settlement rate” deemed to refer to the “ combination redemption rate” and reference to “ effective date” deemed to refer to the earlier of (1) the Long Stop Date and (2) the Termination Date); provided that we may elect to pay cash in lieu of delivering any or all of the shares of our common stock in an amount equal to such number of shares multiplied by the redemption market value; provided further that, if we so elect to pay cash, we will specify in the combination redemption notice the number of shares of our common stock that will be replaced with cash.

“Combination termination stock price” means the arithmetic average of the daily VWAPs of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the earlier of (1) the Long Stop Date and (2) the Termination Date.

“Redemption market value” means the arithmetic average of the daily VWAPs of our common stock for the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding the scheduled combination redemption settlement date.

“Combination redemption settlement date” means:

•	if (x) the combination termination stock price is greater than the reference price and (y) we elect to pay cash in lieu of delivering any or all of the shares of our common stock that would otherwise be included in the redemption amount, the second business day following the last trading day of the 20 consecutive trading day period used to determine the redemption market value; or

•	otherwise, the scheduled combination redemption settlement date specified in the combination redemption notice.

“Scheduled combination redemption settlement date” means:

•	if (x) the combination termination stock price is greater than the reference price and (y) we elect to pay cash in lieu of delivering any or all of the shares of our common stock that would otherwise be included in the redemption amount, a date that is least 30 and no more than 60 calendar days after the date of the combination redemption notice; or

•	otherwise, a date that is at least 5 and no more than 30 calendar days after the date of the combination redemption notice.

The person in whose name any shares of our common stock shall be issuable will be treated as the holder of record of such shares as of 5:00 p.m., New York City time on:

•	the date of the combination redemption notice, if we have elected (or are deemed to have elected) to settle the redemption amount solely in shares of our common stock, or

•	the last trading day in the 20 consecutive trading day period used to determine the redemption market value, if we have elected to pay cash in lieu of delivering any of the shares of our common stock that would otherwise be included in the redemption amount. Prior to such time, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract, but, for the avoidance of doubt, the anti-dilution adjustments provided herein under “—Adjustments to the Fixed Settlement Rates” below will continue to apply to the purchase contracts prior to such time.

Adjustments to the Fixed Settlement Rates

The fixed settlement rates will be adjusted as described below, except that we will not make any adjustments to the fixed settlement rates if holders of the purchase contracts participate (other than in the case of a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the purchase contracts, in any of the transactions described below without having to settle their purchase contracts as if they held a number of shares of our common stock equal to the maximum settlement rate, multiplied by the number of purchase contracts held by such holders.

(a) If we issue common stock to all or substantially all of the holders of our common stock as a dividend or other distribution, then each fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the “record date” (as defined below) for such dividend or distribution will be multiplied by a fraction:

•	the numerator of which is equal to (1) the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date; plus (2) the total number of shares of our common stock constituting such dividend or other distribution; and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date.

Any adjustment made pursuant to this clause (a) will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. If any dividend or distribution described in this clause (a) is declared but not so paid or made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to make such dividend or distribution, to such fixed settlement rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (a), the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution will not include shares held in treasury but will include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not pay any such dividend or make any such distribution on shares of common stock held in treasury.

(b) If we issue to all or substantially all holders of our common stock rights, options or warrants (other than rights, options or warrants issued pursuant to a dividend reinvestment plan, shareholder rights plan, share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights, options or warrants, to subscribe for or purchase our shares of common stock at less than the “current market price” (as defined below) of our common stock, then each fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such issuance will be multiplied by a fraction:

•	the numerator of which is equal to (1) the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date, plus (2) the total number of shares of our common stock issuable pursuant to such rights, options or warrants, and

•	the denominator of which is equal to (1) the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date, plus (2) the number of shares of common stock equal to the quotient of the aggregate price payable to exercise such rights, options or warrants divided by the current market price per share of our common stock.

Any adjustment made pursuant to this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after 5:00 p.m., New York City time, on the record date for such issuance. In the event that such rights, options or warrants described in this clause (b) are not so issued, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to issue such rights, options or warrants, to such fixed settlement rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each fixed settlement rate will be readjusted, effective as of the date of such expiration or the date it is determined such shares will not be delivered, as the case may be, to such fixed settlement rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered.

In determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than the current market price per share of our common stock, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof (the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof).

For the purposes of this clause (b), the number of shares of common stock at the time outstanding will not include shares held in treasury but will include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not issue any such rights, options or warrants in respect of shares of common stock held in treasury.

(c) If we subdivide or combine our common stock, then each fixed settlement rate in effect immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination will be multiplied by a fraction:

•	the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to 9:00 a.m., New York City time, on such effective date (before giving effect to such subdivision or combination).

Any adjustment made pursuant to this clause (c) will become effective immediately after 9:00 a.m., New York City time, on the effective date of such subdivision or combination.

(d) If we distribute to all or substantially all holders of our common stock evidences of our indebtedness, shares of our capital stock (other than our common stock), securities, cash or other assets, excluding:

•	any dividend or distribution as to which an adjustment was effected pursuant to clause (a) above;

•	any rights, options or warrants as to which an adjustment was effected pursuant to clause (b) above;

•	any dividend or distribution described in clause (e) below; and

•	any spin-off (as defined below) to which the provisions set forth below in this clause (d) shall apply,

then each fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price per share of our common stock, and

•	the denominator of which is equal to (1) the current market price per share of our common stock, minus (2) the fair market value (as determined by our board of directors, or a committee thereof) on such record date of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other assets so distributed applicable to one share of our common stock.

Any adjustment made pursuant to the portion of this clause (d) above will become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. In the event that such distribution is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to make such distribution, to such fixed settlement rate that would then be in effect if such distribution had not been declared. We will not make any such distribution on shares of common stock held in treasury.

In the event that we make a distribution to all or substantially all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to, a subsidiary or other business unit of ours that, upon issuance, will be traded on a U.S. national securities exchange (herein referred to as a “spin-off”), each fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution will instead be multiplied by a fraction:

•	the numerator of which is equal to (1) the current market price per share of our common stock, plus (2) the average of the closing prices (as defined below, as if references to “common stock” therein were references to such capital stock or similar equity interest so distributed) of the capital stock or similar equity interests so distributed applicable to one share of our common stock over the 10 consecutive trading day period commencing on, and including, the effective date of the spin-off (the “valuation period”), and

•	the denominator of which is the current market price per share of our common stock.

Any adjustment made pursuant to this portion of clause (d) will become effective immediately after 5:00 p.m., New York City time, on the last trading day of the valuation period; provided that if any date for determining the number of shares of our common stock issuable to a holder occurs during the valuation period, references in the preceding paragraph to 10 trading days will be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the effective date of such spin-off to, and including, such determination date for purposes of determining the fixed settlement rates. In the event that such distribution described in this clause (d) is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to pay such distribution, to such fixed settlement rate that would then be in effect if such distribution had not been declared. We will not make any such distribution on shares of common stock held in treasury.

(e) If we make a distribution consisting exclusively of cash to all or substantially all holders of our common stock (excluding (x) any cash that is distributed in a reorganization event (as described below) in exchange for shares of our common stock and (y) any dividend or distribution in connection with our liquidation, dissolution or winding up), then each fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date fixed for such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price per share of our common stock, and

•	the denominator of which is equal to (1) the current market price per share of our common stock, minus (2) the amount of such distribution per share of our common stock.

Any adjustment made pursuant to this clause (e) will become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. In the event that any distribution described in this clause (e) is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to pay such distribution, to such fixed settlement rate which would then be in effect if such distribution had not been declared. We will not make any such distribution on shares of common stock held in treasury.

(f) If we or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (excluding any securities convertible or exchangeable for our common stock and other than an odd-lot tender offer), where the cash and the value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the current market price per share of our common stock, then each fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which will be equal to the sum of:

•	the aggregate value of all cash and the fair market value (as determined by our board of directors, or a committee thereof) on the expiration date of any other consideration paid or payable for shares of common stock validly tendered or exchanged and not withdrawn as of the expiration date; and

•	the product of:

•	the current market price per share of our common stock; and

•	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”), after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer, and

•	the denominator of which will be equal to the product of:

•	the current market price per share of our common stock; and

•	the number of shares of our common stock outstanding immediately prior to the expiration time on the expiration date, prior to giving effect to the purchase of any shares accepted for purchase or exchange in such tender or exchange offer.

Any adjustment made pursuant to this clause (f) will become effective immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following the expiration date; provided that if any date for determining the number of shares of our common stock issuable to a holder occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date, references in the preceding paragraph to 10 trading days will be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the trading day immediately following such expiration date to, and including, such determination date for purposes of determining the fixed settlement rates. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed settlement rate will be readjusted to be such fixed settlement rate that would then be in effect if such tender or exchange offer had not been made.

Except with respect to a spin-off, in cases where the fair market value of evidences of our indebtedness, our capital stock, securities, cash or other assets as to which clauses (d) or (e) above apply, applicable to one share of common stock, distributed to stockholders equals or exceeds the applicable current market price per share of our common stock, rather than being entitled to an adjustment in each fixed settlement rate, holders of the purchase contracts will be entitled to receive (without settling such holders’ purchase contract) on the date on which such evidences of indebtedness, capital stock, securities, cash or other assets are distributed to holders of our common stock, for each purchase contract, the amount of such indebtedness, capital stock, securities, cash or other assets that such holder would have received had such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such distribution.

To the extent that we have a rights plan in effect with respect to our common stock on any date for determining the number of shares of our common stock issuable to a holder, you will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such determination date, the rights have separated from our common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (d) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

The “current market price” per share of our common stock on any day means:

•	with respect to clause (b) above, the average of the closing prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance requiring such computation;

•	with respect to clauses (d) (in the event of an adjustment not relating to a spin-off) and (e) above, the average of the closing prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the earlier of the ex-date and the record date for the issuance or distribution requiring such computation;

•	with respect to clause (d) above (in the event of an adjustment relating to a spin-off only), the average of the closing prices of our common stock over the 10 consecutive trading day period commencing on, and including, the effective date of such spin-off; and

•	with respect to clause (f) above, the average of the closing prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day immediately following the expiration date for the tender or exchange offer.

The “closing price” per share of our common stock on any day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the NYSE or, if our common stock is not then listed on the NYSE, the principal other U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for our common stock on the principal other market on which our common stock is then traded. If our common stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Trading day” for purposes of this “—Adjustments to the Fixed Settlement Rates” section means a day on which (1) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the NYSE or, if our common stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (2) a closing price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

The term “ex-date,” when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

The term “record date” means, when used with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a committee thereof, or by statute, contract or otherwise).

Recapitalizations, Reclassifications and Changes of our Common Stock

In the event of:

•	any consolidation or combination of us with or into another person (other than a combination or consolidation in which we are the continuing or surviving corporation and in which the shares of our common stock outstanding immediately prior to the combination or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a combination or acquisition);

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or other property (each, a “reorganization event”), each purchase contract outstanding immediately prior to such reorganization event will, without the consent of the holders of the purchase contracts, become a contract to purchase the kind of securities, cash and/or other property that a holder of common stock would have been entitled to receive immediately prior to such reorganization event (such securities, cash and other property, the “exchange property”) and, prior to or at the effective time of such reorganization event, we or the successor or purchasing person, as the case may be, shall execute with the purchase contract agent and the trustee a supplemental agreement pursuant to the purchase contract agreement and the purchase contracts to provide for such change in the right to settle the purchase contracts. For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. The number of units of exchange property we will deliver for each purchase contract settled or redeemed (if we elect not to deliver solely cash in respect of such redemption) following the effective date of such reorganization event will be equal to the number of shares of our common stock we would otherwise be required to deliver as determined by the fixed settlement rates then in effect on the applicable determination date, or such other settlement rates or redemption rates as provided herein (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to 5:00 p.m., New York City time, on the determination date). Each fixed settlement rate will be determined using the applicable market value of a unit of exchange property that a holder of one share of our common stock would have received in such reorganization event, and such value will be determined (1) in the case of any publicly traded securities that comprise all or part of the exchange property, based on the daily VWAP of such securities, (2) in the case of any cash that comprises all or part of the exchange property, based on the amount of such cash; and (3) in the case of any other property that comprises all or part of the exchange property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by us for this purpose. In addition, if the exchange property in respect of any reorganization event includes, in whole or in part, securities of another entity, we shall amend the terms of the purchase contract agreement and the purchase contracts, without the consent of holders thereof, to (x) provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable, as determined by the officer executing such amendment, to the adjustments described above under the heading “—Adjustments to the Fixed Settlement Rates” and (y) otherwise modify the terms of the purchase contract agreement and the purchase contracts to reflect the substitution of the applicable exchange property for our common stock (or other exchange property then underlying the purchase contracts). In establishing such anti- dilution and other adjustments referenced in the immediately preceding sentence, such officer shall act in a commercially reasonable manner and in good faith.

In addition, subject to applicable law and the applicable listing standards of the NYSE (or any other securities exchange where the common stock is listed in accordance with the provisions of the purchase contract agreement), we may make such increases in each fixed settlement rate as we determine to be in our best interests or we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights, options or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

If the settlement rates are adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you generally will be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the settlement rates after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. You may also be deemed to have received a taxable dividend in the event we make certain other adjustments to the settlement rates of the purchase contracts. For example, if a fundamental change occurs prior to the maturity date, under some circumstances, we will increase the settlement rate for purchase contracts settled in connection with the fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain United States Federal Income Tax Considerations.” If you are a “non-U.S. Holder” (as defined in “Certain United States Federal Income Tax Considerations”), U.S. federal withholding tax at a rate of 30 percent (or at a lower rate if an applicable income tax treaty so provides and an applicable withholding agent has received proper certification as to the application of that treaty) generally will apply to the gross amount of deemed or constructive dividends received by you. If an applicable withholding agent pays such withholding taxes on your behalf with respect to such deemed or constructive dividends, the withholding agent may withhold any such withholding tax from any cash to be paid to, or common stock to be delivered to, you, or set-off such amount against certain other funds or assets belonging to you.

Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent. If any adjustment is not required to be made because it would not change the fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that, on any date for determining the number of shares of our common stock issuable to a holder (including any date for determining the amount of cash payable in connection with a combination termination redemption), adjustments to the fixed settlement rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such determination date.

The fixed settlement rates will only be adjusted as set forth above and will not be adjusted:

•	upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

•	upon the issuance of any common stock or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the repurchase of any shares of our common stock pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in clause (f) above;

•	for the sale or issuance of shares of our common stock, or securities convertible into or exercisable for shares of our common stock, for cash, including at a price per share less than the fair market value thereof or otherwise or in an acquisition, except as described in one of clauses (a) through (f) above;

•	for a third party tender offer;

•	upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued; or

•	solely for a change in, or elimination of, the par value of our common stock.

Whenever the fixed settlement rates are adjusted, we will deliver to the purchase contract agent a certificate setting forth in reasonable detail the method by which the adjustment to each fixed settlement rate was determined and setting forth each revised fixed settlement rate. In addition, we will, within five business days of any event requiring such adjustment, provide or cause to be provided written notice of the adjustment to the holders of the Units and separate purchase contracts and describe in reasonable detail the method by which each fixed settlement rate was adjusted.

Each adjustment to each fixed settlement rate will result in a corresponding adjustment to the early settlement rate and the early mandatory settlement rate. Whenever we are required to calculate the closing prices, the daily VWAPs or any other prices or amounts over a span of multiple days (including, without limitation, the applicable market value, the redemption market value, the “stock price” or the “combination termination stock price”), our board of directors (or a committee thereof) will make appropriate adjustments, if any, to each to account for any adjustment to the fixed settlement rates if the related record date, ex-date, effective date or expiration date occurs during the period in which the closing prices, the daily VWAPs or such other prices or amounts are to be calculated.

Fractional Shares

No fractional shares of our common stock will be issued to holders upon settlement or redemption of the purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of our common stock, calculated on an aggregate basis in respect of the purchase contracts being settled or redeemed (provided that, so long as the Units are in global form, we may elect to aggregate Units for purposes of these calculations on any basis permitted by the applicable procedures of DTC), multiplied by the daily VWAP of our common stock on the trading day immediately preceding the mandatory settlement date, early settlement date, fundamental change early settlement date, early mandatory settlement date or combination redemption settlement date, as the case may be.

Legal Holidays

In any case where the mandatory settlement date, early settlement date, fundamental change early settlement date, early mandatory settlement date or combination redemption settlement date, as the case may be, shall not be a business day, notwithstanding any term to the contrary in the purchase contract agreement or purchase contract, the settlement or redemption of the purchase contracts shall not be effected on such date, but instead shall be effected on the next succeeding business day with the same force and effect as if made on such settlement date, and no interest or other amounts shall accrue or be payable by us or to any holder in respect of such delay.

Consequences of Bankruptcy

Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us. Pursuant to the terms of the purchase contract agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of shares of our common stock per purchase contract equal to the maximum settlement rate in effect immediately prior to such acceleration (regardless of the market value of our common stock at that time). However, a bankruptcy court may prevent us from delivering our common stock in settlement of the accelerated purchase contracts. In such event, a holder would have a damage claim against us for the value of the common stock that we would have otherwise been required to deliver upon settlement of the purchase contracts. Any such damage claim that holders have against us following such acceleration will rank pari passu with the claims of holders of our common stock in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver common stock to you upon such an acceleration, you will only be able to recover damages to the extent holders of our common stock receive any recovery.

Modification

The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee to modify the purchase contract agreement or the purchase contracts without the consent of the holders of purchase contracts (whether held separately or as a component of Units) for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by any such successor of the covenants and obligations of ours in the purchase contract agreement and the units and separate purchase contracts, if any;

•	to add to the covenants for the benefit of holders of purchase contracts or to surrender any of our rights or powers under the agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

•	upon the occurrence of a reorganization event, solely (1) to provide that each purchase contract will become a contract to purchase exchange property and (2) to effect the related changes to the terms of the purchase contracts, in each case, as required by the applicable provisions of the purchase contract agreement;

•	to conform the provisions of the purchase contract agreement to the “Description of the Purchase Contracts” and “Description of the Units” sections in the preliminary prospectus supplement, as supplemented by the related pricing term sheet;

•	to cure any ambiguity or manifest error, to correct or supplement any provisions that may be inconsistent; and

•	to make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the holders.

The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts or the purchase contract agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•	reduce the number of shares of common stock deliverable upon settlement of the purchase contract (except to the extent expressly provided in the anti-dilution adjustments);

•	change the mandatory settlement date, or adversely modify the right to settle purchase contracts early or the fundamental change early settlement right;

•	reduce the redemption amount or adversely modify the right of any holder to receive such amount if we elect to redeem the purchase contract in connection with a combination termination redemption;

•	reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract agreement; or

•	impair the right to institute suit for the enforcement of the purchase contracts.

In executing any supplement, modification or amendment to the purchase contract agreement, the purchase contract agent and trustee shall be provided an officers’ certificate and an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by the purchase contract agreement and does not violate the purchase contract agreement, and that any and all conditions precedent to the execution and delivery of such supplement, modification or amendment have been satisfied. Neither the purchase contract agent nor the trustee shall be obligated to execute or deliver any such supplement, modification or amendment that adversely affects the purchase contract agent’s or the trustee’s rights, duties, liabilities, indemnities, or immunities under the purchase contract agreement.

Consolidation, Combination, Sale or Conveyance

Under the purchase contract agreement, we are permitted to consolidate with or merge with or into another company. We are also permitted to sell, assign, transfer, lease or convey all or substantially all of our assets to another company. However, if we take any of these actions, we must meet the following conditions:

•	the successor entity to such consolidation or combination, or the entity which acquires all or substantially all of our assets, shall expressly assume all of our obligations under the purchase contracts and the purchase contract agreement via a supplement to the purchase contract agreement;

•	the successor entity to such consolidation or combination, or the entity which acquires all or substantially all of our assets, shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia; and

•	immediately after the combination, consolidation, sale, assignment, transfer, lease or conveyance, no default has occurred and is continuing under the purchase contracts or the purchase contract agreement.

Reservation of Common Stock

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon settlement or redemption of the purchase contracts, the number of shares of common stock that would be issuable upon the settlement of all purchase contracts then outstanding, assuming settlement at the maximum settlement rate.

Governing Law

The purchase contract agreement, the Units and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial

The purchase contract agreement will provide that we, the purchase contract agent and the trustee will waive its respective rights to trial by jury in any action or proceeding arising out of or related to the purchase contracts, the purchase contract agreement or the transactions contemplated thereby, to the maximum extent permitted by law.

Information Concerning the Purchase Contract Agent

U.S. Bank National Association will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Units and separate purchase contracts from time to time but shall have no fiduciary relationship to the holder of the Units or any other party. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the purchase contracts or the purchase contract agreement.

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor purchase contract agent.

We maintain banking relationships in the ordinary course of business with the purchase contract agent and its affiliates.

Calculations in Respect of Purchase Contracts

We will be responsible for making all calculations called for under the Units and any separate purchase contracts. Neither the purchase contract agent nor the trustee will have no obligation to make, review or verify any such calculations. All such calculations made by us will be made in good faith and, absent manifest error, will be final and binding on the purchase contract agent, the trustee and the holders of the Units and any separate purchase contracts. We will provide a schedule of such calculations to the purchase contract agent and the trustee and the purchase contract agent and the trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

Description of the Amortizing Notes

The amortizing notes will be issued by us pursuant to an indenture dated as of          , 2021, between us, as issuer, and U.S. Bank National Association, as trustee, and a related supplemental indenture, to be dated the date of first issuance of the Units, between us, as issuer, and U.S. Bank National Association, as trustee, under which the amortizing notes will be issued (collectively referred to herein as the “indenture”).

The following summary of the terms of the amortizing notes taken together with the description under “Description of Debt Securities” in the accompanying prospectus contains a description of all of the material terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions in the indenture of certain terms. We refer you to the form of base indenture, which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and the supplemental indenture, which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference as an exhibit to that registration statement. A copy of the base indenture is, and a copy of the supplemental indenture will be, available as described under “Where You Can Find More Information.”

As used in this section, the terms “we,” “us” and “our” mean Bally’s Corporation and do not include any subsidiary of Bally’s Corporation.

General

The amortizing notes will be issued as a separate series of senior debt securities under the indenture. The amortizing notes will be issued by us in an aggregate initial principal amount of $       (or up to $       if the underwriters exercise their option to purchase additional Units). The final installment payment date will be April 15, 2024. We may not redeem the amortizing notes, and no sinking fund is provided for the amortizing notes.

Each amortizing note will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding April 15, 2024 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date” or any “combination redemption settlement date.” Following such separation, amortizing notes may be transferred separately from amortizing notes.

Amortizing notes may only be issued in certificated form in exchange for a global security under the circumstances described under “Book-Entry Procedures and Settlement.” In the event that amortizing notes are issued in certificated form, such amortizing notes may be transferred or exchanged at the corporate trust office of the trustee described below. Payments on amortizing notes issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the amortizing notes. In the event amortizing notes are issued in certificated form, installments will be payable, the transfer of the amortizing notes will be registrable and amortizing notes will be exchangeable for amortizing notes of other denominations of a like aggregate principal amount at the corporate trust office of the trustee (cts.transfers@usbank.com). Installment payments on certificated amortizing notes may be made at our option by check mailed to the address of the persons entitled thereto. See “Book-Entry Procedures and Settlement.”

There are no covenants or provisions in the indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, combination or similar transaction involving us that may adversely affect such holders.

Ranking

The amortizing notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all of our existing and future other unsecured and unsubordinated indebtedness. The amortizing notes will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness, and will be effectively subordinated to all liabilities of our subsidiaries, including trade payables.

As of December 31, 2020, we had $1,129 million of debt outstanding. As of December 31, 2020, our subsidiaries (1) had approximately $503 million of outstanding liabilities and (2) as adjusted for this offering, would have had $548 million of outstanding liabilities, in each case including trade payables, but excluding intercompany liabilities and deferred gains.

Installment Payments

Each amortizing note will have an initial principal amount of $         . On each January 15, April 15, July 15 and October 15, commencing on July 15, 2021 (each, an “installment payment date”), we will pay, in cash, equal quarterly installments of $         on each amortizing note (except for the July 15, 2021 installment payment, which will be $          per amortizing note). Each installment will constitute a payment of interest (at a rate of        % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “—Amortization Schedule.” Installments will be paid to the person in whose name an amortizing note is registered as of 5:00 p.m., New York City time, on the business day immediately preceding the related installment payment date (each, a “regular record date”), subject to provisions allowing the establishment of a new record date in respect of any defaulted interest. If the amortizing notes do not remain in book-entry only form, then we will have the right to elect that each regular record date will be each January 1, April 1, July 1 and October 1 immediately preceding the relevant installment payment date by giving advance written notice to the trustee and the holders.

Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter or longer than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay.

Amortization Schedule

The total installments of principal of and interest on the amortizing notes for each installment payment date are set forth below:

Scheduled Installment Payment Date		Amount of Principal		Amount of Interest
July 15, 2021	$		$
October 15, 2021	$		$
January 15, 2022	$		$
April 15, 2022	$		$
July 15, 2022	$		$
October 15, 2022	$		$
January 15, 2023	$		$
April 15, 2023	$		$
July 15, 2023	$		$
October 15, 2023	$		$
January 15, 2024	$		$
April 15, 2024	$		$

Repurchase of Amortizing Notes at the Option of the Holder

If we elect to exercise our early mandatory settlement right with respect to, or cause a combination termination redemption of, the purchase contracts, then holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right (the “repurchase right”) to require us to repurchase some or all of their amortizing notes for cash at the repurchase price per amortizing note to be repurchased on the repurchase date, as described below. Holders may not require us to repurchase a portion of an amortizing note. Holders will not have the right to require us to repurchase any or all of such holder’s amortizing notes in connection with any early settlement of such holder’s purchase contracts at the holder’s option, as described above under “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

The “repurchase date” will be a date specified by us in the early mandatory settlement notice, or combination redemption notice, as the case may be, which will be at least 20 but not more than 35 business days following the date of our early mandatory settlement notice as described under “Description of the Purchase Contracts—Early Settlement at Our Option” or the date of the combination redemption notice as described under “Description of the Purchase Contracts—Combination Termination Redemption,” as the case may be (and which may or may not fall on the early mandatory settlement date or combination redemption settlement date, as the case may be).

The “repurchase price” per amortizing note to be repurchased will be equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but not including, the repurchase date, calculated at an annual rate of %; provided that, if the repurchase date falls after a regular record date for any installment payment and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the repurchase price per amortizing note.

To exercise your repurchase right, you must deliver, on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, the amortizing notes to be repurchased (or the Units, if the early mandatory settlement date or combination redemption settlement date, as the case may be, occurs on or after the repurchase date and you have not separated your Units into their constituent components), together with a duly completed written repurchase notice in the form entitled “Form of Repurchase Notice” on the reverse side of the amortizing notes (a “repurchase notice”), in each case, in accordance with appropriate DTC procedures, unless you hold certificated amortizing notes (or Units), in which case you must deliver the amortizing notes to be repurchased (or Units), duly endorsed for transfer, together with a repurchase notice, to the purchase contract agent. Your repurchase notice must state:

•	if certificated amortizing notes (or Units) have been issued, the certificate numbers of the amortizing notes (or Units), or if not certificated, your repurchase notice must comply with appropriate DTC procedures;

•	the number of amortizing notes to be repurchased; and

•	that the amortizing notes are to be repurchased by us pursuant to the applicable provisions of the amortizing notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered (in the case of an amortizing note in global form, in accordance with the appropriate DTC procedures) on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

•	if certificated amortizing notes (or Units) have been issued, the certificate numbers of the withdrawn amortizing notes (or Units), or if not certificated, your notice must comply with appropriate DTC procedures;

•	the number of the withdrawn amortizing notes; and

•	the number of amortizing notes, if any, that remain subject to the repurchase notice.

We will be required to repurchase the amortizing notes on the repurchase date. You will receive payment of the repurchase price on the later of (1) the repurchase date and (2) the time of book-entry transfer or the delivery of the amortizing notes. If the trustee holds money sufficient to pay the repurchase price of the amortizing notes to be purchased on the repurchase date, then:

•	such amortizing notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the amortizing notes is made or whether or not the amortizing notes are delivered to the trustee); and

•	all other rights of the holder will terminate (other than the right to receive the repurchase price and, if the repurchase date falls between a regular record date and the corresponding installment payment date, the related installment payment).

Upon repurchase of the amortizing note component of a Unit prior to the related combination redemption settlement date, if applicable, the purchase contract component of such Unit will remain outstanding (pending such combination redemption settlement date) and beneficially owned by or registered in the name of, as the case may be, the holder who elected repurchase of the related amortizing note and will no longer constitute a part of the Unit.

In connection with any repurchase offer pursuant to an early mandatory settlement notice or combination redemption notice, we will, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable.

No amortizing notes may be repurchased at the option of holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date (except in the case of an acceleration resulting from a default by us of the payment of the repurchase price with respect to such amortizing notes).

Events of Default

In addition to the “Events of Default” set forth in the section of the accompanying prospectus entitled “Description of Debt Securities—Events of Default,” the following will be “Events of Default” under the indenture:

•	default in the payment of the repurchase price of any amortizing notes when the same shall become due and payable;

•	default in the payment of any installment payment on any amortizing notes as and when the same shall become due and payable and continuance of such failure for a period of 30 days; or

•	our failure to give notice of a fundamental change as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” when due;

•	our failure to comply with any of our other agreements or covenants in, or provisions of, the amortizing notes or the indenture and such failure continues for the period and after the notice specified below, subject to extension relating to any failure to comply with the covenant described under “—Reports” as described below;

•	default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (1) resulting in such indebtedness becoming or being declared due and payable or (2) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration is not cured, waived, rescinded, stayed or annulled or such indebtedness is not discharged, as applicable, within a period of 30 days after written notice of such indebtedness becoming due and payable or such failure, as the case may be, has been received from the trustee or the holders of at least 25% in principal amount of the amortizing notes then outstanding;

•	a final judgment or judgments that exceed $25 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against us and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 calendar days of being entered; or

•	certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

A default as described in the fourth bullet above will not be deemed an event of default until the trustee notifies us, or the holders of at least 25% in principal amount of the then outstanding amortizing notes notify us in writing and the trustee, of the default and we do not cure the default within 60 calendar days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a default is cured within such time period, it ceases and such written notice references us, as issuer, the Units and the indenture.

With the exception of a payment default on the amortizing notes, the trustee will not be charged with knowledge of any default or event of default or knowledge of any cure of any default or event of default unless an authorized officer of the trustee with direct responsibility for the administration of the indenture has received written notice of such default or event of default from us or holders of 25% of the outstanding amortizing notes.

If an event of default (other than an event of default with respect to us described in the final bullet above), shall have occurred and be continuing under the indenture, the trustee by written notice to us, or the holders of at least 25% in principal amount of the amortizing notes then outstanding by written notice to us and the trustee, may declare all amortizing notes to be due and payable immediately. Upon such declaration of acceleration, all future, scheduled installment payments on the amortizing notes will be due and payable immediately. If an event of default with respect to us specified in the final bullet above occurs, such an amount will become automatically and immediately due and payable without any declaration, notice or other act on the part of the trustee or any holder.

The holders of a majority in principal amount of the amortizing notes then outstanding by written notice to the trustee and us may waive any continuing default or event of default (other than any default or event of default in payment of installment payments) on the amortizing notes under the indenture. Holders of a majority in principal amount of the then outstanding amortizing notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of installment payments on the amortizing notes) if the rescission would not conflict with any judgment or decree, if all existing events of default (other than the non-payment of accelerated installment payments) have been cured or waived and if there has been deposited with the trustee a sum sufficient to pay its fees and expenses in connection with such event of default.

The holders may not enforce the provisions of the indenture or the amortizing notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the amortizing notes then outstanding may direct the trustee in its exercise of any trust or power; provided that such direction does not conflict with the terms of the indenture or involve the trustee in personal liability.

The trustee, within 30 calendar days after the occurrence of a default with respect to the amortizing notes, will mail or send to all holders, at our expense, notice of all such defaults actually known to a responsible officer of the trustee, unless such defaults shall have been cured or waived before the giving of such notice. However, the trustee may withhold from the holders notice of any continuing default or event of default (except a default or event of default in payment of installment payments or that resulted from the failure to comply with any obligations described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) if the trustee determines that withholding such notice is in the holders’ interest.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture or the amortizing notes at the request or direction of any of the holders unless such holders have offered and, if requested, provided to the trustee indemnity and/or security satisfactory to it against any loss, liability or expense resulting from such exercise.

We are required to deliver, within 120 calendar days after the end of each fiscal year, to the trustee an annual statement regarding compliance with the indenture, and include in such statement, if any officer is aware of any default or event of default, a statement specifying such default or event of default and what action we are taking or propose to take with respect thereto. In addition, we are required to deliver to the trustee prompt written notice of the occurrence of any default or event of default.

Notwithstanding the foregoing, the indenture will provide that, to the extent elected by us, the sole remedy for an event of default relating to the failure to file any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act or of the covenant described below in “—Reports”, will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest, at an annual rate of 0.25% of the principal amount of the notes during the first 90 days of the occurrence of such event of default on the notes and 0.50% of the principal amount of the notes from the 91st day until the 180th day following the occurrence of such event of default on the notes. If we so elect, such additional interest will be payable on all outstanding notes on the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs, which will be the 60th day after notice to us of our failure to so comply. On the 180th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 180th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

Reports

The indenture requires us to file with the trustee, within 15 days after we are required to file the same with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. For purposes of this section, documents filed by us with the SEC via EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR, provided, however, that the trustee shall have no obligation whatsoever to determine if such filing has occurred.

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture (as to which the trustee is entitled to conclusively rely exclusively on an officer’s certificate).

Discharge and Defeasance of Indenture

The defeasance provisions described in the accompanying prospectus under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” will be applicable to the amortizing notes; provided that (1) the coin or currency unit to be deposited with the trustee under such provisions shall be U.S. dollars, (2) references therein to “principal” shall be deemed to refer to “the portion of all future scheduled installment payments constituting the payment of principal in respect of the amortizing notes and the portion of the repurchase price constituting the principal amount of the amortizing notes” and (3) references therein to “interest” shall be deemed to refer to “the portion of all future scheduled installment payments constituting the payment of interest in respect of the amortizing notes and the portion of the repurchase price constituting the accrued but unpaid interest on the amortizing notes”.

Discharge and Defeasance of Indenture

We may discharge our obligations under the amortizing notes and the indenture (with the exception of any obligations which expressly survive the termination of the indenture) by irrevocably depositing in trust with the trustee money or U.S. government obligations sufficient to pay principal of, and interest on, the amortizing notes to maturity and the amortizing notes mature within one year, subject to meeting certain other conditions.

The indenture will also permit us to terminate all of our obligations under the indenture with respect to the amortizing notes except for the rights of the holders of the amortizing notes to receive payments in respect of the principal of, premium, if any, and interest on such amortizing notes when such payments are due solely out of the trust referred to below and certain other obligations (“legal defeasance”), at any time by:

•	depositing in trust with an escrow agent, under an irrevocable escrow agreement, money or U.S. government obligations in an amount sufficient to pay principal of, and interest on, the amortizing notes to their maturity; and

•	complying with certain other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of such right and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable U.S. federal tax law since , 2021.

In addition, the indenture will permit us to terminate all of our obligations under the indenture with respect to certain covenants and events of default specified in the indenture (“covenant defeasance”) at any time by:

•	depositing in trust with the escrow agent, under an irrevocable escrow agreement, money or U.S. government obligations in an amount sufficient to pay principal of, and interest on, the amortizing notes to their maturity; and

•	complying with certain other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such right and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Notwithstanding the foregoing, no discharge, legal defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the holders of the amortizing notes:

•	rights of registration of transfer and exchange of amortizing notes;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen amortizing notes;

•	rights of holders of the amortizing notes to receive payments of principal thereof and interest thereon, upon the original due dates therefor, but not upon acceleration;

•	rights, obligations, duties and immunities of the trustee;

•	rights of holders of amortizing notes that are beneficiaries with respect to property so deposited with the trustee payable to all or any of them; and

•	our obligations to maintain an office or agency in respect of the amortizing notes.

We may exercise the legal defeasance option with respect to the amortizing notes notwithstanding the prior exercise of the covenant defeasance option with respect to the amortizing notes. If we exercise the legal defeasance option with respect to the amortizing notes, payment of the amortizing notes may not be accelerated due to an event of default with respect to the amortizing notes. If we exercise the covenant defeasance option with respect to the amortizing notes, payment of the amortizing notes may not be accelerated due to an event of default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the cash and U.S. government obligations in the defeasance trust could be less than the principal of and interest then due on the amortizing notes, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Limitations on Mergers, Consolidations and Sales of Assets

The indenture will provide that we will not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person in one transaction or a series of related transactions, unless:

•	the successor corporation formed by the consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States or any State thereof or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of all installment payments on the amortizing notes issued under the indenture and the performance of every covenant in the indenture on our part to be performed or observed; and

•	immediately after giving effect to such transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default, has happened and is continuing.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve the property or assets of a person “substantially as an entirety”.

Subject to certain limitations, the successor company will succeed to, and be substituted for, us under the indenture and the amortizing notes.

We will be released from our obligations under the indenture and the successor company will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture and the amortizing notes; provided that, in the case of a lease of all or substantially all its assets, we will not be released from the obligation to pay the installment payments on the amortizing notes.

Modifications and Amendments

We and the trustee may amend or supplement the indenture or the amortizing notes without notice to or the consent of any holder to:

•	cure any ambiguity, omission, defect or inconsistency in the indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;

•	provide for the assumption by a successor corporation of our obligations as set forth in “—Limitations on Mergers, Consolidations and Sales of Assets”;

•	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•	evidence and provide for the acceptance of appointment with respect to the amortizing notes by a successor trustee in accordance with the indenture, and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose; provided, that all amortizing notes are issued in registered form for purposes of Section 163(f) of the United States Internal Revenue Code of 1986, as amended;

•	secure the amortizing notes;

•	add guarantees with respect to the amortizing notes;

•	add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

•	make any change that does not adversely affect the rights of any holder in any material respect;

•	provide for the issuance of additional amortizing notes in accordance with the limitations set forth in the indenture as of the date thereof; and

•	conform the provisions of the indenture to the “Description of the Amortizing Notes” section in the preliminary prospectus supplement, as supplemented and/or amended by the related pricing term sheet.

Without prior notice to any holders, we and the trustee may amend the indenture with respect to the amortizing notes with the written consent of the holders of a majority in principal amount of the outstanding amortizing notes, and the holders of a majority in principal amount of the outstanding amortizing notes by written notice to the trustee may waive future compliance by us with any provision of the indenture with respect to the amortizing notes. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•	change any installment payment date or the amount owed on any installment payment date,

•	reduce the principal amount of the amortizing notes or the rate of interest thereon;

•	reduce the above-stated percentage of outstanding amortizing notes the consent of whose holders is necessary to modify or amend the indenture with respect to the amortizing notes;

•	reduce the percentage in principal amount of outstanding amortizing notes the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain events of default and their consequences provided for in the indenture, or make any change to the indenture provision described in this sentence;

•	change the ranking of the amortizing notes;

•	make the amortizing notes payable in a currency other than that stated in the amortizing notes; or

•	reduce the repurchase price or amend or modify in any manner adverse to the holders of the amortizing notes our obligation to make such payment.

It is not be necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, we shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. We will mail or send supplemental indentures to holders upon request. Any failure to mail or send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

In executing any proposed amendment, supplement or waiver to the indenture, the trustee shall be provided an officers’ certificate and an opinion of counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by the indenture and does not violate the indenture, and that any and all conditions precedent to the execution and delivery of such amendment, supplement or waiver have been satisfied. The trustee shall not be obligated to execute or deliver any such supplement, modification or amendment that adversely affects the trustee’s rights, duties, liabilities, indemnities, or immunities under the indenture.

Information Concerning the Trustee

U.S. Bank National Association will be the trustee. Initially, the trustee will also act as the paying agent, custodian and the registrar for the notes.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture and the amortizing notes will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial

The indenture will provide that each of we and the trustee will waive its respective rights to trial by jury in any action or proceeding arising out of or related to the amortizing notes, the indenture or the transactions contemplated thereby, to the maximum extent permitted by law.

Certain United States Federal Income Tax Considerations

Subject to the limitations, assumptions and qualifications described herein, the following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of Units, the amortizing notes and the purchase contracts that are or may be the components of a Unit, and the ownership and disposition of shares of our common stock acquired under a purchase contract. This summary does not purport to be a complete analysis of all the potential tax considerations relevant to holders of our Units, amortizing notes, purchase contracts and common stock acquired under a purchase contract. The following discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder (“Treasury Regulations”), judicial decisions and published rulings of the U.S. Internal Revenue Service (the “IRS”), all as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

This discussion addresses only those Units, amortizing notes, purchase contracts and shares of our common stock acquired under a purchase contract that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) by a holder who purchases Units upon original issuance at their initial offering price, as indicated on the cover of this prospectus supplement, and this discussion does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances (such as the effects of Section 451(b) of the Code) or to holders that are subject to special rules, such as:

•	banks or other financial institutions;

•	insurance companies;

•	tax-exempt entities;

•	brokers or dealers in securities;

•	traders in securities that elect to use a mark to market method of accounting;

•	holders that hold Units, amortizing notes, purchase contracts or shares of our common stock as part of straddles, hedges, constructive sales, integrated transactions or conversion transactions;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities such as subchapter S corporations (or investors in such entities or arrangements);

•	regulated investment companies;

•	real estate investment trusts;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	tax-exempt organizations or governmental organizations;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the

•	interests of which are held by qualified foreign pension funds;

•	U.S. expatriates and former citizens or former long-term residents of the United States, and

•	holders that acquired Units, amortizing notes, purchase contracts or shares of our common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the purchase, ownership and disposition of Units, amortizing notes, purchase contracts or shares of our common stock acquired under a purchase contract, nor does it address the U.S. Medicare contribution tax on unearned income. Tax considerations under foreign, state or local laws or federal laws other than U.S. federal income tax laws are not addressed in this prospectus. Holders should consult their tax advisors regarding such tax considerations resulting from the purchase, ownership and disposition of Units, amortizing notes, purchase contracts or the ownership and disposition of shares of our common stock acquired under a purchase contract.

If an entity or other arrangement treated as a partnership for U.S. federal income tax purposes holds Units, amortizing notes, purchase contracts or shares of our common stock acquired under a purchase contract, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Units, amortizing notes, purchase contracts or shares of our common stock acquired under a purchase contract, you should consult your tax advisor.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein (or that a court will not sustain any such challenge), and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of Units, amortizing notes, purchase contracts or shares of our common stock acquired under a purchase contract.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Units, amortizing notes, purchase contracts or shares of our common stock acquired under a purchase contract, that, for U.S. federal income tax purposes, is:

•	an individual that is a citizen or resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

As used herein, the term “non-U.S. Holder” means a beneficial owner, other than an entity treated as a partnership for U.S. federal income tax purposes, of Units, amortizing notes, purchase contracts or shares of our common stock that is for U.S. federal income tax purposes not a U.S. Holder.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF UNITS, AMORTIZING NOTES, PURCHASE CONTRACTS OR SHARES OF OUR COMMON STOCK ACQUIRED UNDER A PURCHASE CONTRACT.

Characterization of Units and Amortizing Notes

There is no authority directly addressing the characterization of Units or instruments similar to Units for U.S. federal income tax purposes and therefore the characterization of Units for these purposes is not entirely free from doubt. We intend to take the position that each Unit will be treated as an investment unit composed of two separate instruments for U.S. federal income tax purposes: (1) a prepaid purchase contract to acquire our common stock and (2) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if it held each component of such Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat (1) a Unit as an investment unit composed of two separate instruments in accordance with its form and (2) the amortizing notes as indebtedness for U.S. federal income tax purposes.

If, however, the components of a Unit were treated as a single instrument, or the amortizing notes were recharacterized as equity for U.S. federal income tax purposes (even if the components of a Unit are respected as separate instruments for U.S. federal income tax purposes), the U.S. federal income tax consequences could differ from the consequences described below. Specifically, if you are a U.S. Holder, you could be required to recognize the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, as income. In addition, if you are a non-U.S. Holder, payments of principal and interest made to you on the amortizing notes could be subject to U.S. federal withholding tax. Even if the components of a Unit are respected as separate instruments for U.S. federal income tax purposes, the purchase contracts could be treated as our stock on the date of issuance, in which case the tax consequences of the purchase, ownership and disposition thereof would be substantially the same as the tax consequences of ownership of our stock acquired under a purchase contract described herein, except that a holder’s holding period for the shares of our common stock received under a purchase contract would include the period during which the U.S. Holder held the purchase contract.

Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of Units or instruments similar to Units for U.S. federal income tax purposes, and no assurance can be given that the IRS will agree with the tax consequences described herein. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of Units are unclear.

We have not sought any rulings concerning the treatment of Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, you should consult your tax advisor regarding the consequences to you of the possible re-characterization of the components of a Unit as a single instrument. Unless stated otherwise, the remainder of this discussion assumes the characterization of Units as two separate instruments and of the amortizing notes as indebtedness for U.S. federal income tax purposes.

Allocation of Purchase Price

The issue price of each Unit will be the first price at which a substantial amount of the Units is sold to persons other than bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers. The issue price of each Unit will be allocated between the amortizing note and the purchase contract based on their relative fair market values at the time of issuance. Such allocation will establish your initial tax basis in the amortizing note and the purchase contract. We will report the initial fair market value of each amortizing note as $        and the initial fair market value of the purchase contract as $        , as set forth in the purchase contract agreement. This allocation is binding on you (but not on the IRS), unless you explicitly disclose a contrary position on a statement attached to your timely filed United States federal income tax return. The remainder of this discussion assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to a U.S. Holder of Units, amortizing notes, purchase contracts or shares of our common stock that were acquired under a purchase contract.

Units

Separation and Recreation of Units

A U.S. Holder will not recognize gain or loss by (1) separating a Unit into its components or (2) recreating a Unit as both procedures are described under “Description of the Units—Separating and Recreating Units.”

Sale, Exchange or Other Taxable Disposition of Units

Upon a sale, exchange or other taxable disposition of Units, a U.S. Holder will be treated as having sold, exchanged or disposed of both the purchase contracts and the amortizing notes that constitute such Units and will calculate gain or loss on the purchase contracts separately from the gain or loss on the amortizing notes in proportion to their relative fair market values at the time of the disposition as described below under “Amortizing Notes—Sale, Exchange or Other Taxable Disposition of the Amortizing Notes” and “Purchase Contracts—Sale, Exchange or Other Taxable Disposition of Purchase Contracts.” It is thus possible that a U.S. Holder could recognize a capital gain on one component of a Unit but a capital loss on the other component of a Unit.

Amortizing Notes

Payments of Interest and Principal on the Amortizing Notes

Stated interest on an amortizing note generally will be taxable as ordinary income at the time it is accrued or received in accordance with a U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Payments on the amortizing notes other than stated interest (including the portion of each installment payment that is not treated as interest) will reduce a U.S. Holder’s basis with respect to the amortizing notes. It is expected, and this discussion assumes, that the amortizing notes will not be issued with more than a de minimis amount of original issue discount (“OID”). In general, however, if the amortizing notes are issued with more than de minimis OID, a U.S. Holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of the Amortizing Notes

Upon the sale, exchange or other taxable disposition of an amortizing note (including as part of a Unit), or in the event a U.S. Holder elects to have us repurchase amortizing notes in connection with an early mandatory settlement or combination termination redemption, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (1) the amount of cash plus the fair market value of any other property received (other than any amount received that is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income) and (2) such U.S. Holder’s adjusted tax basis in the amortizing note at the time of the sale, exchange or other taxable disposition. A U.S. Holder’s tax basis in an amortizing note generally will be the initial portion of the issue price of the Unit allocated to the amortizing note (as discussed above under “Allocation of Purchase Price”), reduced by any cash payments previously received with respect to the amortizing note (other than stated interest).

Any capital gain or loss generally will be long-term capital gain or loss if at the time of the sale, exchange or other taxable disposition of the amortizing note, the U.S. Holder has held the amortizing note for more than one year. Long-term capital gains of a non-corporate U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Purchase Contracts

Acquisition of Shares of Our Common Stock under a Purchase Contract

Except as may occur pursuant to a combination termination redemption (as discussed above under “Description of the Purchase Contracts—Combination Termination Redemption”), the purchase contracts are expected to physically settle. If a U.S. Holder receives solely shares of our common stock (or shares of our common stock and cash in lieu of a fractional share) upon settlement of a purchase contract, the settlement generally will not be a taxable event except that the receipt of cash in lieu of a fractional share will result in capital gain or loss, measured by the difference between the cash received in lieu of the fractional share and the U.S. Holder’s tax basis in the fractional share.

A U.S. Holder’s tax basis in the common stock received upon settlement of a purchase contract (including any basis allocable to a fractional share) will equal the holder’s adjusted tax basis in the purchase contract. A U.S. Holder’s tax basis in a fractional share will be determined by allocating the U.S. Holder’s tax basis in the common stock between the common stock received upon settlement and the fractional share, in accordance with their respective fair market values. A U.S. Holder’s adjusted tax basis in a purchase contract generally will be the initial portion of the issue price of the Unit allocated to the purchase contract (as discussed above under “Allocation of Purchase Price”), plus the amount, if any, included in income by the U.S. Holder on an adjustment to the settlement rate of the purchase contract, as described below under “—Constructive Distributions.”

The U.S. Holder’s holding period for the common stock received (including any fractional share deemed received) will commence on the day after the date of receipt.

Possible Cash or Combined Settlement in the Event of a Combination Termination Redemption

In the event of a combination termination redemption, we may elect to pay cash in lieu of delivering any or all of the shares of our common stock due in settlement of the purchase contracts (unless the “combination termination stock price” is equal to or less than the reference price). In this case, the outstanding purchase contracts will be redeemed solely for cash, the treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition of Purchase Contracts”.

If a U.S. Holder receives cash and common stock in settlement of a purchase contract, the tax treatment of the settlement is not certain. A U.S. Holder should consult its tax advisor regarding the consequences of such a combined settlement.

A combination termination redemption that results in a combined settlement could result in (1) the cash received in respect of a purchase contract being treated as proceeds from the sale of a portion of the purchase contract and taxed in the manner described below under “—Sale, Exchange or Other Taxable Disposition of Purchase Contracts” and (2) the common stock consideration being treated as received on settlement of the other portion of the purchase contract and therefore generally not taxable to a U.S. Holder. In that case, the U.S. Holder’s adjusted tax basis in the purchase contract would generally be allocated pro rata between the common stock received and the portion of the purchase contract that is treated as sold for cash based on the fair market value of the shares of our common stock and the cash. The holding period for our common stock received (including any fractional share deemed received) will commence on the day after the date of receipt.

Alternatively, it is possible that a combination termination redemption resulting in a combined settlement could result in a U.S. Holder recognizing gain, but not loss, equal to the excess of the fair market value of the common stock and cash received over the U.S. Holder’s adjusted tax basis in the purchase contract. In this case, generally the gain recognized would not exceed the amount of cash received. Any gain generally would be long-term capital gain if, at the time of settlement the purchase contract has been held for more than one year. In this case, (i) a U.S. Holder’s tax basis in the common stock received generally would equal its adjusted tax basis in the purchase contract that was settled, reduced by the amount of any cash received, and increased by the amount of gain, if any, recognized; (ii) the U.S. Holder’s holding period for common stock received would include the period during which it held the purchase contract; and (iii) a U.S. Holder that is a “significant holder” would be subject to certain recordkeeping and information reporting requirements with respect to the settlement.

Constructive Distributions

A U.S. Holder might be treated as receiving a constructive distribution from us if (1) the fixed settlement rates are adjusted and as a result of such adjustment such holder’s proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to holders of shares of our common stock and adjustments as discussed in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a constructive distribution to U.S. Holders even though such holders would not receive any cash related thereto. In addition, in certain situations, a U.S. Holder might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any constructive distribution will be taxable as a dividend, return of capital or capital gain in accordance with the earnings and profits rules described below. Generally, a U.S. Holder’s adjusted tax basis in a purchase contract will be increased to the extent any such constructive distribution is treated as a dividend. It is not clear whether a constructive dividend deemed paid to a U.S. Holder would be eligible for the preferential tax rates applicable to “qualified dividend income” of certain non-corporate U.S. Holders. It is also unclear whether a constructive dividend deemed paid to a corporate U.S. Holder would be eligible for the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Purchase Contracts

Except as described above under “—Acquisition of Shares of Our Common Stock under a Purchase Contract,” a U.S. Holder generally will recognize gain or loss upon the sale, exchange or other taxable disposition of a purchase contract. A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange or other taxable disposition of a purchase contract (including as part of a Unit) equal to the difference between the amount of cash and the fair market value of any property received upon the disposition, and the U.S. Holder’s adjusted tax basis in the purchase contract. A U.S. Holder’s adjusted tax basis in a purchase contract generally will be the initial portion of the issue price of the Unit allocated to the purchase contract (as discussed above under “Allocation of Purchase Price”), plus the amount, if any, included in income by the U.S. Holder on an adjustment to the settlement rate of the purchase contract, as described above under “—Constructive Distributions.” Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the purchase contract exceeds one year. Long-term capital gains of a non-corporate U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Common Stock Acquired under a Purchase Contract

Distributions on Shares of Our Common Stock

As discussed above under “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions with respect to shares of our common stock (other than certain pro rata distributions of common shares), such distributions generally will be included in a U.S. Holder’s gross income as ordinary dividend income to the extent of the U.S. Holder’s share of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent a distribution exceeds current and accumulated earnings and profits, the distribution will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted basis in the shares of our common stock, but not below zero. Any remaining amount will be treated as gain from a sale or exchange of the shares of our common stock.

Dividends paid by us with respect to our common stock generally will be eligible for the preferential tax rates applicable to “qualified dividend income” of non-corporate U.S. Holders provided that the U.S. Holder meets certain holding period requirements. Dividends received by corporate U.S. Holders with respect to our common stock will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Sale, Exchange or Other Taxable Disposition of Shares of Our Common Stock

A U.S. Holder generally will recognize taxable capital gain or loss upon the sale, exchange or other taxable disposition of shares of our common stock in an amount equal to the difference between the amount of cash and the fair market value of any property received upon the disposition and the U.S. Holder’s adjusted tax basis in the shares. Any such capital gain or loss recognized generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares exceeds one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, backup withholding and information reporting requirements may apply to certain payments on the amortizing notes, purchase contracts and shares of our common stock acquired under a purchase contract, and to the receipt of proceeds on the sale or other taxable disposition (including a retirement or redemption) of such instruments. Backup withholding (currently at a rate of 24 percent) may apply if a U.S. Holder fails to furnish its taxpayer identification number, a U.S. Holder fails to certify under penalties of perjury that such taxpayer identification number is correct and that such U.S. Holder is not subject to backup withholding (generally on a properly completed and duly executed IRS Form W-9), the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends, or such U.S. Holder otherwise fails to comply with the applicable requirements of the backup withholding rules.

Certain U.S. Holders generally are not subject to backup withholding and information reporting requirements, provided that their exemptions from backup withholding and information reporting are properly established. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules generally will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to a non-U.S. Holder of Units, amortizing notes, purchase contracts or shares of our common stock that were acquired under a purchase contract.

Amortizing Notes

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “FATCA,” payments to a non-U.S. Holder of principal and interest generally will not be subject to U.S. federal income tax or withholding tax, provided that in the case of interest:

•	such interest is not effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States;

•	such non-U.S. Holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3)(B) of the Code; and

•	either (1) such non-U.S. Holder certifies under penalties of perjury on a properly completed and duly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, that it is not a “United States person” (as defined in the Code), and provides its name, address and U.S. taxpayer identification number (if any); (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and that holds the amortizing notes on behalf of such non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (1) above has been received from the non-U.S. Holder and furnished to the applicable withholding agent a copy thereof; or (3) such non-U.S. Holder holds its amortizing notes directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and such qualified intermediary has entered into a withholding agreement with the IRS and certain other conditions are satisfied.

A non-U.S. Holder that does not qualify for the exemption from withholding described above generally will be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the amortizing notes. A non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the amortizing notes is subject to a reduced rate of U.S. withholding tax or is exempt from U.S. withholding tax. To establish such a reduced rate or exemption from withholding, a non-U.S. Holder generally must provide the applicable withholding agent with a properly completed and duly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, establishing the reduction or exemption from withholding under an applicable income tax treaty and comply with any other applicable procedures. Alternatively, a non-U.S. Holder may be exempt from U.S. withholding tax if it provides the applicable withholding agent with a properly completed and duly executed IRS Form W-8ECI (or appropriate successor form) certifying that interest paid on the amortizing note is not subject to U.S. withholding tax because it is effectively connected with such non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable).

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to and the procedures for establishing benefits under any applicable income tax treaty.

Interest on an amortizing note that is effectively connected with a non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base in the United States of the non-U.S. Holder), generally will be subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to a United States person and will not be subject to the withholding described above. Additionally, a non-U.S. Holder that is a corporation may also be subject to a 30 percent branch profits tax on any effectively connected earnings attributable to the interest unless reduced by treaty.

Purchase Contracts

Acquisition of Shares of Our Common Stock under a Purchase Contract

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “FATCA,” a non-U.S. Holder generally will not be subject to U.S. federal income tax upon the settlement of a purchase contract, provided that in the case of cash received in lieu of a fractional share, a non-U.S. Holder may be subject to U.S. federal income tax on any gain resulting from the receipt of such cash, measured by the difference between the cash received in lieu of the fractional share and the non-U.S. Holder’s tax basis in the fractional share, if any condition described in the bullet points under “—Sale or Other Taxable Dispositions of Units, Amortizing Notes, Purchase Contracts or Shares of Our Common Stock” is satisfied.

Adjustments to the Fixed Settlement Rate of the Purchase Contracts

An adjustment to the fixed settlement rates of a purchase contract that is treated as a taxable constructive distribution (as described above under “—U.S. Holders—Purchase Contracts—Constructive Distributions”) may be subject to dividend withholding or backup withholding as described below under “—Distributions on Shares of Our Common Stock,” “—Information Reporting and Backup Withholding” and “FATCA.”

Because a constructive dividend received by a non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if an applicable withholding agent pays such withholding taxes on behalf of a non-U.S. Holder with respect to such deemed or constructive dividends, the withholding agent may withhold any such withholding tax from any cash to be paid to, or shares of our common stock to be delivered to, the non-U.S. Holder, or set-off such amount against certain other funds or assets belonging to the non-U.S. Holder.

Common Stock Acquired under a Purchase Contract

Distributions on shares of our common stock to non-U.S. Holders generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be subject to withholding as described below. Distributions in excess of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes will be treated as a return of capital to the extent of the non-U.S. Holder’s adjusted tax basis in the shares of our common stock and thereafter as capital gain, subject to the tax treatment described below under “—Sale or Other Taxable Dispositions of Units, Amortizing Notes, Purchase Contracts or Shares of Our Common Stock”

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “FATCA,” U.S. federal withholding tax at a rate of 30 percent (or at a lower rate if an applicable income tax treaty so provides and an applicable withholding agent has received proper certification as to the application of that treaty) generally will apply to the gross amount of dividends paid to a non-U.S. Holder of shares of our common stock.

Dividends paid on our common stock that are effectively connected with a non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base in the United States of the non-U.S. Holder) generally will be subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates generally applicable to a United States person and will not be subject to the withholding described above. Additionally, a non-U.S. Holder that is a corporation may also be subject to a 30 percent branch profits tax on any effectively connected earnings attributable to the dividends unless reduced by treaty.

Generally, to claim the benefit of any applicable treaty or an exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a non-U.S. Holder must provide, before the distributions are made, a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E for treaty benefits, certifying under penalties of perjury that such holder is not a United States person and is eligible for such benefits, or IRS Form W-8ECI for effectively connected income (or appropriate successor form). These forms must be updated periodically. Non-U.S. Holders that qualify for an exemption from or reduced rate under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to and the procedures for establishing benefits under any applicable income tax treaty and the requirements for claiming any such benefits.

Sale or Other Taxable Dispositions of Units, Amortizing Notes, Purchase Contracts or Shares of Our Common Stock

The sale, exchange or other taxable disposition of a Unit will be treated as a sale, exchange or disposition of the purchase contract and amortizing note that constitute such Unit. Subject to the discussion below under “—Information Reporting and Backup Withholding” and “FATCA,” a non-U.S. Holder will generally not be subject to U.S. federal income tax on gain recognized on the disposition of amortizing notes, purchase contracts or shares of our common stock, unless:

•the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of the exchange or disposition and meets certain other conditions;

•the gain is effectively connected with the non-U.S. Holder’s conduct of trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States to which such gains are attributable; or

•in the case of gain from the disposition of the Units, the purchase contracts, or shares of our common stock acquired under a purchase contract, we are or have been a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of shares of our common stock and the period that the non-U.S. Holder held the shares of our common stock.

Even if we are or have been a USRPHC during the specified testing period, as long as our common stock is regularly traded on an established securities market (such as the NYSE) at any time during the calendar year in which the disposition occurs, (i) a non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of shares of our common stock acquired under the purchase contract if the holder does not own or has not owned (actually or constructively) more than five percent of our common stock at any time during the shorter of the two periods mentioned above, and (ii) a non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of the Units or purchase contracts (x) if the Units or the purchase contracts (as applicable) are considered to be regularly traded on an established securities market, and the holder has not held (actually or constructively) more than five percent of the total fair market value of the outstanding Units or purchase contracts (as applicable) at any time during the shorter of the two periods mentioned above, or (y) if the Units or the purchase contracts (as applicable) are not considered to be regularly traded on an established securities market and shares of our common stock continue to be so traded, and on the date such holder originally acquires the Units or the purchase contacts (as applicable) and on any date on which such holder makes subsequent acquisitions of the Units or the purchase contracts, all Units or purchase contracts (as applicable) held (actually or constructively) by such holder after each such acquisition have a fair market value of no more than five percent of the fair market value of our total outstanding common stock on each such acquisition date. Though it is expected that the Units and our common stock will be treated as “regularly traded” on an established securities market, no assurance can be given in this regard. We will not initially apply to list the separate purchase contracts on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts in the future as described under this prospectus supplement. Therefore, it is expected that the purchase contracts will not be treated as “regularly traded” on an established securities market as of the date of this prospectus supplement. However, it is not entirely clear whether purchase contracts could be treated as “regularly traded” on an established securities market by virtue of being a part of the Units that are so treated.

Although there can be no assurances, we believe we are not, and we do not currently anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we are not currently or will not become a USRPHC in the future.

A non-U.S. Holder described in the first bullet point immediately above will be subject to U.S. federal income tax on the non-U.S. Holder’s gains (including gain from such disposition net of applicable United States source losses incurred on sales or exchanges of other capital assets during the year, provided that the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses) at a flat rate of 30 percent (or a lower applicable income tax treaty rate).

If the second or third bullet points above apply, a non-U.S. Holder will be subject to U.S. federal income tax on the gain recognized on the disposition in the same manner in which citizens or residents of the United States would be subject to U.S. federal income tax (or at a lower rate if an applicable income treaty so provides). Additionally, a non-U.S. Holder that is a corporation may also be subject to a 30 percent branch profits tax on effectively connected earnings attributable to the gains described in the second bullet point unless reduced by treaty. Although a 15 percent withholding tax generally applies to gross proceeds from the sale or other taxable disposition of the stock of a USRPHC, the 15 percent withholding tax on gross proceeds generally will not apply to the disposition of shares of our common stock acquired under the purchase contract so long as our common stock is regularly traded on an established securities market (such as the NYSE). However, the exception described in the previous sentence may not apply to certain dispositions of Units or the purchase contracts if the Units or the purchase contracts are not considered regularly traded on an established securities market and the non-U.S. Holder exceeds the ownership limits described in clause (y) above.

Information Reporting and Backup Withholding

Generally, the amount of interest on the amortizing notes, deemed distributions (if any) on a purchase contract and distributions on shares of our common stock to non-U.S. Holders and the amount of tax (if any) withheld with respect to those payments must be reported annually to the IRS and to the non-U.S. Holders. Copies of the information returns reporting such interest, deemed distributions, distributions and withholding may also be made available to the tax authorities in a country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In certain circumstances, a non-U.S. Holder may be subject to information reporting and/or backup withholding tax in connection with payments on the amortizing notes, purchase contracts and shares of our common stock, or on the receipt of proceeds on the sale or other taxable disposition (including a retirement or redemption) of such instruments, unless such non-U.S. Holder certifies its non-U.S. status under penalty of perjury on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, or otherwise establishes and satisfies the requirements of an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. Holder under the backup withholding rules generally will be allowed as a credit against such non-U.S. Holder’s U.S. federal income tax liability and may entitle such non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

FATCA

Under Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance issued thereunder (“FATCA”), a 30 percent withholding tax may be imposed on certain payments made (or deemed made) on, or, subject to the proposed regulations described below, in connection with the proceeds from a sale or disposition (or deemed disposition) of, Units, amortizing notes, purchase contracts or shares of our common stock acquired under the purchase contracts, that are paid to a “foreign financial institution” or a “non-financial foreign entity” unless (1) the non-financial foreign entity provides the applicable payor or financial institution with certain documentation and identifying information relating to its substantial U.S. owners or otherwise certifies that it does not have any substantial U.S. owners, (2) the foreign financial institution enters into an agreement with the Department of Treasury to, among other things, report certain information regarding its accounts with or interests held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, and it establishes its compliance with these rules by providing to the applicable payor or financial institution with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 (or appropriate successor form) or (c) the foreign financial institution or the non-financial foreign entity qualifies for an exemption from these rules and establishes such exemption by providing the applicable payor or financial institution with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 (or appropriate successor form). The rules relating to FATCA described above may be modified by an applicable intergovernmental agreement between the United States and the jurisdiction in which the non-U.S. Holder is resident.

The IRS issued proposed Treasury Regulations that eliminate withholding on payments of gross proceeds. Pursuant to the proposed Treasury Regulations, a withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until the final regulations are issued or the proposed regulations are withdrawn.

We will not pay any additional amounts to non-U.S. Holders in respect of any amounts withheld, including pursuant to FATCA. Non-U.S. Holders are urged to consult their tax advisors regarding how FATCA may apply to the purchase, ownership and disposition of Units, amortizing notes, purchase contracts or shares of our common stock acquired under a purchase contract.

The preceding discussion is not a complete analysis or discussion of all potential tax considerations that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the purchase, ownership and disposition of Units, amortizing notes, purchase contracts or shares of our common stock acquired under the purchase contracts, including tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws.

Certain ERISA Considerations

The following summary regarding certain aspects of the United States Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” and the Code is based on ERISA, the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus. This summary is general in nature and does not address every issue pertaining to ERISA and the Code that may be applicable to us, the Units, the common stock issuable upon settlement of the purchase contracts, the amortizing notes, or a particular investor. Accordingly, each prospective investor, including plan fiduciaries, should consult with his, her or its own advisors or counsel with respect to the advisability of an investment in the Units, and potentially adverse consequences of such investment, including, without limitation, certain ERISA-related issues that affect or may affect the investor with respect to this investment and the possible effects of changes in the applicable laws.

General fiduciary matters

ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA, plans subject to Section 4975 of the Code and entities that are deemed to hold the assets of such plans, each such employee benefit plan, plan or entity, a Plan, and on those persons who are “fiduciaries” with respect to Plans. A fiduciary of a Plan subject to Title I of ERISA should consider whether an investment in the Units, the common stock issuable upon settlement of the purchase contracts, and the amortizing notes, satisfies ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that such a Plan’s investments be made in accordance with the documents governing the Plan.

Prohibited transaction issues

An investor who is considering acquiring the Units with the assets of a Plan must consider whether the acquisition and holding of the Units, the common stock issuable upon settlement of the purchase contracts, and the amortizing notes, will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the Units) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary, or a party related to the fiduciary, receives a fee or other consideration). Such parties in interest or disqualified persons could include, without limitation, the Company, the trustee, the underwriters, and the purchase contract agent or any of their respective affiliates.

ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Such exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption, or PTCE, 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions or any other exemption will be available with respect to the acquisition or holding of the Units, even if the specified conditions are met. Under Section 4975 of the Code, excise taxes or other penalties and liabilities may be imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such). A fiduciary of a Plan that engages in such non-exempt prohibited transactions may also be subject to penalties and liabilities under ERISA and the Code. Furthermore, each person acting on behalf of a Plan that acquires the Units acknowledges that none of us, the trustee, the underwriters, or the purchase contract agent nor any of their respective affiliates has provided or will provide investment advice, or is otherwise acting in a fiduciary capacity, in connection with the acquisition of the Units by any Plan. In addition, each such person acknowledges that the Plan investor’s fiduciary is exercising its own independent judgment in evaluating the acquisition of the Units.

As a general rule, governmental plans, as defined in Section 3(32) of ERISA, or Governmental Plans, church plans, as defined in Section 3(33) of ERISA, that have not made an election under Section 410(d) of the Code, or Church Plans, and non-U.S. plans are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans generally may be invested in the Units without regard to the fiduciary and prohibited transaction considerations under ERISA and Section 4975 of the Code described above. However, Governmental Plans, Church Plans or non-U.S. plans may be subject to other United States federal, state or local laws or non-U.S. laws that regulate their investments, or a Similar Law. A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. plan should make its own determination as to the requirements, if any, under any Similar Law applicable to the acquisition of the Units.

Because of the foregoing, neither the Units or their constituent parts may not be purchased or held by any person investing assets of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by its acceptance of the Units, common stock issued upon settlement of the purchase contracts or amortizing notes, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (1) no portion of the assets used by such purchaser or transferee to acquire or hold the Units, the common stock upon settlement of the purchase contracts or amortizing notes, or any interest therein constitutes assets of any Plan, Governmental Plan, Church Plan or non-U.S. plan or (2) (1) the acquisition, holding and disposition of the Units, common stock issuable upon settlement of the purchase contracts or amortizing notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (2) acknowledge and agree that neither the issuer, underwriters or any of their respective affiliates is, or is undertaking to be, a fiduciary with respect to any Plan, Governmental Plan, Church Plan or non-U.S. plan in connection with such plan’s acquisition, holding or disposition of the Units, common stock issuable upon settlement of the purchase contracts or amortizing notes, as applicable.

Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan, Governmental Plan, Church Plan, or non-U.S. plan purchasers, or at such purchasers generally, and such purchasers of the Units or any of its constituent parts should consult and rely on their own counsel and advisers as to whether such an investment is suitable for the Plan. The sale of any of the Units, common stock issuable upon settlement of the purchase contracts or amortizing notes to any Plan, Governmental Plan, Church Plan or non-U.S. plan is in no respect a representation by us, an underwriter or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such investment is prudent or appropriate for plans generally or any particular plan.

Book-Entry Procedures and Settlement

The Units, the separate purchase contracts and the separate amortizing notes will initially be issued under a book-entry system in the form of global securities. We will register the global securities in the name of The Depository Trust Company, New York, New York, or DTC, or its nominee and will deposit the global securities with that depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the Units, the separate purchase contracts and the separate amortizing notes, as the case may be, upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we, the trustee and the purchase contract agent will treat the depositary as the sole owner or holder of the Units, the separate purchase contracts and the separate amortizing notes, as the case may be. Therefore, except as set forth below, you will not be entitled to have Units, separate purchase contracts or separate amortizing notes registered in your name or to receive physical delivery of certificates representing the Units, the separate purchase contracts or the separate amortizing notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture or the purchase contract agreement, as the case may be. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

As long as the separate amortizing notes are represented by the global securities, we will pay installments on those separate amortizing notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Settlement

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Definitive Securities and Paying Agents

Book-entry securities represented by a global security will be exchanged for definitive (paper) securities only if:

•	the depositary is at any time unwilling or unable to continue as depositary for such security or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days; or

•	an Event of Default with respect to the amortizing notes, or any failure on the part of us to observe or perform any covenant or agreement in the purchase contracts, has occurred and is continuing and a beneficial owner requests that its amortizing notes and/or purchase contracts, as the case may be, be issued in physical, certificated form.

The global security will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive securities are available and notice will be published as described below under “—Notices.” Beneficial owners of book-entry Units, separate purchase contracts or separate amortizing notes, as the case may be, will then be entitled (1) to receive physical delivery in certificated form of definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, equal in aggregate amount of Units, separate purchase contracts or separate amortizing notes, as the case may be, to their beneficial interest and (2) to have the definitive securities registered in their names. Thereafter, the holders of the definitive Units, separate purchase contracts and separate amortizing notes, as the case may be, will be recognized as the “holders” of the Units, separate amortizing notes and separate purchase contracts for purposes of the purchase contract agreement and indenture, respectively.

Each of the purchase contract agreement and indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive security, so long as the applicant furnishes to us and the trustee such security and/or indemnity and such evidence of ownership as we and it may require.

In the event definitive separate amortizing notes are issued, the holders thereof will be able to receive installment payments at the office of our paying agent. The final installment payment of a definitive separate amortizing note may be made only against surrender of the separate amortizing note to one of our paying agents. We also have the option of making installment payments by mailing checks to the registered holders of the separate certificated amortizing notes.

In the event definitive Units, separate purchase contracts or separate amortizing notes are issued, the holders thereof will be able to transfer their securities, in whole or in part, by surrendering such securities for registration of transfer at the office specified in the purchase contract agreement or the indenture, as applicable. A form of such instrument of transfer will be obtainable at the relevant office. Upon surrender, we will execute, and upon receipt of written instructions from us, the purchase contract agent and the trustee will authenticate and deliver, new Units, separate purchase contracts or separate amortizing notes, as the case may be, to the designated transferee in the amount being transferred, and a new security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office, as requested by the owner of such new Units, separate purchase contracts or separate amortizing notes. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held with DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. So long as the amortizing notes are in the form of global securities, any notice will be deemed to have been given on the date given to DTC or the alternative clearing system, as the case may be.

Underwriting

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Deutsche Bank Securities Inc. (“Deutsche Bank Securities”) and Goldman Sachs & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the number of Units indicated below:

Underwriters	Number of Units
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
Barclays Capital Inc.
Citizens Capital Markets, Inc.
Truist Securities, Inc.
Fifth Third Securities, Inc.
Capital One Securities, Inc.
Total:

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the Units subject to their receipt and acceptance of the Units from us, subject to the underwriters' right to reject any order in whole or in part and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Units offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Units offered by this prospectus supplement if any such Units are taken. However, the underwriters are not required to take or pay for the Units covered by the underwriters’ option to purchase additional Units described below.

The underwriters initially propose to offer part of the Units directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $         per Unit under the public offering price. After the initial offering of the Units, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to            additional Units at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Units as the number listed next to the underwriter’s name in the preceding table bears to the total number of Units listed next to the names of all underwriters in the preceding table.

The following table shows the per Unit and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional            Units.

Total
		Per Unit		No Exercise		Full Exercise
Public offering price	$		$		$
Underwriting discounts and commissions to be paid by us	$		$		$
Proceeds, before expenses, to us	$		$		$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $            .. We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $25,000.

We have applied to list the Units on the NYSE under the symbol “BALX”, subject to satisfaction of its minimum listing standards with respect to the Units. If approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described under “Description of the Units—Listing of Securities.” Prior to this offering, there has been no public market for the Units.

Our common stock is listed on the NYSE under the symbol “BALY.”

Our CEO, CFO, directors and Standard General L.P. have agreed that, without the prior written consent of Deutsche Bank Securities on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):

a.	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

b.	file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (other than a registration statement on Form S-8 or Form S-4); or

c.	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Deutsche Bank Securities on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraph to do not apply to:

a.	the sale of the Units to the underwriters and any shares of common stock issued pursuant to the terms of the purchase contracts;

b.	the sale of the shares of common stock to the underwriters in the Common Stock Offering;

c.	the Common Stock Offering shares (1) as a bona fide gift, (2) to a trust for the benefit of the holder or his or her family, (3) by will or other testamentary document or intestate succession, or by operation of law, and (4) to a family member;

d.	(1) the issuance by the Company of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement, and the transfer of shares to satisfy any payment or withholding obligation in connection with the exercise or settlement of any equity awards, and (2) the issuance of compensatory awards of equity-linked securities, options, restricted stock and restricted stock units, in each case pursuant to stock plans described in this prospectus supplement or the documents incorporated by reference herein;

e.	transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares; provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions;

f.	(1) the sale of shares pursuant to any contract, instruction or plan in effect on the date hereof that satisfies the requirements of Rule 10b5-1 under the Exchange Act (or private sales of such shares in lieu thereof in conjunction with a termination of such 10b5-1 plan) and (2) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (a) such plan does not provide for the transfer of common stock during the restricted period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period (for the sake of clarification, any other required regulatory filing will not be deemed voluntary);

g.	the transfer of shares of common stock or any security convertible into common stock by a holder that is corporation, partnership, limited liability company, trust or other business entity, to a corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the under the Securities Act) of the holder, or to any investment fund or other entity that controls or is controlled by, or is under common control with, the holder, or is wholly-owned by the holder or affiliates of the holder (including, for the avoidance of doubt, where the holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership); or

h.	the agreement to issue or issuance of common stock, preferred stock, convertible debt or other equity-linked security in exchange for the assets of, or a majority or controlling portion of the equity of, another entity, and the filing of a registration statement on Form S- 4 or other appropriate form required by the Securities Act, and any amendments thereto in connection therewith, provided, that (a) the aggregate number of securities that the Company may agree to issue or issue pursuant to this clause (i) shall not exceed 15% of the total number of shares of the Company's common stock issued and outstanding immediately following the completion of the transactions contemplated by this prospectus supplement and (b) the recipients of such securities received during the restricted period pursuant to this clause (i) agree in writing with the representative prior to the receipt of such securities not to sell, offer, dispose of or otherwise transfer any such securities during the restricted period without the prior written consent of the representative, provided further, that such 15% limitation in this clause (i) and the requirements of the preceding clause (i)(b) shall not apply to any securities that the Company may issue or agree to issue as consideration for its acquisition of, or in exchange for the common stock of, Gamesys or any other pending acquisition.

Deutsche Bank Securities in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Units. Specifically, the underwriters may sell more Units than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Units available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing Units in the open market. In determining the source of Units to close out a covered short sale, the underwriters will consider, among other things, the open market price of Units compared to the price available under the option. The underwriters may also sell Units in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, Units in the open market to stabilize the price of the Units. These activities may raise or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of the Units. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of Units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In that regard, certain of the underwriters or their respective affiliates are acting as our financial advisors in connection with the Combination and they are or may become agents, arrangers, bookrunners or lenders under Bridge Commitment to fund a portion of the Combination. A portion of the proceeds from this offering and any proceeds from the Common Stock Offering will be used to reduce the Bridge Commitment, and to pay the fees, costs and expenses incurred in connection thereto. As a result, certain of the underwriters or their respective affiliates will receive a portion of the net proceeds from this offering and/or the Common Stock Offering.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This document has been prepared on the basis that any offer of securities in the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This document is not a prospectus for the purposes of the EU Prospectus Regulation.

United Kingdom

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the "UK Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This document has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This document is not a prospectus for the purposes of the UK Prospectus Regulation.

In the UK, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the UK.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Units may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Units may not be circulated or distributed, nor may the Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Units under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Units under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) has been made or will be made with respect to the offering of the shares of common stock.

Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements, and otherwise in compliance with all applicable laws, regulations and guidelines of Japan in effect at the relevant time. The offering of shares of common stock shall be made as a private placement for small number of investors as prescribed under Article 2, Paragraph 3, Item 2, Sub-item C of the FIEA, under which the shares of common stock may be offered to up to 49 offerees in Japan. Subject to the foregoing, the shares of common stock may be offered in Japan to qualified institutional investors (“QIIs”) defined under the FIEA, with the exclusion from the counting of the 49 offerees above. Any QII who acquired the shares of common stock shall not assign such shares to any party other than another QII(s).

Israel

The securities offered by this prospectus supplement and the accompanying prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing this prospectus supplement and the accompanying prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. The Units will not be offered or sold, directly or indirectly, to the public in Israel, except that the underwriter may offer and sell such Units to Israeli investors who qualify, in accordance with the Israeli Securities Law as “qualified investors” (as defined in the First Appendix to the Israeli Securities Law) and completed and signed a questionnaire regarding such qualification and delivered it to the underwriter. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement and the accompanying prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Legal Matters

The validity of the Units offered hereby and certain legal matters in connection with this offering will be passed upon for us by Jones Day. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP.

Experts

The consolidated financial statements of Bally’s Corporation incorporated in this prospectus supplement by reference from the Bally’s Corporation Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Gamesys Group plc as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, incorporated in this prospectus supplement by reference to Bally's Corporation's Current Report on Form 8-K dated April 13, 2021, have been so incorporated in reliance on the report of BDO LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. BDO LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

The financial statements of Columbia Properties Tahoe, LLC d/b/a MontBleu Casino Resort & Spa, as of and for the year ended December 31, 2020 incorporated in this prospectus supplement by reference from the Bally’s Corporation Current Report on Form 8-K dated March 16, 2021 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of IOC – Kansas City, Inc. and Rainbow Casino – Vicksburg Partnership, L.P. at December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, the financial statements of Eldorado Resort Casino Shreveport JTV at December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019, and the financial statements of Columbia Properties Tahoe, LLC at December 31, 2019 and for the year then ended, incorporated by reference in this Prospectus Supplement and Registration Statement of Bally’s Corporation have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference herein, and have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where You Can Find Additional Information

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. This material is available from the SEC’s website at http://www.sec.gov or from our website at www.ballys.com. Information available on our website, other than the reports we file pursuant to the Exchange Act that are incorporated by reference in this prospectus, does not constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for these reports or documents must be made to our investor relations team at 100 Westminster Street, Providence, Rhode Island 02903 or by telephone at (401) 475-8474.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

You should not assume that the information contained in this prospectus and the documents incorporated into this prospectus by reference is correct on any date after their respective dates, even though this prospectus is delivered, or securities are sold, on a later date.

Incorporation by Reference of Certain Documents

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement or any subsequently filed document deemed incorporated by reference or a free writing prospectus prepared by or on behalf of us. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed March 10, 2021;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed April 8, 2021 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Current Reports on Form 8-K filed January 13, 2021, January 22, 2021, January 25, 2021, February 3, 2021, February 8, 2021, February 12, 2021, February 26, 2021, March 16, 2021 and April 13, 2021; and

•	the description of our common stock contained in our Form 8-A filed with the SEC on March 27, 2019, as updated by the description of our common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2020 and including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our audit and compensation committee reports and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Upon request, we will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference in this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in the accompanying prospectus, by writing or telephoning us at the following:

100 Westminster Street,
Providence, Rhode Island 02903
(401) 475-8474

PROSPECTUS

Bally’s Corporation

Common Stock
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
Units
Debt Securities

We may offer and sell from time to time in one or more offerings shares of our common stock, warrants, subscription rights, stock purchase contracts, stock purchase units, units or debt securities. Each time any shares of our common stock, warrants, subscription rights, stock purchase contracts, stock purchase units, units or debt securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus.

This prospectus describes the general manner in which these securities may be offered and sold. We will provide the specific terms of the securities in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus. You should read this prospectus, the related supplements and any incorporated documents carefully before you invest. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We may offer these securities directly to investors, through agents, underwriters or dealers, or through a combination of these methods, on a continued or delayed basis. Each applicable prospectus supplement will provide the terms of the plan of distribution relating to the offering. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Our proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BALY.” On March 17, 2021, the closing sale price of our common stock on NYSE was $72.12 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves risks. See “Risk Factors” BEGINNING on page 2 and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 18, 2021

Table of Contents

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus and the documents we incorporate by reference into this prospectus provide you with a general description of the securities under this shelf registration statement. We may provide a prospectus supplement and may also provide you with a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus, if any, may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus, any applicable accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the headings “ Incorporation of Certain Documents by Reference” and “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable accompanying prospectus supplement or any free writing prospectus prepared by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities in any jurisdiction where an offer or solicitation is not permitted. The information in this prospectus is accurate only as of the date on the front cover. You should not assume that the information contained in this prospectus, including any information incorporated in this prospectus by reference, any applicable accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of these documents, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein includes forward-looking statements within the meaning of the securities laws. Forward-looking statements are statements as to matters that are not historical facts, and include statements about our plans, objectives, expectations and intentions.

Forward-looking statements are not guarantees and are subject to risks and uncertainties. Forward-looking statements are based on our current expectations and assumptions. Although we believe that our expectations and assumptions are reasonable at this time, they should not be regarded as representations that our expectations will be achieved. Actual results may vary materially. Forward-looking statements speak only as of the date of this prospectus and we do not undertake to update or revise them as more information becomes available, except as required by law.

Important factors beyond those that apply to most businesses, some of which are beyond our control, that could cause actual results to differ materially from our expectations and assumptions include, without limitation:

•	uncertainties surrounding the COVID-19 pandemic, including limitations on our operations, increased costs, changes in customer attitudes, impact on our employees and the ongoing impact of COVID-19 on general economic conditions;

•	unexpected costs, difficulties integrating and other events impacting our recently completed and proposed acquisitions and our ability to realize anticipated benefits;

•	risks associated with our rapid growth, including those affecting customer and employee retention, integration and controls;

•	risks associated with the impact of the digitalization of gaming on our casino operations, our expansion into iGaming and sports betting and the highly competitive and rapidly changing aspects of our new interactive businesses generally;

•	the very substantial regulatory restrictions applicable to us, including costs of compliance;

•	restrictions and limitations in agreements to which we are subject, including our debt, could significantly affect our ability to operate our business and our liquidity; and

•	other risks identified in Part I. Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with SEC on March 10, 2021.

The foregoing list of important factors is not exclusive and does not include matters like changes in general economic conditions that affect substantially all gaming businesses.

You should not to place undue reliance on our forward-looking statements.

iii

THE COMPANY

Our objective is to be one of the leading omni-channel gaming and interactive entertainment companies in the United States.

We are already a leading owner and operator of land-based casinos in seven states in the United States:

Property	Location	Type	Built/ Acquired	Gaming Square Footage	Slot Machines	Table Games	Hotel Rooms	Food and Beverage Outlets	Race-book	Sports-book
Twin River Casino Hotel	Lincoln, RI	Casino and Hotel	2007	168,072	4,067	114	136	21	Yes	Yes
Hard Rock Biloxi	Biloxi, MS	Casino and Resort	2007	50,984	983	55	479	18	No	Yes
Tiverton Casino Hotel	Tiverton, RI	Casino and Hotel	2018	33,840	1,000	32	83	7	Yes	Yes
Dover Downs Hotel and Casino	Dover, DE	Casino, Hotel and Raceway	2019	84,075	2,060	37	500	14	Yes	Yes
Black Hawk Casinos(1)	Black Hawk, CO	3 Casinos	Multiple	34,632	570	33	—	8	No	Yes
Casino KC	Kansas City, MO	Casino	2020	39,788	848	17	—	3	No	No
Casino Vicksburg	Vicksburg, MS	Casino and Hotel	2020	32,608	499	8	89	4	No	Yes
Bally’s Atlantic City	Atlantic City, NJ	Casino and Hotel	2020	83,569	1,481	93	1,214	10	No	Yes
Eldorado Resort Casino Shreveport	Shreveport, LA	Casino and Hotel	2020	49,916	1,382	54	403	6	No	No

___________________________

(1)	Includes the Golden Gates, Golden Gulch and Mardi Gras casinos.

We acquired the rights to the name “Bally’s” in 2020 as part of our strategy to become the leading U.S. full-service sports betting/iGaming company with physical casinos and online gaming solutions united under a single, prominent brand. We took other key steps to build our iGaming and sports betting business in the past year, including:

•	entering into a strategic partnership with Sinclair Broadcast Group to leverage the Bally’s brand and combine our sports betting technology with Sinclair’s expansive natural footprint, which includes 188 local TV stations, 19 regional sports networks, the STIRR streaming service, the Tennis Channel and five stadium digital TV and internet sports networks;

•	signing definitive agreements to acquire Bet.Works, a sports betting platform provider to operators in Colorado, New Jersey, Indiana and Iowa, and Monkey Knife Fight, the third-largest fantasy sports platform in North America. and

•	acquiring SportCaller, a leading B2B free-to-play game provider, in early 2021.

We are a Delaware corporation with our global headquarters in Providence, Rhode Island.

RISK FACTORS

In considering whether or not to purchase our securities, you should carefully consider the risks described under “Risk Factors” in any prospectus supplement and in the documents we incorporate by reference in this prospectus and any prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities described in this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and important provisions of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). Our Certificate of Incorporation and our Bylaws govern the rights of our stockholders. For information on how to obtain a copy of our Certificate of Incorporation and our Bylaws, see “Where You Can Find Additional Information.”

The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the complete text of our Certificate of Incorporation and our Bylaws, and by provisions of applicable law.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Dividend Rights

Dividends may be declared by our board of directors from time to time.

Voting Rights

Each share of common stock is entitled to one vote. At each stockholders meeting, all matters will be decided by a majority of the votes (except with respect to the election of directors, who are elected by a plurality of the votes) cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon with a quorum being present (except in cases where a greater number of votes is required by law, our Certificate of Incorporation or our Bylaws).

Other Rights

Our common stock has no preemptive rights or no cumulative voting rights and there are no redemption, sinking fund or conversion provisions in our Certificate of Incorporation or our Bylaws.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by the entity or person.

Anti-takeover Effects of Certain Provisions of our Certificate of Incorporation and our Bylaws

In addition to regulatory requirements applicable to us and the ownership of our shares and some provisions of the DGCL, our Certificate of Incorporation and our Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals and Director Qualification Requirements

Our Bylaws establish advance notice procedures with respect to stockholder proposals, other than proposals made by or at the direction of our board of directors. Proper notice must be timely, in proper written form, and must set forth certain details of the nomination or proposal. The Chairman of the meeting may determine that a nomination or proposal was defective and should be disregarded. In addition, our Bylaws provide that no person may serve as a member of our board of directors, or be elected or nominated for such a position, unless, at the time of such service, election or nomination, such person has been licensed by applicable regulatory authorities. Together, these provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Classified Board of Directors

Our Certificate of Incorporation provides that our board of directors is divided into three classes, each of which will hold office for a three-year term.

Calling Special Stockholder Meetings

Our Bylaws provide that special meetings of our stockholders may be called only by the Chairman of our board of directors, by a majority of the whole board or by holders of our common stock who hold at least 20% of the outstanding common stock entitled to vote generally in the election of directors.

Removal of Directors

Our Bylaws state that any director or the entire board of directors may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election of directors.

Limitation on Financial Interest

Our Certificate of Incorporation and Bylaws provide that we may not permit any person or entities to acquire a direct or indirect entity or economic interest in us equal to or greater than 5% of any class of equity or economic interests without the approval of the relevant gaming authorities (subject to certain specified exceptions). Any transfer of shares of our common stock that results in a person acquiring more than such 5% threshold shall not be recognized until the relevant gaming authorities have consented to such transfer. Our Certificate of Incorporation also provides that an additional license or consent from the gaming authorities is required for ownership equal to or greater than 20% of any class of our equity interests. In addition, our Bylaws also include limitations and restrictions on ownership of common stock relating to regulatory requirements and licenses, including restrictions on transfers that would violate applicable gaming laws and repurchase rights in the event that stockholders are determined to be unsuitable to hold our common shares. Our Bylaws impose additional restrictions to ensure compliance with relevant gaming and regulatory requirements including our ability to withhold dividend payments and redeem or purchase a holder’s common stock if a gaming authority or the Board of Directors determines the holder to be an “unsuitable person” as defined in certain gaming laws.

Limitation of Liability of Officers and Directors; Indemnification

Our Certificate of Incorporation states that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived any improper personal benefit. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting the declaration of certain dividends, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. If the DGCL is amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of a corporation’s directors for breach of fiduciary duty, then our directors will not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of our Certificate of Incorporation by our stockholders will not adversely affect any right or protection of our directors existing at the time of such repeal or modification. We have also entered into agreements to indemnify our directors and officers, as well as our employees and agents, to the fullest extent permitted or required by Delaware law. To the extent the indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be granted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Choice of Forum

Our Bylaws state that unless the board of directors consents in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (3) an action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws (as any of the foregoing may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware).

The exclusive forum selection provided by our bylaws does not limit the scope of exclusive federal or concurrent jurisdiction for actions brought under federal securities laws. For example, Section 27 of the Exchange Act of 1934, as amended (the “Exchange Act”) creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and as such, the exclusive forum selection discussed above would not apply to such suits. Furthermore, Section 22 of the Securities Act provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive forum selection discussed above would not apply to such suits.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “BALY.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or debt securities. Each warrant will entitle the holder to purchase for cash the amount of common stock, or units at the exercise price stated or determinable in a prospectus supplement for the warrants. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent or purchaser.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. These terms will include some or all of the following:

•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the subscription rights that we may offer under an applicable prospectus. While the terms we have summarized below will apply generally to any subscription rights that we may offer, we will describe the particular terms of any subscription rights in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any subscription rights offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not described in this prospectus at the time of its effectiveness.

We may issue subscription rights to purchase our common stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for our common stock upon the exercise of the subscription rights;
•	the number of subscription rights to be issued to each stockholder;
•	the number of shares and terms of our common stock which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement into which we may enter in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates. We may fix the price per share of common stock and the number of shares of common stock at the time the stock purchase contracts are issued or by reference to a specific formula set forth in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of units, which we refer to as “stock purchase units,” consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. The applicable prospectus supplement will also describe material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination (but not securities of third parties) as specified in a related prospectus supplement or a free writing prospectus. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find Additional Information.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will be issued under an indenture, as it may be amended and supplemented from time to time. We have summarized select portions of the indenture below. The summary is not complete, and is qualified in its entirety by reference to the indenture. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indenture.

General

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our senior, direct, unsecured obligations and, as such, will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness. The debt securities will be effectively subordinated to (1) all existing and future indebtedness or other liabilities of our subsidiaries and (2) all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

The applicable prospectus supplement will set forth, among other things:

•	the title of the debt securities;
•	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the debt securities is payable;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity,
•	commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date, and the basis of computation of interest if other than on the basis of a 360-day year consisting of twelve 30-day months;
•	the place or places where the principal of, premium and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•	the forms of the debt securities in fully registered form (and whether the debt securities will be issuable as global securities);
•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;
•	whether the debt securities may be exchangeable for and/or convertible into shares of our common stock or any other security;
•	any provisions relating to any security provided for the debt securities, and any subordination in right of payment, if any, of the debt securities;
•	any addition to or change in the events of default and acceleration provisions described under “—Events of Default” below and in the indenture with respect to the debt securities;
•	any addition to or change in the covenants described in this “Description of Debt Securities” or in the indenture with respect to the debt securities;
•	any other terms of the debt securities (which may modify or delete any provision of the indenture insofar as it applies to such debt securities); and
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities if other than those appointed in the indenture.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or
•	register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We will initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the applicable prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;
•	be deposited with the trustee as custodian for the depositary or its nominee; and
•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;
•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or
•	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owned and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to physical delivery of certificated debt securities; and
•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the applicable prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the applicable prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property laws, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:

•	either (1) the transaction is a merger or consolidation and we are the surviving entity or (2) the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity and the successor or transferee assumes our obligations under the debt securities and the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;
•	immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and
•	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of any such transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture, and (except in the case of a lease) when such successor or transferee duly assumes all of our obligations under the debt securities and the indenture, we will be relieved from all such obligations.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;
•	default in the payment of principal of, or premium on, any debt security of that series;
•	default in the performance or breach of any other covenant or warranty by us in the indenture or any board resolution, supplemental indenture or officer’s certificate with respect to such series (other than a covenant or warranty that has been included in the indenture or board resolution, supplemental indenture or officer’s certificate solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain events of bankruptcy, insolvency or reorganization of our company; and
•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if (1) the rescission and annulment would not conflict with any judgment or decree already rendered, (2) if all events of default with respect to that series, other than the non-payment of principal, interest or premium, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture and (3) if the Company has paid or deposited with the trustee a sum sufficient to pay (a) any overdue interest on the debt securities of that series, (b) the principal amount of the debt securities of that series (except the principal, interest or premium that has become due solely because of the acceleration) and (c) to the extent lawful and applicable, interest on overdue installments of interest at the rate specified in the debt securities of that series.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security and/or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security and/or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

•	cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained therein, or to conform the provisions of the indenture to this “Description of Debt Securities” or a description of the debt securities contained in the applicable prospectus supplement, as evidenced by an officer’s certificate;
•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	provide for the assumption of our obligations by a successor, in the case of a merger or consolidation, or transferee, in the case of a sale, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, and our discharge upon such assumption, as applicable, provided that the requirements described under “—Consolidation, Merger and Sale of Assets” are complied with;
•	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the rights under the indenture of any holder in any material respect;
•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;
•	provide for the issuance of and establish the form and terms and conditions of additional debt securities as permitted by the indenture;
•	add guarantees with respect to the debt securities or to provide security for the debt securities; or
•	evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture as would be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

•	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;
•	reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including defaulted interest, on any debt security;
•	waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities, except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration;
•	make the principal of or premium, if any or interest on any debt security payable in currency other than that stated in the debt securities;
•	change any place of payment where the debt securities or interest thereon is payable;
•	make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of or premium, interest, if any, on the debt securities and to institute suit for the enforcement of any such payments;
•	make any change in the amendment and waiver provisions listed above; or
•	reduce the percentage in principal amount of any debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the indenture or to waive any past defaults.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (1) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (2) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance.

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and
•	delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•	through agents;
•	to or through underwriters;
•	through brokers or dealers;
•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through market maker or into an existing trading market, on an exchange or otherwise;
•	directly by us to purchasers, including through a specific bidding, auction or other process;
•	through a combination of any of these methods of sale; or
•	we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The applicable prospectus supplement will contain the terms of the transaction, including the method of distribution of the securities offered, the proceeds we will receive from the sale, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale, at negotiated prices or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on NYSE, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on NYSE, in the over-the-counter market or otherwise. The underwriters or agents, as the case may be, are not required to engage in these activities and, if they engage in any of these activities, may end any of these activities at any time without notice.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement. To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Jones Day.

EXPERTS

The consolidated financial statements of Bally’s Corporation incorporated in this prospectus by reference from the Bally’s Corporation Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Columbia Properties Tahoe, LLC d/b/a MontBleu Casino Resort & Spa, as of and for the year ended December 31, 2020 incorporated in this prospectus by reference from the Bally’s Corporation Current Report on Form 8-K dated March 16, 2021 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of IOC – Kansas City, Inc. and Rainbow Casino – Vicksburg Partnership, L.P. at December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019; the financial statements of Eldorado Resort Casino Shreveport JTV at December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019; and the financial statements of Columbia Properties Tahoe, LLC d/b/a MontBleu Casino Resort & Spa at December 31, 2019 and for the year then ended; each incorporated by reference in this prospectus and Registration Statement of Bally's Corporation have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference herein, and have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or a free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K). These documents contain important information about us and our finances.

We incorporate by reference in this prospectus the following documents or information filed or to be filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed March 10, 2021;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed April 6, 2020 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2019;
•	our Current Reports on Form 8-K filed January 13, 2021, January 22, 2021, January 25, 2021, February 3, 2021, February 8, 2021, February 12, 2021, February 26, 2021 and March 16, 2021; and
•	the description of our common stock contained in our Form 8-A filed with the SEC on March 27, 2019, as updated by the description of our common stock contained in Exhibit 4.5 to the Form 10-K and including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. This material is available from the SEC’s website at http://www.sec.gov or from our website at www.ballys.com. Information available on our website, other than the reports we file pursuant to the Exchange Act that are incorporated by reference in this prospectus, does not constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request at no cost to the requester, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Requests for these reports or documents must be made to our investor relations team at 100 Westminster Street, Providence, Rhode Island 02903 or by telephone at (401) 475-8474.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

You should not assume that the information contained in this prospectus and the documents incorporated into this prospectus by reference is correct on any date after their respective dates, even though this prospectus is delivered, or securities are sold, on a later date.

Bally’s Corporation 5,000,000 % Tangible Equity Units

Joint Book-Running Managers

Deutsche Bank Securities	Goldman Sachs & Co. LLC	Barclays

Bookrunners

Citizens Capital Markets	Truist Securities	Fifth Third Securities	Capital One Securities